 Filed pursuant to Rule 424(b)(2)
 File No. 333-284781
PROSPECTUS SUPPLEMENT
(to Prospectus dated March 19, 2025)
$50,000,000
Runway Growth Finance Corp.
7.00% Notes due 2029
We are a specialty finance company focused on providing senior secured loans to high growth-potential companies in technology, healthcare, business services, financial services, select consumer services and products and other high-growth industries. We invest in senior secured first lien loans and other senior debt obligations and may on occasion invest in senior secured second lien loans. We have and expect to continue to acquire warrants and other equity securities from portfolio companies in connection with our investments in loans to these companies. Our investment objective is to maximize our total return to our stockholders primarily through current income on our loan portfolio, and secondarily through capital gains on our warrants and other equity positions.
We are a closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We have elected to be treated, and intend to qualify annually, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes. As a BDC and a RIC, we are required to comply with certain regulatory requirements.
We are offering $50,000,000 in aggregate principal amount of 7.00% notes due 2029 (the “Notes”). The Notes will mature on December 1, 2029. We will pay interest on the Notes semi-annually on June 1 and December 1 of each year, beginning on December 1, 2026. We may redeem the Notes in whole or in part at any time or from time to time, at the redemption price set forth under the section titled “Description of the Notes — Optional Redemption” in this prospectus supplement. In addition, holders of the Notes can require us to repurchase some or all of the Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date, upon the occurrence of a Change of Control Repurchase Event (as defined herein). The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Notes will be our direct unsecured obligations and rank equal in right of payment with all outstanding and future unsecured, unsubordinated indebtedness issued by us. Because the Notes will not be secured by any of our assets, they will be effectively subordinated to all of our existing and future secured indebtedness (or any indebtedness that is initially unsecured as to which we subsequently grant a security interest) to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries because the Notes will be obligations exclusively of Runway Growth Finance Corp. and not of any of our subsidiaries.
We do not intend to list the Notes on any securities exchange or automated dealer quotation system.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”). As a result, we are subject to reduced public company reporting requirements and intend to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.
Investing in our securities is highly speculative and involves a high degree of risk, and you could lose your entire investment if any of the risks occur. Before buying any Notes, you should read the material risks described in the “Supplementary Risk Factors” section beginning on page S-14 of this prospectus supplement and “Risk Factors” beginning on page 18 of the accompanying prospectus and in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q as well as any of our subsequent SEC filings incorporated by reference herein. The individual securities in which we invest will not be rated by any rating agency. If they were, they would be rated as below investment grade or “junk.” Indebtedness of below investment grade quality has predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.
This prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain important information you should know before investing in the Notes, including information about risks. Please read these documents before you invest and retain them for future reference. Additional information about us, including our annual, quarterly and current reports and proxy statements, has been filed with the Securities and Exchange Commission (the “SEC”), and can be accessed free of charge at its website at www.sec.gov. We maintain a website at https://investors.runwaygrowth.com and make all of the foregoing information available, free of charge, on or through our website. This information is also available free of charge by contacting us in writing at 205 N. Michigan Ave., Suite 4200, Chicago, IL 60601, calling us at (312) 698-6902 or visiting our corporate website located at https://investors.runwaygrowth.com. The SEC also maintains a website at http://www.sec.gov that contains such information.
Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Note	Total
Public offering price(1)	98.859%	$49,429,500
Underwriting discount (sales load)	1.50%	$750,000
Proceeds to us, before expenses(2)	97.359%	$48,679,500

(1)
The public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from May 29, 2026 and must be paid by the purchaser if the Notes are delivered after May 29, 2026.

(2)
Before deducting expenses payable by us related to this offering, estimated at $265,000.

The underwriters are offering the Notes as set forth in “Underwriting.” Delivery of the Notes in book-entry form through The Depository Trust Company (“DTC”) will be made on or about May 29, 2026.

Sole Book-Running Manager
Oppenheimer & Co.
Co-Manager
BC Partners Securities

The date of this prospectus supplement is May 27, 2026.

ABOUT THIS PROSPECTUS SUPPLEMENT
You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, or any other information which we have referred you. Neither we nor the underwriters have authorized any other person to provide you with different information from that contained in this prospectus supplement, the accompanying prospectus and in any free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus, or any free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, any Notes by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, and any free writing prospectus is complete and accurate only as of their respective dates, regardless of the time of their delivery or sale of the Notes. Our business, financial condition, results of operations and prospects may have changed since that date.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and the Notes and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus, the information in this prospectus supplement shall control.
You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Available Information” before investing in the Notes.

Prospectus Supplement
Prospectus

S-i

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights some of the information included elsewhere, or incorporated by reference, in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all the information that you may want to consider before making any investment decision regarding the Notes offered hereby. To understand the terms of the Notes offered hereby before making any investment decision, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, and any free writing prospectus related to the offering of Notes, including “Supplementary Risk Factors,” “Risk Factors,” “Available Information,” “Incorporation by Reference,” and “Use of Proceeds” and the financial statements contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Together, these documents describe the specific terms of the Notes we are offering. Throughout this prospectus we refer to Runway Growth Finance Corp. as “we,” “us,” “our” or the “Company,” and to “Runway Growth Capital LLC,” our investment adviser, as “Runway Growth Capital” or the “Adviser” or “RGC.”
Runway Growth Finance Corp.
We are a specialty finance company focused on providing senior secured loans to high growth-potential companies in technology, healthcare, business services, financial services, select consumer services and products and other high-growth industries. Our goal is to create significant value for our stockholders and the entrepreneurs we support by providing high growth-potential companies with hybrid debt and equity financing that is more flexible than traditional credit and less dilutive than equity. Our investment objective is to maximize our total return to our stockholders primarily through current income on our loan portfolio, and secondarily through capital gains on our warrants and other equity positions. We are managed by Runway Growth Capital, an experienced provider of growth financing for dynamic, late- and growth-stage companies. As of March 31, 2026, we had an investment portfolio of $886.3 million at fair value, and a net asset value of $438.2 million.
We are structured as an externally managed, non-diversified closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We have also elected to be treated, and intend to qualify annually, as a regulated investment company (“RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. See “Material United States Federal Income Tax Consequences.”
Our Adviser
We are externally managed by RGC. RGC was formed in 2015 to pursue an investment strategy focused on providing growth financing for dynamic, late- and growth-stage companies. David Spreng, Chief Executive Officer and President, formed RGC following a more than 25-year career in venture capital investing and lending. RGC has 26 employees across three offices in the United States, including 14 investment professionals focused on origination, underwriting, and managing our investment portfolio. RGC consistently demonstrates a credit-first culture while maintaining what they believe is an admirable reputation among borrowers for industry knowledge, creativity, and understanding of the challenges often faced by late- and growth-stage companies.
In January 2025, RGC was acquired by a private investment fund advised by BC Partners Advisors L.P. (“BC Partners Credit”) and Mount Logan Capital Inc. (“MLCI”), an affiliate of BC Partners Credit. BC Partners Credit was launched in February 2017, with a focus on identifying attractive credit opportunities in any market environment, often in complex market segments. The platform leverages the broader firm’s deep industry and operating resources to provide flexible financing solutions to middle-market companies across the business services, industrials, healthcare and other select sectors. MLCI is an alternative asset management and insurance solutions company that is focused on public and private debt securities in the North American market and the reinsurance of annuity products, primarily through its wholly owned subsidiaries Mount Logan Management LLC and Ability Insurance Company, respectively. MLCI also actively sources, evaluates, underwrites, manages, monitors and primarily invests in loans, debt securities, and other credit-oriented instruments that present attractive risk-adjusted returns and present low risk of principal impairment through the credit cycle.

RGC is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “Advisers Act”). Subject to the overall supervision of our board of directors (the “Board”), our Adviser manages our day-to-day operations and provides us with investment advisory services pursuant to the third amended and restated investment advisory agreement, dated January 30, 2025 (the “Advisory Agreement”). Pursuant to the Advisory Agreement, we pay RGC a fee for its investment advisory and management services consisting of two components: a base management fee and an incentive fee. The cost of the base management fee and incentive fee are each borne by our stockholders. For more information, see “Management and Other Agreements” in the accompanying Prospectus.
Our Portfolio
As of March 31, 2026, we had investments in 56 companies, representing 23 companies in which we held a combination of debt and equity investments, nine companies in which we held debt investments only, 23 companies in which we held equity investments only, and one company in which we held equity interests only. As of March 31, 2026, our debt investment portfolio had an aggregate fair value of approximately $829.6 million and our equity portfolio had an aggregate fair value of approximately $56.7 million.
As of March 31, 2026, approximately $822.9 million, or 99.2%, of our debt investment portfolio at fair value consisted of first lien senior secured loans, and approximately $6.7 million, or 0.8%, of our debt investment portfolio at fair value consisted of second lien senior secured loans. The debt investments in our portfolio are generally not rated by any rating agency. If the individual debt investments in our portfolio were rated, they would generally be rated below “investment grade.” Securities rated below investment grade are often referred to as “high yield” securities and “junk bonds,” and are considered “high risk” and speculative in nature compared to debt instruments that are rated investment grade.
As of March 31, 2026, we had a total of $179.2 million in unfunded commitments, which was comprised of $156.3 million to provide debt financing to our portfolio companies and $22.8 million in unfunded commitments to provide equity financing to Runway-Cadma I LLC, a joint venture entity established with Cadma Capital Partners LLC, pursuant to a joint venture agreement dated March 6, 2024. We believe that our available cash balances and availability under our Credit Agreement with KeyBank National Association (as amended, the “Credit Facility”) provide sufficient funds to cover our unfunded commitments as of March 31, 2026.
For the three months ended March 31, 2026, our debt investment portfolio had a dollar-weighted annualized yield of 14.2%. We calculate the yield on dollar-weighted debt investments for any period measured as (1) total related investment income during the period divided by (2) the daily average of the fair value of debt investments outstanding during the period, including any debt investments on non-accrual status. As of March 31, 2026, our debt investments had a dollar-weighted average term of 53 months at origination and a dollar-weighted average remaining term of 29 months, or approximately 2.4 years. As of March 31, 2026, substantially all of our debt investments had a committed principal amount of between $2.0 million and $68.5 million and pay cash interest at annual interest rates of between 6.3% and 14.7%.
The following table shows our dollar-weighted annualized yield by investment type for the three months ended March 31, 2026 and 2025:
	Fair Value(1)		Cost(2)
	Three Months Ended March 31,		Three Months Ended March 31,
	2026	2025	2026	2025
Investment type:
Debt investments	14.22%	15.44%	13.80%	15.15%
Equity interest	4.84%	1.85%	3.40%	1.46%
All investments	13.50%	14.48%	12.73%	13.97%

(1)
We calculate the dollar-weighted annualized yield on average investment type for any period as (a) total related investment income during the period divided by (b) the daily average of the fair value of the investment type outstanding during the period, including any investments on non-accrual status. The dollar-weighted annualized yield represents the portfolio yield and will be higher than what investors will realize because it does not reflect our expenses or any sales load paid by investors.

(2)
We calculate the dollar-weighted annualized yield on average investment type for any period as (a) total related investment income during the period divided by (b) the daily average of the investment type outstanding during the period, at amortized cost, including any investments on non-accrual status. The dollar-weighted annualized yield represents the portfolio yield and will be higher than what investors will realize because it does not reflect our expenses or any sales load paid by investors.

Investment Strategy and Approach
Our investment objective is to maximize our total return to our stockholders primarily through current income on our loan portfolio and secondarily through capital gains on our warrants and other equity positions. We invest in senior secured first lien loans and other senior debt obligations and may on occasion invest in senior secured second lien loans. We have and expect to continue to acquire warrants and other equity securities from portfolio companies in connection with our investments in loans to these companies.
We focus on lending to high growth-potential companies in technology, healthcare, business services, financial services, select consumer services and products and other high-growth industries.
We originate our investments through two strategies: Sponsored Growth Lending and Non-Sponsored Growth Lending. In addition to our core strategies of providing Sponsored Growth Lending and Non-Sponsored Growth Lending, we may also opportunistically participate in the secondary markets for investments that are consistent with our broader investment strategy.
We view acquisitions as a complement to, rather than a substitute for, organic growth. We remain committed to investing in our core business while simultaneously pursuing acquisitions that we believe will enhance our competitive position and our long-term growth.
We seek to construct a balanced portfolio with diversification among sponsored and non-sponsored transactions, diversification among sponsors within the Sponsored Growth Lending strategy, diversification among industry, geography, and stage of development, all contributing to a favorable risk adjusted return for the portfolio viewed as a whole. Borrowers tend to use the proceeds of our financings to invest in sales and marketing, expand capacity of the overall business or refinance existing debt. Certain of the loans in which we may invest or obtain exposure to through our investments may be deemed “covenant-lite” loans, which means the loans contain fewer or no maintenance covenants compared to other loans and do not include terms which allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. See “Risk Factors — Risks Related to our Investments — We may be subject to risks associated with our investments in covenant-lite loans” in our most recent Annual Report on Form 10-K.
Sponsored Growth Lending.   Our Sponsored Growth Lending strategy generally includes loans to late- and growth-stage companies that are already backed by established venture capital and private equity firms. Our Sponsored Growth Lending strategy typically includes the receipt of warrants and/or other equity from these venture-backed companies.
We believe that our Sponsored Growth Lending strategy is particularly attractive because the loans we make typically have higher investment yields relative to lending to larger, more mature companies and usually include additional equity upside potential. We believe our Sponsored Growth Lending strategy:
•
provides us access to many high-quality companies backed by top-tier venture capital and private equity investors;

•
delivers consistent returns through double-digit loan yields; and

•
often offers us the ability to participate in equity upside of portfolio companies through the acquisition of warrants or success fees.

Non-Sponsored Growth Lending.   Our Non-Sponsored Growth Lending strategy generally includes loans to late- and growth-stage, private companies that are funded directly by entrepreneurs and founders, or companies that no longer require institutional equity investment (which may selectively include publicly traded companies). We refer to these target borrowers as “non-sponsored growth companies.”
Generally, financing available to these non-sponsored growth companies is predicated on the underlying value of the business’s assets in an orderly liquidation scenario and/or the entrepreneur’s own personal financial resources. These options frequently provide insufficient capital to fund growth plans and do not consider the underlying enterprise value of the business, which may be substantial relative to the value of tangible assets deployed in the business. We are frequently the only senior lender to non-sponsored growth companies and evaluate business fundamentals, the commitment of the entrepreneur and secondary sources of repayment in our underwriting approach.
Market Opportunity
We believe that the market environment is favorable for us to continue to pursue an investment strategy primarily focused on late-stage and high-growth companies in technology, healthcare, business services, financial services, and select consumer services and products in other high-growth industries.
Focus on Innovative Companies Across a Variety of High-Growth Industries
Diversified high growth-potential industries:   We target companies active in industries that support high growth potential. Our Sponsored Growth Lending strategy is focused on the largest industry sectors where venture capital investors are active, primarily technology, healthcare, business services, financial services, and select consumer services and products in other high-growth industries. These sectors’ continued growth is supported mostly by ongoing innovation and performance improvements in specific products as well as the adoption of innovative technologies and services across virtually all industries in response to competitive pressures. Term debt has been a loan product used by many of the largest, most successful venture-backed companies.
Sponsored and Non-Sponsored Growth Lending Represents an Attractive Source of Funding
Sponsored Growth Lending:   An attractive market opportunity exists for a lender that invests in secured loans to late- and growth-stage companies that have not yet achieved profitability, but oftentimes have sustainable cash flow positive operations. Sponsored Growth Lending provides an attractive source of funds for venture-backed companies, their management teams, and their equity capital investors, as it:
•
is typically less dilutive and complements equity financing from venture capital and private equity funds;

•
often extends the time period during which a company can operate before seeking additional equity capital or pursuing a sale transaction or other liquidity event; and

•
generally allows companies to better match cash sources with uses.

Non-Sponsored Growth Lending:   An attractive market opportunity exists for a lender that invests in secured loans to late and growth stage companies that have reached profitability and need long-term growth capital but do not want the challenges that come with selling equity to venture capital or private equity firms. Non-Sponsored Growth Lending often provides all or some of the following benefits to our borrowers:
•
access to growth capital without the requirement to take on institutional-size investments that may exceed the company’s capital requirements;

•
tax deductible interest payments;

•
no significant operational involvement;

•
no personal guarantees;

•
very modest dilution, if any; and

•
no loss of managerial control or forced redemption.

Large and Growing Market for Debt Financing to Venture Capital-Backed Companies
Healthy, stable venture environment:   Approximately 14,716 companies received venture capital financing in 2025, according to the Pitchbook-NVCA Venture Monitor, a quarterly report published jointly by NVCA and Pitchbook on venture capital activity (“Pitchbook-NVCA”). Despite the broader economic challenges of 2025, we anticipate that the market for borrowers will gradually improve over the coming quarters. The venture debt lending market, as defined in the Q4 2025 Pitchbook-NVCA Venture Monitor, is estimated at $62.4 billion, or roughly 18.4% of total U.S. venture capital deal value.
Growing pool of target companies:   The time from initial venture capital investment to transaction exit of such investment, either by an initial public offering or merger and acquisition transaction, compressed slightly over the last couple of years, but increased slightly in 2025 to an average of 6.2 years. According to the Q4 2025 Pitchbook-NVCA Venture Monitor, in 2025, the median number of years from initial venture investment to initial public offering of a U.S. venture capital-backed company was 7.4 years, and the median number of years from initial venture investment to merger and acquisition transaction was 4.7 years. Exit transactions are a small proportion of companies financed by venture capital each year. As a result, the pool of target companies has grown larger with increased demand for private capital.
Highly Fragmented, Underserved Market with High Barriers to Entry
Unfulfilled demand and limited competition:   Many viable venture-backed companies have been unable to obtain sufficient growth financing from traditional lenders, such as commercial banks or asset-based finance companies, because traditional lenders normally underwrite to tangible asset values and/or operating cash flows. If such firms do provide financing, their loans normally contain financial performance covenants stipulating tangible asset coverages or setting standards of operating performance that do not apply to our target companies. Because sponsored growth lending and non-sponsored growth lending require specialized underwriting and investment structures that fit the distinct characteristics of venture-backed companies and non-sponsored growth companies, more traditional lending approaches largely do not apply to these companies. We also believe that our relationship-based approach to investing helps us to assess and manage investment risks and determine appropriate pricing for our debt investments in portfolio companies.
Competitive Advantages
We believe we are well positioned to address the market for growth lending in a manner that will result in a competitive advantage over other established sponsored growth lenders. We believe our competitive strengths and key differentiators include:
Experienced, Proven Management Team Supported by a Deep Bench of Dedicated Investment Professionals.   RGC’s executive team, with an average of more than 35 years of experience, and our senior investment professionals, including origination and underwriting, with an average of 21 years of experience, have developed a disciplined and repeatable approach to investing and managing investments in high-growth potential businesses. We believe that the experience, relationships and disciplined investment and risk management processes of RGC’s investment professionals are a competitive advantage for us.
Our President and Chief Executive Officer, David Spreng, who is also the founder, Chief Executive Officer and Chief Investment Officer of RGC, has a unique combination of experience as a senior executive of a $20 billion asset management firm and over 30 years as a venture capital equity and debt investor. Mr. Spreng has been a leader in applying risk management processes to investing in equity and debt of small, fast-growing, private companies. Our Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary, Thomas Raterman, has more than 30 years of corporate finance, investment banking, private equity and financial executive management experience with rapidly growing entrepreneurial companies.
RGC has a broad team of professionals focused on every aspect of the investment lifecycle. RGC has origination, underwriting and portfolio monitoring teams that manage and oversee the investment process from identification of investment opportunity through negotiations of final term sheet and investment in a portfolio company, followed by active portfolio monitoring. The team members serving investment management and oversight functions have significant operating experience and are not associated with origination functions to avoid any biased views of performance. This structure helps originators focus on identifying investment opportunities while other team members continue building relationships with our portfolio companies. This team of experienced professionals is also complemented by our access to the teams of investment professionals at BC Partners Credit and across BC Partners LLP’s (“BC Partners”) integrated platform.
Access to BC Partners Credit Platform.   We believe that access to BC Partners Credit and BC Partners’ credit investment platform (the “BC Partners Credit Platform”) provides us with a strong competitive advantage. The BC Partners Credit Platform functions as an integrated business within the BC Partners organization, utilizing and benefiting from BC Partners’ existing infrastructure and other platforms, including its private equity investment platform. We believe that the BC Partners Credit Platform is synergistic and complementary to our business and will enable us to leverage its deal flow and sector knowledge, creating attractive new investment opportunities. BC Partners Credit’s ability to leverage scale and enhance sourcing capabilities throughout the credit cycle is anticipated to be supported by the resources and expertise available to it from its integration within the broader BC Partners organization, which allows BC Partners Credit to leverage a team of investment professionals across BC Partners’ private equity and other platforms, including operations teams, to which we have access.
Provide Capital to Robust, High-Growth Venture-backed Companies.   We believe we are favorably positioned within the venture lending ecosystem, targeting primarily growth focused technology and healthcare companies. We believe the technology and healthcare industries are among the most attractive industries within the venture lending space, primarily representing large, addressable markets with strong and consistent growth. According to the Q1 2026 Pitchbook-NVCA Venture Monitor and Pitchbook-NVCA industry classifications, venture capital deal volume in the technology industry totaled approximately $295.0 billion in 2025, representing a 15.6% CAGR from 2015 to 2025. Venture capital deal volume in the life sciences industry totaled approximately $37.7 billion in 2025, representing a 9.2% CAGR from 2015 to 2025. We believe companies within these industries can often be characterized as having asset-light business models, attractive recurring revenue streams and strong growth trajectories.
We invest across industries to diversify risk and deliver more stable returns. The investment professionals at RGC have extensive experience investing in the industries on which we focus, including technology, healthcare, business services, financial services, and select consumer services and products in other high-growth industries. Our ability to invest across diverse industries is supported by our Sponsored Growth Lending strategy and relationships with leading venture firms, who are generally industry experts in the areas in which they invest. We are able to leverage our relationships across equity providers, lenders, and advisers to source deals within the venture industry.
We believe we are able to access opportunities to finance companies that are both backed by venture capital sponsors as well as through direct lead generation and other relationships. While many growth lenders focus solely on sponsored lending, we believe we are differentiated in our approach by offering both sponsored growth lending and non-sponsored growth lending that are secured by the assets of many of the most dynamic, innovative and fastest growing companies in the United States.
Robust, Disciplined Investment Process and Credit Analysis.   RGC’s senior investment professionals draw upon their substantial experience, including operating, lending, venture capital and growth investing, to manage the underwriting investment process. Credit analysis, which is a fundamental part of our investment process, is driven by our credit-first philosophy and utilizes the core competencies the team has developed. A strong assessment of underwriting transactions often enables development of structure and pricing terms to win deals and produce strong returns for risks taken versus other lenders that take a more formulaic approach to the business.
We believe the focused and disciplined approach that RGC applies to our lending strategy enables us to deliver strong, consistent returns to our investors. As of March 31, 2026, our debt portfolio is 99.2% first lien senior secured loans. Of our $3.3 billion total commitments since inception, our cumulative gross loss rate as a percentage of total commitments since inception is 0.88%, and our net losses as a percentage of total commitments since inception is 0.56%. At the point of origination, our current portfolio companies have raised on average $154.2 million of equity proceeds relative to our average commitment size of $32.8 million. To achieve this, we do not follow an “index” strategy or a narrowly focused approach, and we do not lend only to those companies that are backed by a specific set of sponsors. We believe that careful selection among many opportunities will yield the optimal portfolio results within both sponsored and non-sponsored lending opportunities — although we do expect the sponsored segment to represent the majority of the portfolio for the foreseeable future.
We maintain rigorous underwriting, monitoring and risk management processes across our portfolio, which is underpinned by our two main lending principles: first, the ability to price risk; and second, the ability to measure and track enterprise value. Our investment process differs from many of our competitors in that we have a dedicated credit team, separate from the origination team that manages the underwriting process. Unlike many of our competitors, we underwrite the company and the loan separately and spend significant time analyzing the enterprise value of the company and potential upside from the equity component of the transaction.
Proprietary Risk Analytics and Return Optimization.   Over the past 20 years, RGC’s senior investment professionals have iterated upon and built out an extensive due diligence process, which has resulted in the proprietary risk analysis used today. Mr. Spreng has overseen the development of a risk management model that helps to identify, analyze and mitigate risk within individual portfolio companies in the venture capital space. The model utilized by us today examines a consistent set of more than 30 quantitative and qualitative variables in four main risk areas (market, technology, management and financing) to generate a composite risk ranking for each portfolio company.
Flexible, Opportunity-Specific Pricing and Structure.   RGC’s comprehensive analysis assesses all factors and does not rely on any one criterion above or more than others. For example, we do not seek to provide financing to every early-stage company backed by top-tier venture firms, but only to those companies that, in our opinion, possess the most favorable risk and return characteristics for our investments. We seek to understand the attractiveness of each opportunity on its own merits. The quality of the venture investors involved is important, but it is only one component of our decision-making process. Within our Non-Sponsored Growth Lending strategy, we expect that many companies will have positive earnings before interest expense, income tax expenses, depreciation and amortization but have been unable to access sufficient capital to fund current growth opportunities. We believe that gaining a comprehensive picture of an opportunity based on RGC’s defined assessment factors allows us to be more flexible, to identify price and structure inefficiencies in the debt market, better support our portfolio companies, and to maximize loan and warrant returns while minimizing losses. In our Sponsored Growth Lending and Non-Sponsored Growth Lending strategies, we target our loan to be less than 25% of enterprise value at inception.
Strong Reputation and Deep Relationships.   RGC’s senior investment professionals enjoy reputations as innovative thought leaders, ingrained in the fabric of the venture community. RGC’s senior investment professionals have been active in venture capital investing, private lending, growth equity investing, corporate finance, and investment banking for more than two decades, and are viewed as trustworthy partners to both management and venture investors as well as entrepreneurs. Our investment professionals’ experience has often encouraged private companies to work with a lender that can manage challenges and deviations from plans that often arise in developing companies.
RGC’s senior investment professionals also have established a network of relationships over two decades with various venture capital firms, venture banks, institutional investors, entrepreneurs and other venture capital market participants, which has allowed RGC to develop a variety of channels for investment originations and referrals. These investment professionals maintain ongoing dialogue with a number of venture capital firms across the country, leverage a suite of technologies to identify potential borrowers and often seek to be the first contact for new investment opportunities.
Company Information
Our corporate headquarters are located at 205 N. Michigan Ave., Suite 4200, Chicago, IL 60601, and our telephone number is (312) 698-6902. Our corporate website is located at https://investors.runwaygrowth.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.

Recent Developments
Distributions
On May 5, 2026, our Board of Directors declared a quarterly distribution of $0.33 per share for our stockholders of record as of May 18, 2026, payable on or before June 2, 2026.
Recent Portfolio Activity
From March 31, 2026 through May 22, 2026, we funded $56.4 million in unfunded commitments on existing investments.
Repurchase Program
On May 5, 2026, our Board of Directors approved a share repurchase program (the “New Repurchase Program”), under which we may repurchase up to $15.0 million of our outstanding shares of common stock. Under the New Repurchase Program, purchases may be made at management’s discretion from time to time in open-market transactions, in accordance with all applicable securities laws and regulations. If not renewed, the New Repurchase Program will terminate upon the earlier of (i) May 7, 2027 or (ii) the repurchase of $15.0 million of our outstanding shares of common stock.
Retirement and Appointment of Certain Officers
The Company
On May 5, 2026, Thomas B. Raterman notified our Board of Directors that he would retire from his positions as our Chief Operating Officer, Chief Financial Officer, Treasurer and Corporate Secretary effective as of the close of business on June 30, 2026, at which time he will become Vice Chairman of RGC. In that role, he will focus on strategic initiatives that include portfolio optimization, platform-level mergers and acquisitions, capital markets transactions, and capital formation. Mr. Raterman will also continue to serve as a member of the investment committee of RGC.
On May 5, 2026, our Board of Directors elected Carmela Thomson to serve as our Chief Financial Officer, Treasurer and Corporate Secretary effective as of the close of business on June 30, 2026.
The Investment Adviser
Effective as of April 6, 2026, David Spreng, our Chief Executive Officer and President, returned to his role as Chief Investment Officer of RGC in place of Greg Greifeld. Mr. Greifeld will depart from RGC effective as of May 31, 2026.
In connection with the Merger (as defined below), John David Tamas became a managing director of healthcare and life sciences investing at RGC.
Effective as of April 30, 2026, Avisha Khubani was promoted to Chief Credit Officer at RGC.
Master Note Purchase Agreement
The Master Note Purchase Agreement, dated April 7, 2025, under which our April 2028 Notes (as defined herein) were issued, requires that if any of David Spreng, Thomas Raterman or Greg Greifeld ceases to be involved in our operations, we must, within 120 days, obtain a successor who is reasonably acceptable to the Required Holders (as defined therein). We are currently seeking acceptance by the Required Holders of Mr. Spreng as the successor and replacement for Mr. Greifeld, effective immediately, in connection with Mr. Greifeld’s departure from RGC effective as of May 31, 2026.
SWK Acquisition
On April 6, 2026, we completed our previously announced acquisition of SWK Holdings Corporation, a Delaware corporation (“SWK”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 9, 2025, by and among us, SWK, RWAY Portfolio Holding Corp., a Delaware corporation and a direct wholly-owned subsidiary of ours (“Intermediary Sub”), RWAY Portfolio

Corp., a Delaware corporation and a wholly-owned subsidiary of Intermediary Sub (“Acquisition Sub”) and RGC. Pursuant to the Merger Agreement, SWK first merged with and into Acquisition Sub, with Acquisition Sub as the surviving company (the “First Merger”). Following the effectiveness of the First Merger, Acquisition Sub merged with and into Intermediary Sub, with Intermediary Sub as the surviving company (the “Second Merger”). Following the effectiveness of the Second Merger, Intermediary Sub merged with and into us, with us as the surviving company (the “Third Merger” and, together with the First Merger and the Second Merger, the “Mergers”).
In accordance with the terms of the Merger Agreement, at the effective time of the First Merger, each outstanding share of common stock, par value $0.001 per share, of SWK (“SWK Common Stock”) was converted into the right to receive (i) either (A) 1.7264 shares of our common stock, par value $0.01 per share (“Company Common Stock”), or (B) $20.59 in cash (based on the election of the holder thereof in accordance with the terms of the Merger Agreement (and subject to the proration as provided therein)) plus (ii) $0.74 in cash, which represents a pro rata share of the guaranteed cash payment paid by the Adviser. As a result, we issued an aggregate of 6,330,509 shares of Company Common Stock to SWK’s former stockholders. No fractional shares were issued in the First Merger and the value of any fractional shares of Company Common Stock that a former holder of SWK Common Stock would otherwise be entitled to receive was paid in cash.
Third Supplemental Indenture for the SWK 2027 Notes
On April 6, 2026, we entered into a third supplemental indenture (the “Third Supplemental Indenture”) by and between us and Wilmington Trust, National Association (the “SWK Notes Trustee”), effective as of the closing of the Merger. The Third Supplemental Indenture relates to our assumption of $33.0 million in aggregate principal amount of SWK’s 9.00% Senior Notes due 2027 (the “SWK 2027 Notes”).
Pursuant to the Third Supplemental Indenture, we expressly assumed the obligations of SWK for the due and punctual payment of the principal of, and premium, if any, and interest on all the SWK 2027 Notes, and the due and punctual performance and observance of all of the covenants and conditions of the indenture, dated October 3, 2023 (the “Base Indenture”), by and between SWK and the SWK Notes Trustee, as amended by the First Supplemental Indenture, dated as of October 3, 2023 and the Second Supplemental Indenture dated as of April 6, 2026.

THE OFFERING
This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus that is attached to the back of this prospectus supplement. This section outlines the specific legal and financial terms of the Notes. You should read this section together with the section titled “Description of the Notes” and the more general description of our debt securities in the accompanying prospectus under the heading “Description of Our Debt Securities” before investing in the Notes.
Issuer
Runway Growth Finance Corp.
Title of the Securities
7.00% Notes due 2029
Aggregate Principal Amount
Offered
$50,000,000
Initial Public Offering Price
98.859% of the aggregate principal amount of the Notes.
Principal Payable at Maturity
100% of the aggregate principal amount. The outstanding principal amount of the Notes will be payable on the stated maturity date at the office of the trustee, paying agent, and security registrar for the Notes or at such other office as we may designate.
No Established Trading Market
The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange or automated dealer quotation system.
Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.
Interest Rate
7.00%
Rating
The Company intends to obtain a rating on the Notes from a nationally recognized statistical rating organization within 90 days of the Trade Date
Day Count Basis
360-day year of twelve 30-day months
Maturity Date
December 1, 2029
Interest Payment Dates
Interest will accrue from May 29, 2026 and will be payable semi-annually in arrears on June 1 and December 1 of each year beginning on December 1, 2026. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.
Specified Currency
U.S. Dollar
Ranking
The Notes will be our direct unsecured obligations and will rank:
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pari passu with our current and future unsecured, unsubordinated indebtedness, including the 7.50% Notes due 2027 (the “July 2027 Notes”), the SWK 2027 Notes, the 7.51% Series 2025A Senior Notes due 2028 (the “April 2028 Notes”) and the 7.25% Notes due 2031 (the “February 2031 Notes”);

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senior to any series of preferred stock that we may issue in the future;

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senior to any of our future indebtedness that expressly provides it is subordinated to the Notes;

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effectively subordinated to all our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness; and

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structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries, financing vehicles or similar facilities, including debt outstanding under our Credit Facility.

As of May 21, 2026, our total indebtedness was approximately $693.5 million, $410.0 million of which was secured indebtedness under our Credit Facility. After giving effect to the issuance of the Notes, assuming no repayment of amounts owed under our Credit Facility, our total indebtedness would have been approximately $743.5 million aggregate principal amount outstanding as of May 21, 2026.
Denominations
We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof
Optional Redemption
Prior to June 1, 2029 (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 50 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest.
Sinking Fund
The Notes will not be subject to any sinking fund.
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs prior to maturity, unless we have exercised our right to redeem the Notes in full, holders will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
Defeasance
The Notes are subject to legal and covenant defeasance by us.
Form of Notes
The Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. Except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations which are participants in DTC.
Trustee, Paying Agent and Security Registrar
U.S. Bank Trust Company, National Association
Other Covenants
We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from incurring additional indebtedness, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings.
We agree that, for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(B) as modified by (i) Section 61(a)(2) of the 1940 Act or any successor provisions and after giving effect to any exemptive relief granted to us by the SEC and (ii) the two other exceptions set forth below. These provisions would generally prohibit us from declaring any cash dividend or distribution upon any class of our capital stock, or purchasing any such capital stock if our asset coverage, as defined in the 1940 Act, were below 150% at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution, or purchase. Under the covenant, we will be permitted to declare a cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, but only up to such amount as is necessary for us to maintain our status as a RIC under subchapter M of the Code. Furthermore, the covenant will not be triggered unless and until such time as our asset coverage has not been in compliance with the minimum asset coverage required by Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions (after giving effect to any exemptive relief granted to us by the SEC) for more than six consecutive months.
If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the Trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable U.S. generally accepted accounting principles.
Events of Default
If an event of default on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to the conditions set forth in the indenture governing the Notes.

Use of Proceeds
We estimate that the net proceeds from the sale of the Notes in this offering will be approximately $48.4 million, after deducting the underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds from this offering to repay outstanding indebtedness under our Credit Facility and for our general corporate purposes. See the “Use of Proceeds” section of this prospectus supplement.
Governing Law
The Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.
Risk Factors
See “Supplementary Risk Factors” section in this prospectus supplement and “Risk Factors” in the accompanying prospectus, our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q for a discussion of risks you should carefully consider before deciding to invest in the Notes.

SUPPLEMENTARY RISK FACTORS
Investing in the Notes involves a number of significant risks. You should carefully consider the risks described below, together with all of the risks and uncertainties described in the section titled “Risk Factors” in the accompanying prospectus, our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, as well as in subsequent filings with the SEC, which are or will be incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, and other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or not presently deemed material by us, may also impair our operations and performance. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. If that happens, our net asset value and the trading price of our securities could decline and you may lose all or part of your investment. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement.
The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness we have currently incurred or may incur in the future.
The Notes will not be secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes are effectively subordinated to any secured indebtedness we or our subsidiaries have currently incurred or may incur in the future (or any indebtedness that is initially unsecured to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. As of May 21, 2026, our total indebtedness was approximately $693.5 million, $410.0 million of which was secured.
The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.
The Notes are obligations exclusively of Runway Growth Finance Corp., and not of any of our subsidiaries, including any subsidiaries we may acquire or create in the future. Our only current subsidiary is not a guarantor of the Notes, and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. The assets of such subsidiaries are not directly available to satisfy the claims of our creditors, including the holders of the Notes.
Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims are effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiary and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise.
In addition, our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Notes.
The indenture under which the Notes will be issued contains limited protection for holders of the Notes.
The indenture under which the Notes will be issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have a material adverse impact on investments in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:
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issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC;

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pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;

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sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

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enter into transactions with affiliates;

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create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

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make investments; or

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create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, except for the obligation to offer to repurchase the Notes upon a Change of Control Repurchase Event described in this prospectus supplement, the indenture does not require us to offer to repurchase the Notes in connection with a change of control or any other event. Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity.
Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for holders of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.
Certain of our current debt instruments include more protections for their holders than the indenture and the Notes. In addition, other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.
The optional redemption provision may materially adversely affect your return on the Notes.
The Notes are redeemable in whole or in part at any time or from time to time at our sole option. We may choose to redeem the Notes at times when prevailing interest rates are lower than the interest rate paid on the Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the Notes being redeemed.
We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.
We may not be able to repurchase the Notes upon a Change of Control Repurchase Event because we may not have sufficient funds. Upon a Change of Control Repurchase Event, holders of the Notes may require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. Our failure to purchase such tendered Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the indenture governing the Notes and a cross-default under the agreements governing certain of our other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If a Change of Control Repurchase Event were to occur, we may not have sufficient funds to repay any such accelerated indebtedness and/or to make the required repurchase of the Notes. See “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus supplement for additional information.
Our credit ratings may not reflect all risks of an investment in the Notes.
Our credit ratings are an assessment by third parties of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. Our credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors discussed above on the market value of or trading market for the Notes.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.
Any default under the agreements governing our indebtedness, including a default under the Credit Facility, the July 2027 Notes, the SWK 2027 Notes, April 2028 Notes, the February 2031 Notes or other indebtedness to which we may be a party that is not waived by the required lenders or holders thereunder, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under either of the Credit Facility or other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders under the Credit Facility, or from the holders of the July 2027 Notes, the SWK 2027 Notes, the April 2028 Notes, the February 2031 Notes or other debt that we may incur in the future to avoid being in default. If we breach our covenants under any of the Credit Facility, the July 2027 Notes, the SWK 2027 Notes, the April 2028 Notes, the February 2031 Notes or other debt and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders. If this occurs, we would be in default and our lenders or debt holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations, including the lenders under the Credit Facility, could proceed against the collateral securing the debt. Because the Credit Facility has, and any future debt will likely have, customary cross-default provisions, if the indebtedness thereunder or under any future indebtedness is accelerated, we may be unable to repay or finance the amounts due.
Our shares of common stock have traded at a discount from net asset value and may do so in the future, which could limit our ability to raise additional equity capital.
Shares of closed-end investment companies frequently trade at a market price that is less than the net asset value that is attributable to those shares. This characteristic of closed-end investment companies is separate and distinct from the risk that our net asset value per share may decline. It is not possible to predict whether shares of our common stock will trade at, above or below net asset value. In addition, in recent periods, shares of BDCs as an industry traded below net asset value. When our common stock is trading below its net asset value per share, we will generally not be able to issue additional shares of our common stock at its market price without first obtaining approval for such issuance from our stockholders and our independent directors. We do not have stockholder approval to sell shares of our common stock at a price below our net asset value per share.

FATCA withholding may apply to payments to certain foreign entities.
Payments made under the Notes to a foreign financial institution, or “FFI,” or non-financial foreign entity, or “NFFE” (including such an institution or entity acting as an intermediary), may be subject to a U.S. withholding tax of 30% under U.S. Foreign Account Tax Compliance Act provisions of the Code (commonly referred to as “FATCA”). This withholding tax may apply to payments of interest on the Notes as well unless the FFI or NFFE complies with certain information reporting, withholding, identification, certification and related requirements imposed by FATCA. Depending upon the status of a holder and the status of an intermediary through which any Notes are held, the holder could be subject to this 30% withholding tax in respect of any interest paid or deemed paid on the Notes. You should consult your own tax advisors regarding FATCA and how it may affect your investment in the Notes. See “Material United States Federal Income Tax Consequences — Taxation of Note Holders — FATCA Withholding on Payments to Certain Foreign Entities” in this prospectus supplement for more information.
There is no active trading market for the Notes. If an active trading market does not develop for the Notes, you may not be able to sell them.
The Notes are a new issue of debt securities for which there currently is no trading market. We do not intend to list the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. If the Notes are traded after their initial issuance, they may trade at a discount to their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, our financial condition, performance and prospects, general economic conditions. Although certain of the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so and may discontinue any market-making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop or be maintained for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The following discussion should be read in conjunction with our financial statements and related notes and other financial information included or incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus relating to this offering of the Notes. In addition to historical information, the information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering of the Notes may contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information due to the factors described in the section titled “Supplementary Risk Factors” in this prospectus supplement and the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus relating to this offering and certain other factors noted throughout or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. We undertake no obligation to revise or update any forward-looking statements but advise you to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
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changes in political, economic or industry conditions, trade policies, restrictions and tariffs, the interest rate environment or conditions affecting the financial and capital markets;

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an economic downturn or recession, as well as the impairment or failure of financial institutions on both a domestic and global scale, could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;

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such an economic downturn could disproportionately impact the companies that we intend to target for investment, potentially causing us to experience a decrease in investment opportunities and diminished demand for capital from these companies;

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a contraction of available credit and/or an inability to access the equity markets that could impair our lending and investment activities;

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interest rate volatility that could adversely affect our results, particularly to the extent that we use leverage as part of our investment strategy;

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the impact of changes in interest and inflation rates on our business prospects and the prospects of our portfolio companies;

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our future operating results;

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our business prospects and the prospects of our portfolio companies;

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our contractual arrangements and relationships with third parties;

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the ability of our portfolio companies to achieve their objectives;

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competition with other entities and our affiliates for investment opportunities;

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the speculative and illiquid nature of our investments;

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the use of borrowed money to finance a portion of our investments;

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the adequacy of our financing sources and working capital;

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the loss of key personnel and members of our management team;

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the timing of cash flows, if any, from the operations of our portfolio companies;

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the ability of our external investment adviser, RGC, to locate suitable investments for us and to monitor and administer our investments;

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the ability of RGC to attract and retain highly talented professionals;

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our ability to qualify and maintain our qualification as a RIC under subchapter M of the Code, and as a BDC;

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the occurrence of a disaster, such as a cyber-attack against us or against a third party that has access to our data or networks, a natural catastrophe, an industrial accident, failure of our disaster-recovery systems, or consequential employee error;

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the effect of legal, tax and regulatory changes;

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our ability to realize the anticipated benefits of the Mergers;

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the effects of disruption on our business from the Mergers;

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the combined company’s plans, expectations, objectives and intentions as a result of the Mergers;

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the risk that stockholder litigation in connection with the Mergers may result in significant costs of defense and liability; and

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other risks, uncertainties and other factors previously identified elsewhere in this prospectus.

You should not place undue reliance on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. In addition to other information included or incorporated by reference in this prospectus supplement, please read carefully the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q, as well as the section titled “Special Note Regarding Forward-Looking Statements” in the accompanying prospectus, before making any investment in the Notes.
This prospectus supplement, the accompanying prospectus and other statements that we may make, may contain forward-looking statements with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “plan,” “potential,” “project,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.
Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and we assume no duty to and do not undertake to update forward-looking statements. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act, or Section 21E of the Exchange Act. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. You should understand that, under Sections 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with any offering of securities pursuant to this prospectus supplement, the accompanying prospectus or in periodic reports we file under the Exchange Act.

USE OF PROCEEDS
We estimate that net proceeds we will receive from the sale of the Notes in this offering will be approximately $48.4 million, based on the underwriters purchasing the Notes from us at 97.359% of the aggregate principal amount and after deducting estimated offering expenses of approximately $265,000 (including certain expenses of the underwriters that we will reimburse the underwriters for) payable by us.
We intend to use the net proceeds from this offering to repay outstanding indebtedness under our Credit Facility and for our general corporate purposes.
As of May 21, 2026, we had $550.0 million in total commitments available and $410.0 million aggregate principal amount outstanding under the Credit Facility. The availability period under the Credit Facility expires on March 18, 2028 and is followed by a one-year amortization period. The stated maturity date under the Credit Facility is March 18, 2029, unless extended. Borrowings under the Credit Facility bear interest on a per annum rate equal to the adjusted term Secured Overnight Financing Rate plus an applicable margin rate that ranges from 2.95% to 3.35% per annum depending on our leverage ratio and number of eligible loans in the collateral pool. The Credit Facility provides for a variable advance rate of up to 65% on eligible term loans. We also pay an unused commitment fee that ranges from 0.25% to 1.00% per annum based on the total unused lender commitments under the Credit Facility. The Credit Facility is collateralized by all eligible investment assets held by us.
We may reborrow under the Credit Facility to make investments in accordance with our investment objective and investment strategy described in this prospectus supplement and the accompanying prospectus, to pay our operating expenses and other cash obligations, and for general corporate purposes, including the repayment of outstanding indebtedness.

CAPITALIZATION
The following table sets forth:
•
our actual capitalization as of March 31, 2026; and

•
our capitalization on an as-adjusted basis giving effect to the sale of $50,000,000 aggregate principal amount of Notes in this offering purchased from us by the underwriters and after deducting the underwriting discounts and commissions and estimated offering expenses of approximately $265,000 payable by us and the application of the net proceeds as discussed in more detail under “Use of Proceeds” in this prospectus supplement.

This table should be read in conjunction with “Use of Proceeds” included in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our most recent financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of March 31, 2026(1)
(unaudited)	Actual	As Adjusted(2)
Assets
Investments, at fair value	$886,346	$886,346
Cash and cash equivalents	2,312	2,312
Interest and fees receivable	8,540	8,540
Deferred financing costs	3,895	3,895
Other assets	3,833	3,833
Total assets	$904,926	$904,926
Liabilities
Debt
Credit Facility	$180,000	$131,585
July 2027 Notes	40,250	40,250
April 2028 Notes	107,000	107,000
February 2031 Notes	103,250	103,250
Notes offered hereby, net	—	48,415
Unamortized deferred financing costs	(3,556)	(3,556)
Total debt, less unamortized deferred financing costs	426,944	426,944
Incentive fees payable	14,851	14,851
Interest payable	7,199	7,199
Foreign currency forward contracts	176	176
Secured borrowings	14,759	14,759
Accrued expenses and other liabilities	2,769	2,769
Total liabilities	$466,698	$466,698
Net Assets
Common stock, $0.01 par value; 100,000,000 shares authorized; 36,134,037 shares outstanding	$361	$361
Additional paid-in capital	534,238	534,238
Accumulated undistributed (overdistributed) earnings	(96,371)	(96,371)
Total net assets	$438,228	$438,228
Net asset value per share	12.13	12.13

(1)
In thousands, except share and per share data.

(2)
Does not reflect the impact of the Mergers, pursuant to which the Company (i) issued 6,330,509 shares of its common stock and (ii) acquired approximately $268.1 million of assets and assumed $34.0 million in liabilities, including $33.0 million aggregate principal amount of the SWK 2027 Notes from SWK on April 6, 2026. The value of such assets acquired and such liabilities assumed are subject to finalization of the Company’s purchase accounting procedures and therefore are subject to change.

DESCRIPTION OF THE NOTES
This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement. This description supplements, and to the extent inconsistent therewith, replaces the descriptions of the general terms and provisions contained in “Description of our Debt Securities” in the accompanying prospectus.
The Notes will be issued under a base indenture, dated as of July 28, 2022, and the fourth supplemental indenture thereto, to be entered into between us and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture (as defined below) and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. As used in this section, all references to “Indenture” mean the indenture as supplemented by the fourth supplemental indenture, and all references to “we,” “our” and “us” mean Runway Growth Finance Corp., a Maryland corporation, exclusive of our subsidiaries, unless we specify otherwise.
Because this section is a summary, it does not describe every aspect of the Notes and the Indenture. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of Notes. For example, in this section, we use capitalized words to signify terms that are specifically defined in the Indenture. Some of the definitions are repeated in this prospectus supplement, but for the rest you will need to read the Indenture. You may obtain a copy of the Indenture from us without charge. See “Available Information” in the accompanying prospectus.
General
The Notes:
•
will be issued in an initial principal amount of $50,000,000;

•
will mature on December 1, 2029, unless redeemed prior to maturity;

•
will bear cash interest from May 29, 2026, at an annual rate of 7.00% payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2026;

•
will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•
will be redeemable at our option as described in this prospectus supplement under “— Optional Redemption”; and

•
will be subject to repurchase by us at the option of the holders following a Change of Control Repurchase Event at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase.

The Notes will be our direct unsecured obligations and will rank:
•
pari passu with current and future unsecured unsubordinated indebtedness, including the July 2027 Notes, SWK 2027 Notes, April 2028 Notes and February 2031 Notes;

•
senior to any series of preferred stock that we may issue in the future;

•
senior to any of our future indebtedness that expressly provides it is subordinated to the Notes;

•
effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness, including debt outstanding under our Credit Facility; and

•
structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries, financing vehicles or similar facilities, including debt outstanding under our Credit Facility.

As of May 21, 2026, our total indebtedness was approximately $693.5 million, $410.0 million of which was secured. After giving effect to the issuance of the Notes, assuming no repayment of indebtedness with the use of proceeds from this offering, our total indebtedness would have been approximately $743.5 million aggregate principal amount outstanding as of May 21, 2026.
Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the Notes or to make any funds available for payment on the Notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on the earnings or financial condition of all of the foregoing and are subject to various business considerations. As a result, we may be unable to gain significant, if any, access to the cash flow or assets of our subsidiaries.
The Indenture does not limit the amount of debt (secured and unsecured) that we and our subsidiaries may incur or our ability to pay dividends, sell assets, enter into transactions with affiliates or make investments. In addition, the Indenture does not contain any provisions that would necessarily protect holders of Notes if we become involved in a highly leveraged transaction, reorganization, merger or other similar transaction that adversely affects us or them.
The Notes will be issued in fully registered form only, without coupons, in minimum denominations of $2,000 and integral multiples thereof in denominations of $1,000. The Notes will be represented by one or more global notes deposited with or on behalf of DTC, or a nominee thereof. Except as otherwise provided in the Indenture, the Notes will be registered in the name of that depositary or its nominee, and you will not receive certificates for the Notes. We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.
We are permitted, under specified conditions, to issue multiple classes of indebtedness if our asset coverage, as defined in the 1940 Act, is at least equal to 150% immediately after each such issuance. We may also borrow amounts up to 5% of the value of our total assets for temporary purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors — Risks Relating to Our Business and Structure — Regulations governing our operation as a BDC affect our ability to raise additional capital and the way in which we do so. As a BDC, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage” in our most recent Annual Report on Form 10-K.
Interest Provisions Related to the Notes
Interest on the Notes will accrue at the rate of 7.00% per annum and will be payable semi-annually on each June 1 and December 1, commencing on December 1, 2026. The initial interest period will be the period from and including the original issue date to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be. We will pay interest to those persons who were holders of record of such Notes on the first day of the month during which each interest payment date occurs: each May 15 and November 15, commencing November 15, 2026.
Interest on the Notes will accrue from the date of original issuance and will be computed on the basis of a 360-day year comprised of twelve 30-day months. We will not provide a sinking fund for the Notes.
Interest payments will be made only on a business day, defined in the Indenture as each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City, Chicago or the place of payment are authorized or required by law or executive order to close. If any interest payment is due on a non-business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the Indenture as if they were made on the original due date. Such payment will not result in a default under the Notes or the Indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

The Trustee will have no obligation to calculate or verify the calculation of the accrued and unpaid interest or any premium payable on the Notes.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their Notes.
Optional Redemption
Prior to the Par Call Date, we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 50 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest.
For purposes of calculating the redemption price in connection with the redemption of the Notes, on any redemption date, the following terms have the meanings set forth below:
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields-one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life-and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
You may be prevented from exchanging or transferring the Notes when they are subject to redemption. In case any Notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such Note, you will receive, without a charge, a new Note or Notes of authorized denominations representing the principal amount of your remaining unredeemed Notes.
Any exercise of our option to redeem the Notes will be done in compliance with the 1940 Act, to the extent applicable.
Other than as described under “— Offer to Repurchase Upon a Change of Control Repurchase Event,” holders will not have the option to have the Notes repaid prior to the stated maturity date.
Certain Covenants
In addition to standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities surrendered for payment, payment of taxes and related matters, the following covenants apply to the Notes.
Reporting
We have agreed to provide to holders of the Notes and the Trustee (if at any time when Notes are outstanding we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC) our audited annual financial statements within 90 days of our fiscal year end and unaudited interim financial statements within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles.
1940 Act Compliance
We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from incurring additional indebtedness, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings.
Dividends on our Common Stock
We agree that, for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(B) as modified by (i) Section 61(a)(2) of the 1940 Act or any successor provisions and after giving effect to any exemptive relief granted to us by the SEC and (ii) the exceptions described in this paragraph. These provisions would generally prohibit us from declaring any cash dividend or distribution upon any class of our capital stock, or purchasing any such capital stock if our asset coverage, as defined in the 1940 Act, were below 150% at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution, or purchase. Under the covenant, we will be permitted to declare a cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, but only up to such amount as is necessary for us to maintain our status as a RIC under subchapter M of the Code. Furthermore, the covenant will not be triggered unless and until such time as our asset coverage has not been in compliance with the minimum asset coverage required by Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions (after giving effect to any exemptive relief granted to us by the SEC) for more than six consecutive months.
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of the Change of Control, we will mail a notice to each holder (with a copy to the Trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder, we will, to the extent lawful:
(1)
accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2)
deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)
deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

Upon receipt from us, the paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and upon receipt of written direction from us, the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.
The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of certain of our and our subsidiaries’ financing arrangements provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our and our subsidiaries’ financing arrangements at that time and to terminate the financing arrangements. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources” in our most recent Annual Report on

Form 10-K and our most recent Quarterly Report on Form 10-Q for a general discussion of our and our subsidiaries’ indebtedness, which are incorporated by reference into this prospectus supplement. Our and our subsidiaries’ future financing arrangements may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our and our subsidiaries’ future financing arrangements, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our and our subsidiaries’ other debt. See “Risk Factors — Risks Related to the Notes — We may not be able to repurchase the Notes upon a Change of Control Repurchase Event” in this prospectus supplement for more information.
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.
For purposes of the Notes:
“Change of Control” means the occurrence of any of the following:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Runway Growth Finance Corp. and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3)) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Runway Growth Finance Corp., measured by voting power rather than number of shares; or

(3)
the approval by Runway Growth Finance Corp.’s stockholders of any plan or proposal relating to the liquidation or dissolution of Runway Growth Finance Corp.

“Change of Control Repurchase Event” means the occurrence of a Change of Control.
“Controlled Subsidiary” means any subsidiary of Runway Growth Finance Corp., 50% or more of the outstanding equity interests of which are owned by Runway Growth Finance Corp. and its direct or indirect subsidiaries and of which Runway Growth Finance Corp. possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.
“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) RGC, any affiliate of RGC or any entity that is managed by RGC that is organized under the laws of a jurisdiction located in the United States and in the business of managing or advising clients.
“Voting Stock,” as applied to the stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Events of Default
You will have rights if an Event of Default occurs in respect of the Notes and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the Notes means any of the following:
•
We default in the payment of any interest on the Notes when due and payable and the default continues for a period of 30 days.

•
We default in the payment of the principal of (or premium, if any, on) a debt security of the series when it becomes due and payable at its maturity, including upon any redemption date or required repurchase date, and the default continues for a period of five business days.

•
We do not deposit any sinking fund payment in respect of the Notes on its due date, and do not cure this default within five days.

•
We fail for 60 consecutive days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding to us and the Trustee, as applicable, has been received to comply with any of our other agreements with respect to the Notes.

•
We file for bankruptcy or certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 90 days.

•
Pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, or any successor provisions, on the last business day of each of 24 consecutive calendar months, any class of securities shall have an asset coverage (as such term is used in the 1940 Act) of less than 100%, giving effect to any amendments to such provisions of the 1940 Act or to any exemptive relief granted to us by the SEC.

•
Any other Event of Default in respect of the Notes described in the applicable prospectus supplement occurs.

An Event of Default for the Notes does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The Trustee may withhold notice to the holders of the Notes of any default, except in the payment of principal, premium or interest, if it in good faith considers the withholding of notice to be in the interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured, the Trustee or the holders of at least 25% in principal amount of the Notes may declare the entire principal amount of all the Notes to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the Notes if (1) we have deposited with the Trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, (2) we have paid or deposited with the Trustee all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and (3) any other Events of Default have been cured or waived.
Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the Trustee reasonable protection from expenses and liability (called an “indemnity”) (Section 315 of the Trust Indenture Act of 1939). If indemnity and/or security satisfactory to the Trustee is provided, the holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:
•
You must give the Trustee written notice that an Event of Default has occurred and remains uncured.

•
The holders of at least 25% in principal amount of all outstanding Notes must make a written request that the Trustee take action because of the default and must offer to the Trustee security and/or indemnity satisfactory to it against the cost, expenses, and other liabilities of taking that action.

•
The Trustee must not have taken action for 60 days after receipt of the above notice and offer of security and/or indemnity.

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The holders of a majority in principal amount of the Notes must not have given the Trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your Notes on or after the due date.
Holders of a majority in principal amount of the Notes may waive any past defaults other than a default;
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in the payment of principal, any premium, or interest; or

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in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to the Trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture or else specifying any default.
Merger, Consolidation or Sale of Assets
Under the terms of the Indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not consolidate with or into any other corporation or convey or transfer all or substantially all of our property or assets to any person unless all the following conditions are met:
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Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for all of our obligations under the Notes and the Indenture.

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Immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing.

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We must deliver certain certificates and documents to the Trustee.

Modification or Waiver
There are three types of changes we can make to the Indenture and the Notes.
Changes Requiring Your Approval
First, there are changes that we cannot make to your Notes without your specific approval. The following is a list of those types of changes:
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change the stated maturity of the principal of or interest on the Notes;

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reduce any amounts due on the Notes;

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reduce the amount of principal payable upon acceleration of the maturity of the Notes following a default;

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adversely affect any right of repayment at the holder’s option;

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change the place (except as otherwise described in this prospectus supplement or the accompanying prospectus) or currency of payment on the Notes;

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impair your right to sue for payment;

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reduce the percentage of holders of Notes whose consent is needed to modify or amend the Indenture;

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reduce the percentage of holders of Notes whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults;

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modify any other aspect of the provisions of the Indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

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change any obligation we have to pay additional amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Notes in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the Indenture and the Notes would require the following approval:
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if the change affects only the Notes, it must be approved by the holders of a majority in principal amount of the Notes outstanding at such time; and

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if the change affects more than one series of debt securities issued under the indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Changes Requiring Your Approval.”
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the Notes or request a waiver.
Defeasance
Covenant Defeasance
Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the Indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Notes. In order to achieve covenant defeasance, we must do the following:
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We must irrevocably deposit in trust for the benefit of all holders of such Notes a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates. No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, or in the case of a bankruptcy Event of Default, at any time during the period ending on the 91st day after the date of such deposit.

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We must deliver to the Trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit and just repaid the Notes ourselves at maturity.

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We must deliver to the Trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, you can still look to us for repayment of the Notes if there were a shortfall in the trust deposit or the Trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Full Defeasance
If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the Notes (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
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We must deposit in trust for the benefit of all holders of such Notes a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes and for payment of amounts due to the Trustee.

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No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, or in the case of a bankruptcy Event of Default, at any time during the period ending on the 91st day after the date of such deposit.

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We must deliver to the Trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or a ruling issued by the Internal Revenue Service, or IRS, that allows us to make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit and just repaid the Notes ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the Notes would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your Notes and you would recognize gain or loss on the Notes at the time of the deposit.

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We must deliver to the Trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.
No service charge will be made for any registration of transfer or any exchange of Notes, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
Satisfaction and Discharge
The Indenture will be discharged and will cease to be of further effect with respect to the Notes when either:
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all the Notes that have been authenticated have been delivered to the Trustee for cancellation; or

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all the Notes that have not been delivered to the Trustee for cancellation:

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have become due and payable,

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will become due and payable at their stated maturity within one year, or

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are to be called for redemption within one year,

and we, in the case of the first, second and third sub-bullets above, have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the Notes, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such Notes delivered to the Trustee for cancellation (in the case of Notes that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be,

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we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Notes; and

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we have delivered to the Trustee an officers’ certificate and legal opinion, each stating that all conditions precedent provided for in the Indenture, including amounts payable to the Trustee, relating to the satisfaction and discharge of the Indenture and the Notes have been complied with.

Additional Notes and Additional Series of Notes
We may from time to time, without notice to or the consent of the registered holders of the Notes, create and issue further notes ranking equally and ratably with the Notes in all respects, including having the same CUSIP number, so that such further notes shall be consolidated and form a single series of notes and shall have the same terms as to status or otherwise as the Notes. No additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes. The indenture also allows for the issuance of additional series of debt securities from time to time.
The Trustee Under the Indenture
U.S. Bank Trust Company, National Association will serve as the trustee under the Indenture.
Payment, Paying Agent, Registrar and Transfer Agent
The principal amount of each Note will be payable on the stated maturity date at the corporate trust office of the Paying Agent, Registrar and Transfer Agent for the Notes as provided for in the Indenture or at such other office in New York City as we may designate. The Trustee will initially act as Paying Agent, Registrar and Transfer Agent for the Notes.
Governing Law
The Indenture and the Notes will be governed by the laws of the State of New York.
Book-Entry Debt Securities
DTC will act as securities depository for the Notes. The Notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for the Notes, in the aggregate principal amount of such issue, and will be deposited with DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).
DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and dividend payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon. DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the Trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to us or to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a general summary of the material United States federal income tax considerations (and, in the case of a non-U.S. holder (as defined below), the material United States federal estate tax consequences) applicable to an investment in the Notes. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. The discussion is based upon the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations, each as of the date of this prospectus supplement and all of which are subject to change, potentially with retroactive effect. You should consult your own tax advisor with respect to tax considerations that pertain to your purchase of the Notes.
This discussion deals only with Notes held as capital assets within the meaning of Section 1221 of the Code and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies and regulated investment companies (and shareholders of such corporations), dealers in securities or currencies, traders in securities, former citizens of the United States, persons holding the Notes as a hedge against currency risks or as a position in a “straddle,” “hedge,” “constructive sale transaction” or “conversion transaction” for tax purposes, entities that are tax-exempt for United States federal income tax purposes, retirement plans, individual retirement accounts, tax-deferred accounts, persons subject to the alternative minimum tax, pass-through entities (including partnerships and entities and arrangements classified as partnerships for United States federal income tax purposes) and beneficial owners of pass-through entities, or persons whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar. It also does not deal with beneficial owners of the Notes other than original purchasers of the Notes who acquire the Notes in this offering. If you are considering purchasing the Notes, you should consult your own tax advisor concerning the application of the United States federal tax laws to you in light of your particular situation, as well as any consequences to you of purchasing, owning and disposing of the Notes under the laws of any other taxing jurisdiction.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a Note that is, for United States federal income tax purposes, (i) an individual who is (or is treated as) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) a trust (a) subject to the control of one or more United States persons and the primary supervision of a court in the United States, or (b) that has a valid election (under applicable Treasury Regulations) to be treated as a United States person, or (iv) an estate the income of which is subject to United States federal income taxation regardless of its source. The term “non-U.S. holder” means a beneficial owner of a Note that is neither a U.S. holder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes). An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by, among other ways, being present in the United States (i) on at least 31 days in the calendar year, and (ii) for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year. Resident aliens are subject to United States federal income tax as if they were United States citizens.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds any Notes, the United States federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partners of partnerships holding Notes should consult their own tax advisors.
Tax matters are very complicated and the tax consequences to each stockholder of an investment in our securities will depend on the facts of its particular situation. Prospective noteholders are urged to consult their own tax advisors to determine the U.S. federal, state, local and foreign tax consequences to them of an investment in our securities, including applicable tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes to tax laws.

Taxation of Note Holders
Taxation of U.S. Holders
Qualified Stated Interest.   Except as discussed below, payments or accruals of “qualified stated interest” on a Note generally will be taxable to a U.S. holder as ordinary interest income at the time they are received (actually or constructively) or accrued, in accordance with the U.S. holder’s regular method of tax accounting.
Original Issue Discount.   In addition, if the issue price of the Notes (i.e., the first price at which a substantial amount of the Notes is sold to investors) is less than their “stated redemption price at maturity” (i.e., the sum of all payments to be made on the Notes, other than payments of “qualified stated interest”) by not less than a specified de minimis amount, the Notes will be considered as having been issued for U.S. federal income tax purposes with original issue discount, or OID. In the case of the Notes, the term “qualified stated interest” generally means interest that is unconditionally payable at least annually and at a single fixed rate.
The Notes are expected to be issued with OID. If the Notes are issued with OID, a U.S. holder generally will be required to include the OID in gross income as ordinary interest income in advance of the receipt of cash attributable to that income and regardless of such U.S. holder’s regular method of tax accounting. Such OID will be included in gross income for each day during each taxable year in which a Note is held by a U.S. holder using a constant yield method that reflects the compounding of interest. This means that a U.S. holder will be required to include increasingly greater amounts of OID over time. If the Notes are issued with discount that is less than the “de minimis amount” (i.e., discount that is not treated as OID), the U.S. holder generally will be required to include the de minimis OID in income at the time a principal payment on the Note is made in proportion to the amount paid. Any amount of de minimis OID on a Note that is recognized by a U.S. holder will be characterized as capital gain. We are required to provide information returns stating the amount of OID accrued on the Notes held by persons of record, other than certain U.S. tax-exempt holders.
Market Discount.   If you acquire a Note for an amount that is less than its adjusted issue price, the amount of the difference generally will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the Note at the time of any principal payment received on the Note.
In such case, you also may be required to defer, until the maturity of a Note or its earlier sale or other disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the Note.
You may make an election to include market discount from a Note in income currently as it accrues in which case the rule described above regarding deferral of interest deductions will not apply. If a U.S. holder makes this election, the U.S. holder will be required to increase the tax basis in the Note by the amount of market discount on the Note included in the U.S. holder’s income. If you make this election, it will apply to all debt instruments with market discount (including, if applicable, the Note) that you acquire on or after the first day of the first taxable year to which the election applies, and such election is irrevocable without the consent of the IRS. You should consult your own tax advisor before making this election.
Any market discount you recognize on a Note will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless you make a separate election to accrue such market discount on a constant yield method. If you make this election, it will only apply to the Note and any other debt instruments you specify, that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. You should consult your own tax advisor before making such election.
Bond Premium.   If you acquire a Note for an amount in excess of its stated principal amount, you will be considered to have purchased the Note at a “premium.” You generally may elect to amortize such premium over the remaining term of the Note on a constant yield method as an offset to interest when includible in taxable income under your regular accounting method. Any amortized amount of the premium for a taxable year generally will be treated first as an offset to interest on a Note includible in income in such taxable year, then as a deduction allowed in that taxable year to the extent of your prior interest inclusions on the Note, and finally as a carryforward allowable against your future interest inclusions on the Note, in each case, in accordance with your regular accounting method. If you make this election, you will be required to reduce your tax basis in a Note by the amount of the premium amortized. An election to amortize premium will also apply to all other taxable debt instruments you hold or subsequently acquire on or after the first day of the first taxable year for which the election is made. You may not revoke this election without the consent of the IRS. You should consult your own tax advisor before making such election. If you do not elect to amortize premium on the Note, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the Note.
Sale, Exchange, Redemption, Retirement or other Disposition of Notes.   Upon the sale, exchange, redemption or retirement of a Note, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement (excluding amounts representing accrued and unpaid interest, which are treated as ordinary income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will equal the U.S. holder’s initial investment in the Note (increased by any OID and market discount previously included in income with respect to the Note, and reduced by the amount of any bond premium previously amortized with respect to the Note and any cash payments on the Note other than qualified stated interest). Capital gain or loss generally will be long-term capital gain or loss if the Note was held for more than one year. Long-term capital gains recognized by individuals and certain other non-corporate U.S. holders generally are eligible for reduced rates of taxation. The distinction between capital gain or loss and ordinary income or loss is also important in other contexts; for example, for purposes of the limitations on a U.S. holder’s ability to offset capital losses against ordinary income.
Medicare Tax on Net Investment Income.   A 3.8% tax is imposed under Section 1411 of the Code on the “net investment income” of certain U.S. citizens and residents and on the undistributed net investment income of certain estates and trusts. Among other items, net investment income generally includes payments of interest (and OID) on, and net gains recognized from the sale, exchange, redemption, retirement or other taxable disposition of Notes (unless the Notes are held in connection with certain trades or businesses), less certain deductions. U.S. holders should consult their own tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the Notes.
Tax Shelter Reporting Regulations.   Under applicable Treasury Regulations, if a U.S. holder recognizes a loss with respect to the Notes or shares of our common stock of $2 million or more for a non-corporate U.S. holder or $10 million or more for a corporate U.S. holder in any single taxable year (or a greater loss over a combination of taxable years), the U.S. holder may be required to file with the Internal Revenue Service (“IRS”) a disclosure statement on IRS Form 8886. Direct U.S. holders of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, U.S. holders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. holders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. holders of the Notes or our common stock should consult their own tax advisors to determine the applicability of these Treasury Regulations in light of their individual circumstances.
Taxation of Non-U.S. Holders.
Except as provided below under “Information Reporting and Backup Withholding” and “FATCA Withholding on Payments to Certain Foreign Entities,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding taxes on payments of principal or stated interest on a Note provided that (i) income on the Note is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the U.S., (ii) the non-U.S. holder is not a controlled foreign corporation, or CFC, related to the Company through stock ownership, (iii) in the case of interest income, the recipient is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, (iv) the non-U.S. holder does not own

(actually or constructively) 10% or more of the total combined voting power or value of all classes of stock of the Company, and (v) (A) the non-U.S. holder provides a statement on an IRS Form W-8BEN, Form W-8BEN-E or other applicable U.S. nonresident withholding tax certification form signed under penalties of perjury that includes, among other requirements, its name and address and a certification that the non-U.S. holder is not a United States person for U.S. federal income tax purposes in compliance with applicable requirements, or satisfies documentary evidence requirements for establishing that it is a non-U.S. holder, or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (i.e., a “financial institution”) and holds a Note certifies to us under penalties of perjury that either it or another financial institution has received the required statement from the non-U.S. holder certifying that it is a non-U.S. person and furnishes us with a copy of the statement.
A non-U.S. holder that is not exempt from tax under these rules generally will be subject to United States federal income tax withholding on payments of interest on the Notes at a rate of 30% unless (i) the income is effectively connected with the conduct of a U.S. trade or business, in which case the interest generally will be subject to U.S. federal income tax on a net income basis as applicable to U.S. holders generally (unless an applicable income tax treaty provides otherwise), and such non-U.S. holder would be required in lieu of the certifications described above to provide a properly executed IRS Form W-8ECI, or (ii) an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.
In the case of a non-U.S. holder that is classified as a corporation and that receives income that is effectively connected with the conduct of a U.S. trade or business, such income may also be subject to a branch profits tax (which is generally imposed on a non-U.S. corporation on the actual or deemed repatriation from the U.S. of earnings and profits attributable to a U.S. trade or business) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if the non-U.S. holder is a qualified resident of a country with which the U.S. has an income tax treaty.
To claim the benefit of an income tax treaty or to claim exemption from withholding because income is effectively connected with a U.S. trade or business, the non-U.S. holder must timely provide the appropriate, properly executed IRS U.S. nonresident withholding tax certification form signed under penalties of perjury to the applicable withholding agent. These forms may be required to be periodically updated. Also, a non-U.S. holder who is claiming the benefits of a treaty may be required to obtain a United States taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.
Generally, a non-U.S. holder will not be subject to U.S. federal income or withholding taxes on any amount that constitutes capital gain upon the sale, exchange, redemption or retirement of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the U.S. by the non-U.S. holder (and, if required by an applicable income tax treaty, is not attributable to a United States “permanent establishment” maintained by the non-U.S. holder). Certain other exceptions may be applicable, and a non-U.S. holder should consult its tax advisor in this regard.
A Note that is held by an individual who, at the time of death, is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) generally will not be subject to the U.S. federal estate tax, unless, at the time of death, (i) such individual directly or indirectly, actually or constructively, owns ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder or (ii) such individual’s interest in the Notes is effectively connected with the individual’s conduct of a U.S. trade or business.
Information Reporting and Backup Withholding.   A U.S. holder (other than an “exempt recipient,” including a corporation and certain other persons who, when required, demonstrate their exempt status) may be subject to backup withholding at a rate of 24% on, and to information reporting requirements with respect to, payments of principal or interest on, and proceeds from the sale, exchange, redemption or retirement of, the Notes. In general, if a non-corporate U.S. holder subject to information reporting fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements, backup withholding at the applicable rate may apply.

If you are a non-U.S. holder, generally, the applicable withholding agent must report to the IRS and to your payments of interest on a Note and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement. In general, backup withholding will not apply to payments of interest on your Note if you have provided to the applicable withholding agent the required certification that you are not a U.S. person and the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person. Information reporting and, depending on the circumstances, backup withholding will apply to payment to you of the proceeds of a sale or other disposition (including a retirement or redemption) of your Notes within the U.S. or conducted through certain U.S.-related financial intermediaries, unless you certify under penalties of perjury that you are not a U.S. person or you otherwise establish an exemption, and the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person.
In addition, payments of the proceeds from the sale of a Note to or through a non-U.S. office of a broker or the non-U.S. office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a U.S. person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a CFC, a foreign partnership that is either engaged in a trade or business within the U.S. or whose U.S. resident partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a non-U.S. person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the U.S., or a U.S. branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s non-U.S. status and the broker, custodian, nominee, or other dealer has no actual knowledge or reason to know to the contrary.
You are urged to consult your tax advisor regarding the qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner generally would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is timely furnished to the IRS.
FATCA Withholding on Payments to Certain Foreign Entities.   The FATCA provisions of the Code as well as Treasury Regulations and other IRS administrative guidance promulgated thereunder, when applicable, generally impose a U.S. federal withholding tax of 30% on interest earned in respect of a debt instrument, (“withholdable payments”), which includes the Notes, to certain non-U.S. entities (including, in some circumstances, where such an entity is acting as an intermediary) that fail to comply or is not deemed compliant with certain certification and information reporting requirements that are in addition to the requirement to provide an applicable U.S. nonresident withholding tax certification form, as discussed above. FATCA withholding taxes generally apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from withholding taxes pursuant to an applicable tax treaty with the U.S. or under U.S. domestic law. If FATCA withholding taxes are imposed with respect to any payments of interest made or deemed made under the Notes, holders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such interest or proceeds will be required to seek a credit or refund from the IRS in order to obtain the benefit of such exemption or reduction, if any. Holders of or prospective holders of the Notes may be required to provide additional information as specified in the Fourth Supplemental Indenture to enable the applicable withholding agent to determine whether withholding is required. Prospective holders of the Notes should consult their own tax advisors regarding the effect, if any, of the FATCA rules for them based on their particular circumstances.
Under the applicable Treasury Regulations, withholding under FATCA generally applies to payments of interest on the Notes from such Notes’ date of issuance. Currently, proposed Treasury Regulations have been issued that, when finalized, will provide for the repeal of the 30% withholding tax that would have applied to all payments of gross proceeds from the sale, exchange or disposition of stock, bonds, or other property that could give rise to dividends or interest. In the preamble to the proposed U.S. Treasury

Regulations, the government provided that taxpayers may rely upon this repeal until the issuance of final U.S. Treasury Regulations. Prospective holders of the Notes should consult their own tax advisors regarding the effect, if any, of the FATCA rules for them based on their particular circumstances.
The preceding discussion of material U.S. federal income tax considerations is for general information only and is not tax advice. We urge you to consult your own tax advisor with respect to the particular tax consequences to you of an investment in the Notes, including the possible effect of any pending legislation or proposed regulations.

UNDERWRITING
We are offering the Notes described in this prospectus supplement and the accompanying prospectus through a number of underwriters. Oppenheimer & Co. Inc. is acting as sole book-running manager. We and the Adviser have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed, severally and not jointly, to purchase from us, the aggregate principal amount of Notes listed next to its name in the following table:
Underwriters	Principal Amount
Oppenheimer & Co. Inc.	$45,000,000
BC Partners Securities	$5,000,000
Total	$50,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The underwriters propose to initially offer some of the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us.
	Per Note	Amount
Public offering price	98.859%	$49,429,500
Underwriting discount	1.50%	$750,000
Proceeds to us, before expenses	97.359%	$48,679,500
The expenses of the offering, not including the underwriting discount, are estimated at $265,000 and are payable by us.
Settlement
We expect that delivery of the Notes will be made against payment therefor on or about May 29, 2026, which will be the second business day following the date of pricing of the Notes, or “T+2.” Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes will be required, by virtue of the fact that the Notes initially settle in T+2, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.
Listing
We do not intend to list the Notes on any securities exchange or automated dealer quotation system.

We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of the underwriters without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a public trading market for, the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.
No Sales of Similar Securities
For a period of 90 days after the date of this prospectus supplement, the Company will not without the prior written consent of the underwriters, subject to certain exceptions, directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company or file any registration statement under the Securities Act with respect to any of the foregoing; provided that the foregoing limitation will not apply to the Company’s ability to file a post-effective amendment to its registration statement for purposes of adding the underwriting agreement, the Indenture, and certain other documents related to the transactions contemplated by the underwriting agreement as exhibits to the registration statement. This consent may be given at any time without public notice.
Price Stabilizations and Short Positions
In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of Notes than required to be purchased in this offering. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of bids for or purchases of securities in the open market while the offering is in progress for the purpose of fixing or maintaining the price of the securities.
The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from an underwriter or syndicate member when the underwriter repurchases securities originally sold by that underwriter or syndicate member in order to cover syndicate short positions or make stabilizing purchases.
Any of these activities may have the effect of raising or maintaining the market price of the securities or preventing or retarding a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions. If the underwriters commence any of these transactions, they may discontinue them at any time.
Additional Underwriter Relationships
Certain of the underwriters and their respective affiliates have from time to time performed and may in the future perform various commercial banking, financial advisory and investment banking services for us and our affiliates for which they have received or will receive customary compensation.
In addition, BC Partners Securities LLC, an affiliate of BC Partners Credit, is a broker-dealer and member of FINRA and will participate as an underwriter in this offering. As noted above, a fund advised and managed by BC Partners Credit and its affiliates owns a majority of RGC. Additionally, certain members of our Board of Directors serve as senior management of BC Partners Credit, including Edward Goldthorpe, the Chairman of our board of directors. Moreover, (1) an affiliate of BC Partners Credit also owns a minority investment in MLCI, (2) certain members of the senior management of BC Partners Credit serve as the management team of MLCI, and (3) BC Partners Credit provides certain services and shares certain personnel with MLCI through a servicing agreement and a staffing and resource agreement.

Despite the conflict of interest, no “qualified independent underwriter” is required because (i) the underwriter primarily responsible for managing the public offering does not have a conflict of interest, is not an affiliate of any underwriter that does have a conflict of interest and meets the requirements of FINRA Rule 5121(f)(12)(E), or (ii) the Notes are investment grade rated.
Sales Outside the United States
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Notes, or the possession, circulation or distribution of this prospectus supplement or accompanying prospectus or any other material relating to us or the Notes in any jurisdiction where action for that purpose is required. Accordingly, the Notes may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the Notes may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.
Each of the underwriters may arrange to sell the Notes offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.
Electronic Delivery
The underwriters may make this prospectus supplement and accompanying prospectus available in an electronic format. The prospectus supplement and accompanying prospectus in electronic format may be made available on a website maintained by any of the underwriters, and the underwriters may distribute such documents electronically. The underwriters may agree with us to allocate a limited number of Notes for sale to their online brokerage customers. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.
We and our Adviser have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.
The principal business address of Oppenheimer & Co. Inc. is 85 Broad Street, 23rd Floor, New York, NY 10004.

LEGAL MATTERS
Certain legal matters regarding the Notes offered by this prospectus supplement will be passed upon for us by Dechert LLP. Certain legal matters in connection with the Notes offered hereby will be passed upon for the underwriters by Eversheds Sutherland (US) LLP.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements of Runway Growth Finance Corp. as of December 31, 2025 and 2024 and for the two-year period ended December 31, 2025 incorporated in this prospectus supplement and the accompanying prospectus by reference from the Runway Growth Finance Corp. Annual Report on Form 10-K for the year ended December 31, 2025, as amended, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus supplement, the accompanying prospectus and the registration statement on Form N-2 in reliance upon such reports of such firm given their authority as experts in accounting and auditing.
The financial statements of Runway Growth Finance Corp. as of December 31, 2023 and for the one-year period ended December 31, 2023 incorporated in this prospectus supplement and the accompanying prospectus by reference from the Runway Growth Finance Corp. Annual Report on Form 10-K for the year ended December 31, 2023, as amended, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus supplement, the accompanying prospectus and the registration statement on Form N-2 in reliance upon such reports.
AVAILABLE INFORMATION
We have filed with the SEC a universal shelf registration statement, of which this prospectus supplement forms a part, on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the Notes offered by this prospectus supplement and the accompanying prospectus. The registration statement contains additional information about us and the Notes being offered by this prospectus supplement and the accompanying prospectus.
We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically by us with the SEC at www.sec.gov. We maintain a website at https://investors.runwaygrowth.com/financial-information/sec-filings and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. This information is also available, free of charge, by contacting us in writing at 205 N. Michigan Ave., Suite 4200, Chicago, IL 60601, or by emailing us at prospectus@runwaygrowth.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE
We incorporate by reference in this prospectus supplement the documents listed below and any future reports and other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities (such reports and other documents deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents); provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K, or other information “furnished” to the SEC pursuant to the Exchange Act will not be incorporated by reference into this prospectus supplement:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 12, 2026;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026;

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2026;

•
our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 29, 2026, February 3, 2026 and April 7, 2026; and

•
the description of our Common Stock referenced in our Registration Statement on Form 8-A (No. 001-40938), as filed with the SEC on October 20, 2021, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

Any reports filed by us with the SEC before the date that any offering of any securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus.
To obtain copies of these filings, see “Available Information” in this prospectus supplement.

PROSPECTUS
$250,000,000
RUNWAY GROWTH FINANCE CORP.
Common Stock
Preferred Stock
Warrants
Subscription Rights
Debt Securities
We are a specialty finance company focused on providing senior secured loans to high-growth potential companies in technology, healthcare, business services, financial services, and select consumer services and products in other high-growth industries.
We invest in senior secured term loans and other senior debt obligations and may on occasion invest in second lien loans. We have and continue to expect to acquire warrants and other equity securities from portfolio companies in connection with our investments in loans to these companies. Our investment objective is to maximize our total return to our stockholders primarily through current income on our loan portfolio, and secondarily through capital appreciation on our warrants and other equity positions, by providing our portfolio companies with financing solutions that are more flexible than traditional credit and less dilutive than equity.
We are a closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended. We have elected to be treated, and intend to qualify annually, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes. As a BDC and a RIC, we are required to comply with certain regulatory requirements.
We are externally managed by our investment adviser, Runway Growth Capital, LLC (“Runway Growth Capital”). Runway Growth Capital was formed in 2015 to pursue an investment strategy focused on providing growth financing for dynamic, late and growth stage companies.
We are an “emerging growth company,” as defined in Section 2(a) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements and are taking advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.
We may offer, from time to time, in one or more offerings or series, up to $250,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, and/or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities (collectively, the “securities”). The preferred stock, debt securities, subscription rights and warrants offered hereby may be convertible or exchangeable into shares of our common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
In the event we offer common stock, the offering price per share of our common stock less any underwriting discounts or commissions will generally not be less than the net asset value per share of our common stock at the time we make the offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (i) in connection with a rights offering to our existing shareholders, (ii) with the prior approval of the majority of our outstanding voting securities or (iii) under such other circumstances as the U.S. Securities and Exchange Commission (“SEC”) may permit.
The securities may be offered directly to one or more purchasers, including existing stockholders in a rights offering, or through agents designated from time to time by us, or to or through underwriters or dealers. Each prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the securities, and will disclose any applicable purchase price, fee, discount or commissions arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of the securities pursuant to this Registration Statement through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “RWAY.” On March 17, 2025, the last reported sales price of our common stock on Nasdaq was $10.89 per share. The net asset value per share of our common stock at September 30, 2024 (the last date prior to the date of this prospectus for which we reported net asset value) was $13.39.
Investing in our securities involves a high degree of risk, including credit risk, the risk of the use of leverage and the risk of dilution, and is highly speculative. In addition, shares of closed-end investment companies, including BDCs, frequently trade at a discount to their net asset values. If our shares of our common stock trade at a discount to our net asset value, it will likely increase the risk of loss for purchasers in an offering made pursuant to this prospectus or any related prospectus supplement. Before investing in our securities, you should read the discussion of the material risks of investing in our securities, including the risk of leverage and dilution, in “Risk Factors” beginning on page 18 of this prospectus or otherwise incorporated by reference herein and included in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.
This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The accompanying prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein, before investing in our securities and keep them for future reference. We also file periodic and current reports, proxy statements and other information about us with the SEC. This information is available free of charge by contacting us at 205 N. Michigan Ave., Suite 4200, Chicago, IL 60601, calling us at (312) 698-6902 or visiting our corporate website located at https://runwaygrowth.com/document-center/. The SEC also maintains a website at http://www.sec.gov that contains this information. Information on our website or the SEC’s website is not incorporated into or a part of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
The date of this prospectus is March 19, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC, using the “shelf” registration process. Under this shelf Registration Statement, we may offer, from time to time, in one or more offerings, up to $250,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, and/or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of the offering. See “Plan of Distribution” for more information.
This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, the statements made or incorporated by reference in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. Before buying any of the securities being offered, please carefully read this prospectus, any accompanying prospectus supplement, any free writing prospectus and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement.
This prospectus may contain estimates and information concerning our industry, including market size and growth rates of the markets in which we participate, that are based on industry publications and other third-party reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. However, we acknowledge our responsibility for all disclosures in this prospectus. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described or referenced in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.
This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference, or will be filed or incorporated by reference, as exhibits to this Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”
You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We have not authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by us or on our behalf or to which we have referred you do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our financial condition, results of operations and prospects may have changed since any such date. To the extent required by law, we will amend or supplement the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement to reflect any material changes to such information subsequent to the date of the prospectus and any accompanying prospectus supplement and prior to the completion of any offering pursuant to the prospectus and any accompanying prospectus supplement.

PROSPECTUS SUMMARY
This summary highlights some of the information included elsewhere in this prospectus or incorporated by reference. It is not complete and may not contain all of the information that you may want to consider before investing in our securities. You should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. Before making your investment decision, you should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the Registration Statement of which this prospectus is a part. Throughout this prospectus we refer to Runway Growth Finance Corp. as “we,” “us,” “our” or the “Company,” and to “Runway Growth Capital LLC,” our investment adviser, as “Runway Growth Capital” or “Adviser.”
Runway Growth Finance Corp.
We are a specialty finance company focused on providing senior secured loans to high-growth potential companies in technology, healthcare, business services, financial services, and select consumer services and products in other high-growth industries. Our goal is to create significant value for our stockholders and the entrepreneurs we support by providing high-growth potential companies with hybrid debt and equity financing that is more flexible than traditional credit and less dilutive than equity. We are managed by Runway Growth Capital, an experienced provider of growth financing for dynamic, late and growth stage companies. Our investment objective is to maximize our total return to our stockholders primarily through current income on our loan portfolio and secondarily through capital gains on our warrants and other equity positions. As of September 30, 2024, we had an investment portfolio of $1.1 billion at fair value, and a net asset value of $13.39 per share.
We are structured as an externally managed, non-diversified closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We have also elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). While we currently qualify and intend to qualify annually to be treated as a RIC, no assurance can be provided that we will be able to maintain our tax treatment as RIC. See “Certain U.S. Federal Income Tax Considerations.”
Our Adviser
We are externally managed by Runway Growth Capital. Runway Growth Capital was formed in 2015 to pursue an investment strategy focused on providing growth financing for dynamic, late and growth stage companies. David Spreng, our Chairman, Chief Executive Officer and President, formed our Adviser following a more than 25-year career in venture capital investing and lending. Runway Growth Capital has 29 employees across three offices in the United States, including five investment professionals focused on origination activities and ten focused on underwriting and managing our investment portfolio. Our Adviser consistently demonstrates a credit first culture while maintaining, what we believe, is an admirable reputation among borrowers for industry knowledge, creativity, and understanding of the challenges often faced by late and growth stage companies.
In January 2025, Runway Growth Capital was acquired by certain private investment funds advised by BC Partners Credit and MLCI pursuant to its minority investment. BC Partners Credit was launched in February 2017, with a focus on identifying attractive credit opportunities in any market environment, often in complex market segments. The platform leverages the broader firm’s deep industry and operating resources to provide flexible financing solutions to middle-market companies across Business Services, Industrials, Healthcare and other select sectors. MLCI is an alternative asset management and insurance solutions company that is focused on public and private debt securities in the North American market and the reinsurance of annuity products, primarily through its wholly owned subsidiaries Mount Logan Management LLC and Ability Insurance Company, respectively. MLCI also actively sources, evaluates, underwrites, manages, monitors and primarily invests in loans, debt securities, and other credit-oriented instruments that present attractive risk-adjusted returns and present low risk of principal impairment through the credit cycle.

Runway Growth Capital’s senior executive team has on average more than 34 years of experience, and its investment professionals, including origination and underwriting, have on average 23 years of experience. Our Adviser has built its team with investment professionals who have deep industry experience, a track record of successful originations and outcomes across the venture debt and venture and private equity spectrums, along with rich experience in working with and understanding high-growth companies from both an investor’s and an operator’s perspective.
Runway Growth Capital is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “Advisers Act”). Subject to the overall supervision of our board of directors (the “Board”), our Adviser manages our day-to-day operations and provides us with investment advisory services pursuant to the third amended and restated investment advisory agreement, dated January 30, 2025 (the “Advisory Agreement”). Pursuant to the Advisory Agreement, we pay Runway Growth Capital a fee for its investment advisory and management services consisting of two components: a base management fee and an incentive fee. The cost of the base management fee and incentive fee are each borne by our stockholders. See “Management and Other Agreements.”
Runway-Cadma I LLC Joint Venture
Effective March 6, 2024, the Company entered into a joint venture agreement with Cadma Capital Partners LLC (“Cadma”) to create and co-manage Runway-Cadma I LLC (the “JV”). The JV may invest in secured loans to growth-stage companies that have been originated by the Company. The Company and Cadma have equal ownership of the JV and each committed to provide $35.0 million of the total $70.0 million in equity capital. All portfolio decisions and generally all other actions in respect of the JV must be approved by the board of managers of the JV, consisting of an equal number of representatives of the Company and Cadma. Capital contributions are called from the Company and Cadma on a pro-rata basis based on their total capital commitments.
Our Administrator
We have entered into an amended and restated administration agreement (the “Administration Agreement”) with Runway Administrator Services LLC (the “Administrator”), a wholly-owned subsidiary of Runway Growth Capital, pursuant to which our Administrator is responsible for furnishing us with office facilities and equipment and provides us with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. Pursuant to the Administration Agreement, we pay our Administrator an amount equal to our allocable portion (subject to the review of our Board) of our Administrator’s overhead resulting from its obligations under the Administration Agreement, including rent and the allocable portion of the cost of our Chief Compliance Officer and Chief Financial Officer and their respective staffs. For more information, see “Management and Other Agreements.”
Oaktree Strategic Relationship
In December 2016, we and Runway Growth Capital entered into a strategic relationship with Oaktree Capital Management, L.P. (“Oaktree”). Oaktree is a leading global investment management firm focused on less efficient markets and alternative investments. Oaktree, together with its affiliates, emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high-yield debt and senior loans), control investing, real estate, convertible securities and listed equities. In 2019, Brookfield Corporation (f/k/a Brookfield Asset Management Inc.) (“Brookfield”) acquired a majority economic interest in the business of Oaktree and its affiliates. Oaktree and its affiliates operate as an independent business with Brookfield, with their own product offerings and investment, marketing and support teams. Brookfield is a leading global alternative asset manager with over a 100 year history and over $1 trillion of assets under management (inclusive of Oaktree and its affiliates) across a broad portfolio of real estate, infrastructure, renewable power, credit and private equity assets.
OCM Growth Holdings (“OCM Growth”), an affiliate of Oaktree, purchased an aggregate of 14,571,334 shares of the Company’s common stock for an aggregate purchase price of $219.3 million in the Company’s Initial Private Offering and Second Private Offering. As of December 31, 2024, OCM Growth owned 10,779,668 shares, or approximately 29% of the Company’s outstanding shares. Pursuant to an irrevocable proxy, certain shares of our common stock held by OCM Growth must be voted in the same proportion that the Company’s other stockholders vote their shares. Of the 10,779,668 shares of the Company’s common stock owned by OCM Growth, 10,294,926 shares, or approximately 28% of the Company’s outstanding shares, are subject to this proxy voting arrangement.
In connection with OCM Growth’s commitment, the Company entered into a stockholder agreement, dated December 15, 2016, with OCM Growth, pursuant to which OCM Growth has a right to nominate a member of the Board of Directors for election for so long as OCM Growth holds shares of the Company’s common stock in an amount equal to, in the aggregate, at least one-third (33%) of OCM Growth’s initial $125.0 million capital commitment. Catherine Frey, serves on the Board of Directors as OCM Growth’s director nominee as an independent director. Further, to the extent OCM Growth’s share ownership falls below one-third of its initial $125 million capital commitment under any circumstances, OCM Growth will no longer have the right to appoint a director nominee and will use reasonable efforts to cause such nominee to resign immediately (subject to his or her existing fiduciary duties).
Our Portfolio
From the commencement of operations in December 2016 through September 30, 2024, we made total commitments of $2.8 billion to fund investments in 82 portfolio companies, invested $2.2 billion in debt and equity investments, excluding U.S. Treasury Bills, and realized 47 investments. Of the $2.8 billion total commitments since inception, 31% are related to upsizes from existing borrowers. As of September 30, 2024, our debt investment portfolio consisted of 49 debt investments in 32 portfolio companies with an aggregate fair value of $1.0 billion, while our equity portfolio consisted of 66 warrant positions in 46 portfolio companies, eleven preferred stock positions in four portfolio companies, six common stock positions in six portfolio companies, and three equity investments in three companies with an aggregate fair value of $62.2 million.
As of September 30, 2024, 100%, or $1.0 billion, of our debt investment portfolio at fair value consisted of senior term loans and 98.6% of our debt investments were secured by a first lien on all or a portion of the tangible and intangible assets of the applicable portfolio company. The debt investments in our portfolio are generally not rated by any rating agency. If the individual debt investments in our portfolio were rated, they would generally be rated below “investment grade.” Securities rated below investment grade are often referred to as “high yield” securities and “junk bonds,” and are considered “high risk” and speculative in nature compared to debt instruments that are rated investment grade.
Certain of the loans we make to portfolio companies have financial maintenance covenants, which are intended to protect lenders from adverse changes in a portfolio company’s financial performance. Venture lenders, in general, focus on a limited set of key financial performance metrics, including minimum liquidity, performance to plan, and investor abandonment, in lieu of a full set of financial performance covenants that do not meaningfully assess the risk of companies at the stage of development of companies in which venture lenders typically invest. As such, many of our loans could be considered covenant-lite by traditional lending standards. We have made and may in the future make or obtain significant exposure to “covenant-lite” loans, which generally are loans that do not require a borrower to comply with financial maintenance covenants. Generally, covenant-lite loans permit borrowers more opportunity to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following certain actions of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, because we make and have exposure to covenant-lite loans, we may have less protection from borrower actions and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.
As of September 30, 2024, we had a total of $260.4 million in unfunded commitments which was comprised of $231.0 million to provide debt financing to our portfolio companies and $29.4 million in unfunded commitments to provide equity financing to the JV. As of September 30, 2024, we had approximately $67.3 million of available unfunded commitments to portfolio companies that are eligible to be drawn based on achieved milestones and $29.4 million in unfunded capital commitments to the JV. We believe that our available cash balances, availability under our Credit Agreement with KeyBank National Association (as amended, the “Credit Agreement”) provides sufficient funds to cover our unfunded commitments as of September 30, 2024.

For the three and nine months ended September 30, 2024, our debt investment portfolio had a dollar-weighted annualized yield of 15.9% and 15.5%, respectively. For the three and nine months ended September 30, 2023, our debt investment portfolio had a dollar-weighted annualized yield of 18.3% and 16.0%, respectively. We calculate the yield on dollar-weighted debt investments for any period measured as (1) total related investment income during the period divided by (2) the daily average of the fair value of debt investments outstanding during the period, including any debt investments on non-accrual status. As of September 30, 2024, our debt investments had a dollar-weighted average term of 58 months at origination and a dollar-weighted average remaining term of 33 months, or approximately 2.8 years. As of September 30, 2024, substantially all of our debt investments had a committed principal amount of between $6.0 million and $85.0 million and pay cash interest at annual interest rates of between 8.0% and 14.8%.
The following table shows our dollar-weighted annualized yield by investment type for the three and nine months ended September 30, 2024 and September 30, 2023:
	Fair Value(1)				Cost(2)
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30,		Nine Months Ended September 30,
Investment type:	2024	2023	2024	2023	2024	2023	2024	2023
Debt investments	15.92%	18.27%	15.51%	16.04%	15.49%	17.99%	15.21%	15.79%
Equity interest	—%	2.52%	0.07%	2.70%	—%	1.97%	0.05%	2.17%
All investments	15.08%	17.47%	14.77%	15.45%	14.29%	16.98%	14.11%	15.07%

(1)
We calculate the dollar-weighted annualized yield on average investment type for any period as (a) total related investment income during the period divided by (b) the daily average of the fair value of the investment type outstanding during the period, including any investments on non-accrual status. The dollar-weighted annualized yield represents the portfolio yield and will be higher than what investors will realize because it does not reflect our expenses or any sales load paid by investors.

(2)
We calculate the dollar-weighted annualized yield on average investment type for any period as (a) total related investment income during the period divided by (b) the daily average of the investment type outstanding during the period, at amortized cost, including any investments on non-accrual status. The dollar-weighted annualized yield represents the portfolio yield and will be higher than what investors will realize because it does not reflect our expenses or any sales load paid by investors.

Investment Strategy and Approach
Our investment objective is to maximize total return to our stockholders primarily through current income on our loan portfolio and secondarily through capital appreciation on our warrants and other equity positions. We typically invest in senior secured term loans and other senior debt obligations and may on occasion invest in second lien loans. We generally receive warrants and/or other equity securities from portfolio companies in connection with our investments in loans to these companies.
We focus on lending to late and growth stage companies in technology, healthcare , business services, financial services, and select consumer services and products in other high-growth industries.
We are typically the sole lender to our portfolio companies and do not actively syndicate the loans we originate to other lenders nor do we participate in syndications built by other lenders.
We originate our investments through two strategies: Sponsored Growth Lending and Non-Sponsored Growth Lending. In addition to our core strategy of providing Sponsored Growth Lending and Non-Sponsored Growth Lending, we may also opportunistically participate in the secondary markets for investments that are consistent with our broader investment strategy.
We seek to construct a balanced portfolio with diversification among sponsored and non-sponsored transactions, diversification among sponsors within the Sponsored Growth Lending strategy, diversification among industry, geography, and stage of development, all contributing to a favorable risk-adjusted return for the portfolio viewed as a whole. Borrowers tend to use the proceeds of our financing to invest in sales and marketing, expand capacity of the overall business or refinance existing debt.

Sponsored Growth Lending.   Our Sponsored Growth Lending strategy generally includes loans to late and growth stage companies that are already backed by established venture capital firms. Our Sponsored Growth Lending strategy typically includes the receipt of warrants and/or other equity from these venture- backed companies.
We believe that our Sponsored Growth Lending strategy is particularly attractive because the loans we make typically have higher investment yields relative to lending to larger, more mature companies and usually include additional equity upside potential. We believe our Sponsored Growth Lending strategy:
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provides us access to many high-quality companies backed by top-tier venture capital and private equity investors;

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delivers consistent returns through double-digit loan yields; and

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often offers us the ability to participate in equity upside of portfolio companies through the acquisition of warrants.

Non-Sponsored Growth Lending.   Our Non-Sponsored Growth Lending strategy generally includes loans to late and growth stage, private companies that are funded directly by entrepreneurs and founders, or companies that no longer require institutional equity investment (which may selectively include publicly traded companies). We refer to these target borrowers as “non-sponsored growth companies”.
Generally, financing available to these non-sponsored companies is predicated on the underlying value of the business’s assets, in an orderly liquidation scenario, and/or the entrepreneur’s own personal financial resources. These options frequently provide insufficient capital to fund growth plans and do not consider the underlying enterprise value of the business which may be substantial relative to the value of tangible assets deployed in the business. We are frequently the only senior lender to non-sponsored growth companies and evaluate business fundamentals, the commitment of the entrepreneur and secondary sources of repayment in our underwriting approach.
As a BDC, we are generally limited in our ability to invest in any portfolio company in which Runway Growth Capital or any of its affiliates currently has an investment or to make any co-investments with our investment adviser or its affiliates without an exemptive order from the SEC, subject to certain exceptions. On August 10, 2020, as amended on August 30, 2022, we, Runway Growth Capital, and certain other funds and accounts sponsored or managed by Runway Growth Capital were granted an exemptive order (the “Order”) that permits us greater flexibility than the 1940 Act permits to negotiate the terms of co-investments if our Board determines that it would be advantageous for us to co-invest with other accounts sponsored or managed by Runway Growth Capital or its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. We believe that the ability to co-invest with similar investment structures and accounts sponsored or managed by Runway Growth Capital or its affiliates provides additional investment opportunities and the ability to achieve greater diversification. Under the terms of the Order, a majority of our independent directors are required to make certain determinations in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.
Market Opportunity
We believe that the market environment is favorable for us to continue to pursue an investment strategy primarily focused on late stage and high-growth companies in technology, healthcare, business services, financial services, and select consumer services and products in other high-growth industries.
Focus on Innovative Companies Across a Variety of High-Growth Industries
Diversified high-growth potential industries:   We target companies active in industries that support high- growth potential. Our Sponsored Growth Lending strategy is focused on the largest industry sectors where venture capital investors are active, primarily technology, healthcare, business services, financial services, and select consumer services and products in other high-growth industries. These sectors’ continued growth is supported mostly by ongoing innovation and performance improvements in specific products as well as the adoption of innovative technologies and services across virtually all industries in response to competitive pressures. Term debt has been a loan product used by many of the largest, most successful venture-backed companies.
Annual Venture Capital Activity — Deal Volume ($ in billions) and Deal Count

Software, 40%
Commercial Products & Services, 15%
Consumer Goods & Services, 11%
HC Services & Systems, 8%
Other, 6%
HC Devices & Supplies, 5%
Pharma & Biotech, 7%
IT Hardware, 3%
Media, 2%
Energy, 2%
Transportation, 1%

Source: Pitchbook-NVCA Venture Monitor data, Q4 2024
Sponsored and Non-Sponsored Lending Represents an Attractive Source of Funding
Sponsored Growth Lending:   An attractive market opportunity exists for a lender that invests in secured loans to late and growth stage companies that have not yet achieved profitability. Sponsored growth lending provides an attractive source of funds for venture-backed companies, their management teams, and their equity capital investors, as it:
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is typically less dilutive and complements equity financing from venture capital and private equity funds;

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often extends the time period during which a company can operate before seeking additional equity capital or pursuing a sale transaction or other liquidity event; and

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generally allows companies to better match cash sources with uses.

Non-Sponsored Growth Lending:   An attractive market opportunity exists for a lender that invests in secured loans to late and growth stage companies that have reached profitability and need long-term growth capital but do not want the challenges that come with selling equity to venture capital or private equity firms. Non-Sponsored Growth Lending often provides all or some of the following benefits to our borrowers:

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access to growth capital without the requirement to take on institutional-size investments that may exceed the company’s capital requirements;

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tax deductible interest payments;

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no significant operational involvement;

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no personal guarantees;

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very modest dilution, if any; and

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no loss of managerial control or forced redemption.

Large and Growing Market for Debt Financing to Venture Capital-Backed Companies
Healthy, stable venture environment:   Approximately 15,250 companies received venture capital financing in 2024, according to the Pitchbook-NVCA Venture Monitor, a quarterly report published jointly by NVCA and Pitchbook on venture capital activity (“Pitchbook-NVCA”). Despite the broader economic challenges of 2024, we anticipate the market for borrowers will gradually improve over the coming quarters. The venture debt lending market, as defined in the Q4 2024 Pitchbook-NVCA Venture Monitor, is estimated at $53.3 billion or roughly 25.5% of total U.S. venture capital deal value in.
Annual Venture Capital Activity — Deal Volume ($ in billions) and Deal Count

Source: Pitchbook-NVCA Venture Monitor data, Q4 2024.
Growing pool of target companies:   The time from initial venture capital investment to transaction exit of such investment, either by an initial public offering or merger and acquisition transaction, compressed slightly over the last couple of years but increased in 2024. According to the Pitchbook-NVCA Q4 2024 Venture Monitor, in 2024 the average number of years from initial venture investment to initial public offering of a U.S. venture capital-backed company was 6.3 years, and the average number of years from initial venture investment to merger and acquisition transaction was 4.6 years. Exit transactions are a small proportion of companies financed by venture capital each year. As a result, the pool of target companies has grown larger with increased demand for private capital.
Highly Fragmented, Underserved Market with High Barriers to Entry
Unfulfilled demand and limited competition:   Many viable venture-backed companies have been unable to obtain sufficient growth financing from traditional lenders, such as commercial banks or asset-based finance companies, because traditional lenders normally underwrite to tangible asset values and/or operating cash flows. If such firms do provide financing, their loans normally contain financial performance covenants stipulating tangible asset coverages or setting standards of operating performance that do not apply to our target companies. Because sponsored growth lending and non-sponsored growth lending require specialized underwriting and investment structures that fit the distinct characteristics of venture-backed companies and non-sponsored growth companies, more traditional lending approaches largely do not apply to these companies. We also believe that our relationship-based approach to investing helps us to assess and manage investment risks and determine appropriate pricing for our debt investments in portfolio companies.
Competitive Advantages
We believe we are well positioned to address the market for growth lending in a manner that will result in a competitive advantage over other established sponsored growth lenders. We believe our competitive strengths and key differentiators include:
Experienced, Proven Management Team Supported by a Deep Bench of Dedicated Investment Professionals.
The senior investment professionals of Runway Growth Capital have over 23 years of experience as venture capitalists and lenders who have developed a disciplined, repeatable approach to investing and managing investments in high-growth potential businesses. We believe that the experience, relationships and disciplined investment and risk management processes of Runway Growth Capital’s investment professionals are a competitive advantage for us.
Our President and Chief Executive Officer, David Spreng, who is also the founder, Chief Executive Officer and Chief Investment Officer of Runway Growth Capital, has a unique combination of experience as a senior executive of a $20 billion asset management firm and over 30 years as a venture capital equity and debt investor. Mr. Spreng has been a leader in applying risk management processes to investing in equity and debt of small, fast-growing, private companies. Our Chief Financial Officer and Chief Operating Officer, Thomas Raterman, has more than 30 years of corporate finance, investment banking, private equity and financial executive management experience with rapidly growing entrepreneurial companies. Greg Greifeld, Managing Director, Deputy Chief Investment Officer and Head of Credit at Runway Growth Capital, has over 16 years of lending, venture capital, and investment management experience.
Runway Growth Capital has a broad team of professionals focused on every aspect of the investment lifecycle. Runway Growth Capital has origination, underwriting and portfolio monitoring teams that manage and oversee the investment process from identification of investment opportunity through negotiations of final term sheet and investment in a portfolio company followed by active portfolio monitoring. The team members serving investment management and oversight functions have significant operating experience and are not associated with origination functions to avoid any biased views of performance. This structure helps originators focus on identifying investment opportunities while other team members continue building relationships with our portfolio companies.
Provide Capital to Robust, High-Growth Venture-backed Companies.   We believe we are favorably positioned within the venture lending ecosystem, targeting primarily growth focused technology and life sciences companies. We believe the technology and life sciences industries are among the most attractive industries within the venture lending space, primarily representing large, addressable markets with strong and consistent growth. According to the Q4 2024 Pitchbook NVCA Venture Monitor and Pitchbook-NVCA industry classifications, venture capital deal volume for technology totaled approximately $183.8 billion in 2024, representing a 12.0% CAGR from 2014 to 2024. Venture capital deal volume for life science totaled approximately $36.3 billion in 2024, representing a 9.6% CAGR from 2014 to 2024. We believe companies within these industries can often be characterized as having asset-light business models, attractive recurring revenue streams and strong growth trajectories.
We invest across industries to diversify risk and deliver more stable returns. The investment professionals at Runway Growth Capital have extensive experience investing in the industries on which we focus, including technology, healthcare, business services, financial services, and select consumer services and products in other high-growth industries. Our ability to invest across diverse industries is supported by our Sponsored Growth Lending strategy and relationships with leading venture firms, who are generally industry experts in the areas in which they invest. We are able to leverage our relationships across equity providers, lenders, and advisers to source deals within the venture industry.

We believe we are able to access opportunities to finance companies that are both backed by venture capital sponsors as well as through direct lead generation and other relationships. While many growth lenders focus solely on sponsored lending, we believe we are differentiated in our approach by offering both sponsored growth lending and non-sponsored growth lending that are secured by the assets of many of the most dynamic, innovative and fastest growing companies in the United States.
Robust Disciplined Investment Process and Credit Analysis.   Runway Growth Capital’s senior investment professionals draw upon their substantial experience, including operating, lending, venture capital and growth investing, to manage the underwriting investment process. Credit analysis, which is a fundamental part of our investment process, is driven by our credit-first philosophy and utilizes the core competencies the team has developed. A strong assessment of underwriting transactions often enables development of structure and pricing terms to win deals and produce strong returns for risks taken versus other lenders that take a more formulaic approach to the business.
We believe the focused and disciplined approach that Runway Growth Capital applies to our lending strategy enables us to deliver strong, consistent returns to our investors. As of September 30, 2024, our debt portfolio is 98.6% first lien senior secured. Of our $2.2 billion total funded commitments since inception, our cumulative gross loss rate, as a percentage of total commitments since inception, has been 0.88% and our net losses, as a percentage of total commitments since inception, has been 0.71%. On average, our portfolio companies have raised $132.7 million of equity proceeds relative to our average loan commitment size of $41.3 million. To achieve this, we do not follow an “index” strategy or a narrowly focused approach, and we do not lend only to those companies that are backed by a specific set of sponsors. We believe that careful selection among many opportunities will yield the optimal portfolio results within both sponsored and non-sponsored lending opportunities — although we do expect the sponsored segment to represent the majority of the portfolio for the foreseeable future.
We maintain rigorous underwriting, monitoring and risk management processes across our portfolio, which is underpinned by our two main lending principles, first the ability to price risk and second the ability to measure and track enterprise value. Our investment process differs from many of our competitors in that we have a dedicated credit team, separate from the origination team that manages the underwriting process. Unlike many of our competitors, we underwrite the company and the loan separately and spend significant time analyzing the enterprise value of the company and potential upside from the equity component of the transaction.
Proprietary Risk Analytics Return Optimization.   Over the past 20 years, Runway Growth Capital’s senior investment professionals have iterated upon and built out an extensive due diligence process, which has resulted in the proprietary risk analysis used today. Mr. Spreng has overseen the development of a risk management model that helps to identify, analyze and mitigate risk within individual portfolio companies in the venture capital space. The model utilized by us today examines a consistent set of more than 30 quantitative and qualitative variables in four main risk areas (market, technology, management and financing) to generate a composite risk ranking for each portfolio company.
Flexible, Opportunity-Specific Pricing and Structure.   Runway Growth Capital’s comprehensive analysis assesses all factors and does not rely on any one criterion above or more than others. For example, we do not seek to provide financing to every early-stage company backed by top-tier venture firms, but only to those companies that, in our opinion, possess the most favorable risk and return characteristics for our investments. We seek to understand the attractiveness of each opportunity on its own merits. The quality of the venture investors involved is important, but it is only one component of our decision-making process. Within our Non-Sponsored Growth Lending strategy, we expect that many companies will have positive earnings before interest expense, income tax expenses, depreciation and amortization (“EBITDA”) but have been unable to access sufficient capital to fund current growth opportunities. We believe that gaining a comprehensive picture of an opportunity based on Runway Growth Capital’s defined assessment factors allows us to be more flexible, to identify price and structure inefficiencies in the debt market, better support our portfolio companies, and to maximize loan and warrant returns, while minimizing losses. In our Sponsored and Non-Sponsored Growth Lending strategies, we target our loan to be less than 25% of enterprise value at inception.

Strong Reputation and Deep Relationships.   Runway Growth Capital’s senior investment professionals enjoy reputations as innovative thought leaders, ingrained in the fabric of the venture community. Runway Growth Capital’s senior investment professionals have been active in venture capital investing, private lending, growth equity investing, corporate finance, and investment banking for more than two decades and are viewed as trustworthy partners to both management and venture investors as well as entrepreneurs. Our investment professionals’ experience has often encouraged private companies to work with a lender that can manage challenges and deviations from plans that often arise in developing companies.
Runway Growth Capital’s senior investment professionals also have established a network of relationships over two decades with various venture capital firms, venture banks, institutional investors, entrepreneurs and other venture capital market participants, which has allowed Runway Growth Capital to develop a variety of channels for investment originations and referrals. These investment professionals maintain ongoing dialogue with a number of venture capital firms across the country, leverage a suite of technologies to identify potential borrowers and often seek to be the first contact for new investment opportunities.
Use of Leverage
As a BDC, we are generally required to meet an asset coverage ratio, defined under the 1940 Act as the ratio of our gross assets (less all liabilities and indebtedness not represented by senior securities) to our outstanding senior securities, equal to 200% (or 150% if certain conditions are met) after each issuance of senior securities. On October 28, 2021, the Board approved a proposal that permits us to reduce our asset coverage ratio to 150%. On June 16, 2022, our stockholders approved the reduced asset coverage ratio at our 2022 annual meeting of stockholders. The reduced asset coverage ratio of 150% became effective upon receiving stockholder approval.
Credit Facility
On May 31, 2019, the Company entered into a Credit Agreement with KeyBank National Association, acting as administrative agent and syndication agent and the other lenders party thereto, which initially provided the Company with a $100.0 million commitment, subject to borrowing base requirements (as amended and restated from time to time, the “Credit Facility”). As of September 30, 2024, the Company had $550.0 million in total commitments available under the Credit Facility, subject to an accordion feature that allows the Company to increase the total commitments under the Credit Facility up to $600.0 million. The availability period under the Credit Facility expires on April 20, 2025 and is followed by a one-year amortization period. The stated maturity date under the Credit Facility is April 20, 2026, unless extended.
Borrowings under the Credit Facility bear interest on a per annum rate equal to the Adjusted Term SOFR plus an applicable margin rate that ranges from 2.95% to 3.35% per annum depending on the Company’s leverage ratio and number of eligible loans in the collateral pool. The Credit Facility provides for a variable advance rate of up to 65% on eligible term loans. The Company also pays an unused commitment fee that ranges from 0.25% to 1.00% per annum based on the total unused lender commitments under the Credit Facility.
The Credit Facility is collateralized by all eligible investment assets held by the Company. The Credit Facility contains representations, warranties, and affirmative and negative covenants customary for secured financings of this type, including certain financial covenants such as a consolidated tangible net worth requirement and a required asset coverage ratio.
For the three and nine months ended September 30, 2024, the weighted average outstanding principal balance was $273.0 million and $248.1 million, respectively, and the weighted average effective interest rate was 8.55% and 8.54%, respectively. For the three and nine months ended September 30, 2023, the weighted average outstanding principal balance was $250.3 million and $298.0 million, respectively, and the weighted average effective interest rate was 8.07% and 7.99%, respectively.
2026 Notes
On December 10, 2021, the Company entered into a master note purchase agreement, completing a private debt offering of $70.0 million in aggregate principal amount of 4.25% interest-bearing unsecured

Series 2021A Senior Notes due 2026 (the “December 2026 Notes”) to institutional accredited investors (as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The December 2026 Notes were issued in two closings: the initial issuance of $20.0 million closed on December 10, 2021 and the second issuance of $50.0 million closed on February 10, 2022. On April 13, 2023, the Company completed the first supplement to the master note purchase agreement, resulting in an additional private debt offering of $25.0 million in aggregate principal amount of 8.54% interest-bearing unsecured Series 2023A Senior Notes due 2026 (the “April 2026 Notes”) to institutional accredited investors (as defined in the Securities Act). The December 2026 Notes and the April 2026 Notes (collectively the “2026 Notes”) are subject to a 1.00% increase in the respective interest rates in the event that, subject to certain exceptions, the 2026 Notes cease to have an investment grade rating or receive an investment grade rating below the Investment Grade (as defined in the master note purchase agreement). The 2026 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.
December 2026 Notes
The December 2026 Notes bore an interest rate of 4.25% per year and were due on December 10, 2026, unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. The April 2026 Notes were repaid in full on January 21, 2026 and are no longer outstanding. Interest on the December 2026 Notes was be due semiannually in arrears on June 10 and December 10 of each year.
Aggregate costs in connection with the December 2026 Notes issuance were $1.0 million, and were capitalized and deferred. As of September 30, 2024 and December 31, 2023, unamortized deferred financing costs related to the December 2026 Notes were $0.4 million and $0.6 million, respectively.
April 2026 Notes
The April 2026 Notes bear an interest rate of 8.54% per year and are due on April 13, 2026, unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the April 2026 Notes will be due semiannually in arrears on April 13 and October 13 of each year.
Aggregate costs in connection with the April 2026 Notes issuance were $0.4 million, and were capitalized and deferred. As of September 30, 2024 and December 31, 2023, unamortized deferred financing costs related to the April 2026 Notes were $0.2 million and $0.3 million, respectively.
2027 Notes
July 2027 Notes
On July 28, 2022, the Company issued and sold $80.5 million in aggregate principal amount of 7.50% interest-bearing unsecured Notes due 2027 (the “July 2027 Notes”) under its shelf Registration Statement on Form N-2. The July 2027 Notes were issued pursuant to the Base Indenture dated July 28, 2022 (the “Base Indenture”) and First Supplemental Indenture, dated July 28, 2022 (together with the Base Indenture, the “Indenture”), between the Company and the Trustee, U.S. Bank Trust Company, National Association.
The July 2027 Notes bear an interest rate of 7.50% per year and are due on July 28, 2027. Interest on the 2027 Notes will be due quarterly in arrears on March 1, June 1, September 1 and December 1 of each year. The July 2027 Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after July 28, 2024, at a redemption price of $25 per July 2027 Note plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date fixed for redemption. The July 2027 Notes are general unsecured obligations of the Company that rank pari passu with the Company’s existing and future unsecured, unsubordinated indebtedness.
Aggregate costs in connection with the July 2027 Notes issuance, including the underwriter’s discount and commissions, were $2.7 million, and were capitalized and deferred. As of September 30, 2024 and

December 31, 2023, unamortized deferred financing costs related to the July 2027 Notes were $1.5 million and $1.9 million, respectively.
August 2027 Notes
On August 31, 2022, the Company issued and sold a private debt offering of $20.0 million in aggregate principal amount of 7.00% interest-bearing unsecured Series 2022A Senior Notes due 2027 (the “August 2027 Notes”) to HCM Master Fund Limited.
The August 2027 Notes bear an interest rate of 7.00% per year and are due on August 31, 2027, unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the August 2027 Notes will be due semiannually in arrears on February 15 and August 15 of each year. The August 2027 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.
Aggregate costs in connection with the August 2027 Notes issuance were $0.7 million, and were capitalized and deferred. As of September 30, 2024 and December 31, 2023, unamortized deferred financing costs related to the August 2027 Notes were $0.4 million and $0.5 million, respectively.
December 2027 Notes
On December 7, 2022, the Company issued and sold $51.75 million in aggregate principal amount of 8.00% interest-bearing unsecured Notes due 2027 (the “December 2027 Notes”) under its shelf Registration Statement on Form N-2. The December 2027 Notes were issued pursuant to the Base Indenture and Second Supplemental Indenture, dated December 7, 2022, between the Company and the Trustee, U.S. Bank Trust Company, National Association.
The December 2027 Notes bear an interest rate of 8.0% per year and are due on December 28, 2027. Interest on the December 2027 Notes will be due quarterly in arrears on March 1, June 1, September 1, and December 1 of each year. The December 2027 Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after December 31, 2024, at a redemption price of $25 per December 2027 Note plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date fixed for redemption. The December 2027 Notes are general unsecured obligations of the Company that rank pari passu with the Company’s existing and future unsecured, unsubordinated indebtedness.
Aggregate costs in connection with the December 2027 Notes issuance, including the underwriter’s discount and commissions, were $1.9 million, and were capitalized and deferred. As of September 30, 2024 and December 31, 2023, unamortized deferred financing costs related to the December 2027 Notes were $1.2 million and $1.5 million, respectively.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that you will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. The expenses shown in the table under “Annual expenses” are based on estimated amounts for our current fiscal year. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “us” or “the Company” or that “we” will pay fees or expenses, you will indirectly bear these fees or expenses as an investor in the Company.
2025
Stockholder transaction expenses:
Sales load (as a percentage of offering price)	—%(1)
Offering expenses (as a percentage of offering price)	—%(2)
Dividend reinvestment plan expenses	—%(3)
Total stockholder transaction expenses (as a percentage of offering price)	—%
Annual expenses (as a percentage of net assets attributable to common stock):
Management Fee payable under the Advisory Agreement	3.23%(4)(8)
Incentive Fee payable under the Advisory Agreement	2.91%(5)(8)
Interest payments and fees paid on borrowed funds	9.57%(6)(8)
Other expenses	1.49%(7)(8)
Total annual expenses	17.20%

(1)
In the event that the securities are sold to or through underwriters, a related prospectus supplement will disclose the applicable sales load (underwriting discount or commission).

(2)
A related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the estimated amount of offering expenses borne by the Company as a percentage of the offering price.

(3)
The expenses of the dividend reinvestment plan are included in “other expenses” in the table above. For additional information, see “Dividend Reinvestment Plan.”

(4)
Assumes the base management fee will be an amount equal to 0.375% (1.50% annualized) of our average daily Gross Assets during the most recently completed calendar quarter. See “Management and Other Agreements.”

(5)
The incentive fee, which provides Runway Growth Capital with a share of the income that Runway Growth Capital generates for us, consists of an Investment Income Fee and a Capital Gains Fee.

Under the Income Incentive Fee, we pay Runway Growth Capital each quarter an incentive fee with respect to our Pre-Incentive Fee net investment income. The Income Incentive Fee is calculated and payable quarterly in arrears based on the Pre-Incentive Fee net investment income for the immediately preceding fiscal quarter. Payments based on Pre-Incentive Fee net investment income will be based on the Pre-Incentive Fee net investment income earned for the quarter. Pre-Incentive Fee net investment income, expressed as a rate of return on the value of our net assets (defined as total assets less liabilities) at the end of the immediately preceding fiscal quarter, will be compared to a “hurdle rate” of 2.0% per quarter (8.0% annualized). We will pay Runway Growth Capital an Income Incentive Fee with respect to the our Pre-Incentive Fee net investment income in each calendar quarter as follows: (1) no Income Incentive Fee in any calendar quarter in which our Pre-Incentive Fee net investment income does not exceed the hurdle rate of 2.0%; (2) 80% of our Pre-Incentive Fee net investment income with respect to that portion of such Pre-Incentive Fee net investment income, if any, that exceeds the hurdle rate but is less than 2.667% in any calendar quarter (10.668% annualized) (the portion of our Pre-Incentive Fee net investment income that exceeds the hurdle but is less than 2.667% is referred to as the “catch-up”; the “catch-up” is meant to provide Runway Growth Capital with 20.0% of our Pre-Incentive Fee net investment income as if a hurdle did not apply if our Pre-Incentive Fee net investment income exceeds 2.667% in any calendar quarter (10.668% annualized)); and (3) 20.0% of the amount of our Pre-Incentive

Fee net investment income, if any, that exceeds 2.667% in any calendar quarter (10.668% annualized) payable to Runway Growth Capital (once the hurdle is reached and the catch-up is achieved, 20.0% of all Pre-Incentive Fee net investment income thereafter is allocated to Runway Growth Capital).
Under the Capital Gains Fee, we will pay Runway Growth Capital, as of the end of each calendar year, 20.0% of our aggregate cumulative realized capital gains, if any, from the date of our election to be regulated as a BDC through the end of that calendar year, computed net of our aggregate cumulative realized capital losses and aggregate cumulative unrealized capital depreciation through the end of such year, less the aggregate amount of any previously paid Capital Gains Fee. See “Management and Other Agreements.”
(6)
Interest payments on borrowed funds represents an estimate of our annualized interest expense based on borrowings under the Credit Agreement and the 2026 Notes and 2027 Notes. The assumed weighted average interest rate on our total debt outstanding was 7.41%. Assumes we have on average $362 million outstanding under the Credit Agreement and average $240 million in aggregate principal amount of the 2026 Notes and 2027 Notes outstanding. We may borrow additional funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. We may also issue additional debt securities or preferred stock, subject to our compliance with applicable requirements under the 1940 Act.

(7)
Includes our overhead expenses, such as payments under the Administration Agreement for certain expenses incurred by the Adviser. See “Management and Other Agreements.” We based these expenses on estimated amounts for the current fiscal year.

(8)
Estimated.

Example
The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage and that our annual operating expenses would remain at the levels set forth in the table above. Transaction expenses are included in the following example.
	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return from realized capital gains	$172	$456	$675	$1,026
The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. Because the Income Incentive Fee under the Advisory Agreement is unlikely to be significant assuming a 5% annual return, the example assumes that the 5% annual return will be generated entirely through the realization of capital gains on our assets and, as a result, will trigger the payment of the Capital Gains Fee under the Advisory Agreement. The Income Incentive Fee under the Advisory Agreement, which, assuming a 5% annual return, would either not be payable or have an immaterial impact on the expense amounts shown above, is not included in the example. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an Income Incentive Fee of a material amount, our expenses, and returns to our investors, would be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, if our Board authorizes and we declare a cash dividend, participants in our dividend reinvestment plan who have not otherwise elected to receive cash will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend. See “Dividend Reinvestment Plan” for additional information regarding our dividend reinvestment plan.
This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

FINANCIAL HIGHLIGHTS
Information regarding our financial highlights is incorporated by reference herein from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q.

SELECTED FINANCIAL INFORMATION AND OTHER DATA
The information in “Item 8. Consolidated Financial Statements and Supplementary Data,” including the financial notes related thereto, of our most recent Annual Report on Form 10-K, and in “Item 1. Consolidated Statements of Assets and Liabilities” and “Item 1. Consolidated Statements of Operations,” including the financial notes related thereto, of our most recent Quarterly Report on Form 10-Q are incorporated by reference herein.

RISK FACTORS
Investing in our securities involves a number of significant risks. Before you invest in our securities, you should be aware of and carefully consider the various risks associated with the investment, including those described in this prospectus, any accompanying prospectus supplement, any related free writing prospectus we may authorize in connection with a specific offering, “Part I, Item IA. Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein in their entirety, “Part II, Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q, which is incorporated by reference herein in their entirety, and any document incorporated by reference herein. You should carefully consider these risk factors, together with all of the other information included in this prospectus, any accompanying prospectus supplement and any related free writing prospectus we may authorize in connection with a specific offering, before you decide whether to make an investment in our securities. The risks set out and described in these documents are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our business, operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, you may lose all or part of your investment. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement, any related free writing prospectus and any documents we may incorporate by reference herein contain forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•
changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets;

•
an economic downturn or recession could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;

•
such an economic downturn could disproportionately impact the companies that we intend to target for investment, potentially causing us to experience a decrease in investment opportunities and diminished demand for capital from these companies;

•
a contraction of available credit and/or an inability to access the equity markets that could impair our lending and investment activities;

•
interest rate volatility that could adversely affect our results, particularly to the extent that we use leverage as part of our investment strategy;

•
the impact of interest and inflation rates on our business prospects and the prospects of our portfolio companies;

•
our business prospects and the prospects of our portfolio companies

•
our contractual arrangements and relationships with third parties;

•
the ability of our portfolio companies to achieve their objectives;

•
competition with other entities and our affiliates for investment opportunities;

•
the speculative and illiquid nature of our investments;

•
the use of borrowed money to finance a portion of our investments;

•
the adequacy of our financing sources and working capital;

•
the loss of key personnel and members of our management team;

•
the timing of cash flows, if any, from the operations of our portfolio companies

•
the ability of our external investment adviser, Runway Growth Capital LLC, to locate suitable investments for us and to monitor and administer our investments;

•
the ability of Runway Growth Capital LLC to attract and retain highly talented professionals;

•
our ability to qualify and maintain our qualification as a RIC under Subchapter M of the Code, and as a BDC;

•
the occurrence of a disaster, such as a cyber-attack against us or against a third party that has access to our data or networks, a natural catastrophe, an industrial accident, failure of our disaster-recovery systems, or consequential employee error;

•
the effect of legal, tax, and regulatory changes; and

•
the other risks, uncertainties and other factors we identify under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and in our other filings with the SEC.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus, the prospectus supplement, any documents we may incorporate by reference herein, and any related free writing prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the dates of this prospectus, the prospectus supplement, any documents we may incorporate by reference herein, and any related free writing prospectus. Moreover, we assume no duty and do not undertake to update the forward-looking statements. Because we are an investment company, the forward-looking statements and projections contained in this prospectus are excluded from the safe harbor protection provided by Section 21E of the Exchange Act.

USE OF PROCEEDS
Unless otherwise specified in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of our securities pursuant to this prospectus for general corporate purposes, which may include, among other things, investing in accordance with our investment objective and strategy, repayment of any outstanding indebtedness, paying operating expenses and other general corporate purposes.
We anticipate that substantially all of the net proceeds of an offering of securities pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus will be used for the above purposes within three months of any such offering, depending on the availability of appropriate investment opportunities consistent with our investment objective, but no longer than within six months of any such offerings.
Pending such uses and investments, we intend to invest any net proceeds from an offering primarily in cash, cash equivalents, U.S. government securities and other high-quality investment grade investments that mature in one year or less from the date of investment. The income we earn on such temporary investments generally will be less than what we would expect to receive from investments in the types of investments we intend to target. Our ability to achieve our investment objective may be limited to the extent that the net proceeds from an offering, pending full investment, are held in interest-bearing deposits or other short-term instruments. The prospectus supplement relating to an offering will more fully identify the use of proceeds from any offering.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS
Our common stock began trading on the Nasdaq Global Select Market (“Nasdaq”) on October 21, 2021, under the symbol “RWAY” in connection with our initial public offering of shares of our common stock. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K. Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from net asset value (“NAV”) per share or at premiums that are unsustainable over the long term are separate and distinct from the risk that our NAV per share will decrease. It is not possible to predict whether our common stock will trade at, above, or below NAV per share. See “Item 1A. Risk Factors — Risks Related to an Investment in Our Common Stock” in our most recent annual report on Form 10-K. On March 17, 2025, the last reported closing sales price of our common stock on the Nasdaq was $10.89 per share, which represented a discount of approximately 18.7% to our NAV per share of $13.39 as of September 30, 2024.
Prior to our initial public offering, the shares of our common stock were offered and sold in transactions exempt from registration under the Securities Act.
The following table sets forth the most recent fiscal quarter’s NAV per share of our common stock, the high and low closing sales prices of our common stock, such sales prices as a percentage of NAV per share and quarterly distribution per share.
	Net Asset Value(1)		Price Range		High Sale Price Premium (Discount) to Net Asset Value(2)	Low Sale Price Premium (Discount) to Net Asset Value(2)	Cash Dividend Per Share(3)
Class and Period			High	Low
Year ending December 31, 2025
(through March 17, 2025)	$	*	$11.63	$10.82	*%	*%	$	*
Year ending December 31, 2024
Fourth Quarter		*	10.96	9.97	*	*		0.40
Third Quarter		13.39	12.02	10.10	(10.2)	(24.4)		0.45
Second Quarter		13.14	13.25	11.57	0.8	(11.9)		0.47
First Quarter		13.36	13.67	11.56	2.3	(13.5)		0.47
Year ending December 31, 2023
Fourth Quarter		13.50	13.24	11.90	(2.0)	(11.9)		0.46
Third Quarter		14.08	13.55	12.15	(3.8)	(13.7)		0.45
Second Quarter		14.17	12.63	10.60	(10.9)	(25.2)		0.45
First Quarter		14.07	13.85	10.89	(1.6)	(22.6)		0.45
Year ending December 31, 2022
Fourth Quarter		14.22	13.52	11.31	(4.9)	(20.5)		0.36
Third Quarter		14.12	13.81	11.24	(2.2)	(20.4)		0.33
Second Quarter		14.14	14.51	10.98	2.6	(22.3)		0.30
First Quarter		14.45	14.77	12.21	2.2	(15.5)		0.27

*
Not determined at time of filing

(1)
NAV per share is generally determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)
Calculated as the respective high or low closing sales price less net asset value, divided by net asset value (in each case, as of the applicable quarter).

(3)
Represents the dividend or distribution declared in the relevant quarter.

Distribution Policy
As a RIC, we must distribute an amount equal to at least the sum of (i) 90% of our investment company taxable income (which includes, among other items, dividends, interest and the excess of any net realized short-term capital gains over net realized long-term capital losses and other taxable income (other than any net capital gain), reduced by deductible expenses) determined without regard to the deduction for dividends and distributions paid and (ii) 90% of our net tax-exempt interest income (which is the excess of our gross tax-exempt interest income over certain disallowed deductions), or the “Annual Distribution Requirement.” We intend to distribute annually all or substantially all of such income. Generally, if we fail to meet this Annual Distribution Requirement for any taxable year, we will fail to qualify as a RIC for such taxable year. To the extent we meet the Annual Distribution Requirement for a taxable year, but retain our net capital gains for investment or any investment company taxable income, we will be subject to U.S. federal income tax on such retained capital gains and investment company taxable income. We may choose to retain our net capital gains for investment or any investment company taxable income, and pay the associated U.S. federal income tax, including any nondeductible 4% U.S. federal excise tax described below, if applicable.
We are subject to a nondeductible 4% U.S. federal excise tax on certain of our undistributed income, unless we timely distribute (or are deemed to have timely distributed) an amount equal to the sum of:
•
at least 98% of our ordinary income (not taking into account any capital gains or losses) for the calendar year;

•
at least 98.2% of our capital gain net income for a one-year period generally ending on October 31 of the calendar year (unless an election is made by us to use our taxable year); and

•
any net ordinary income and capital gain net income that we recognized for preceding years, but were not distributed during such years, and on which we paid no U.S. federal income tax.

While we intend to distribute any income and capital gains in order to avoid imposition of this nondeductible 4% U.S. federal excise tax, we may not be successful in avoiding entirely the imposition of this tax. In that case, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.
We are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while any senior securities are outstanding unless we meet the applicable asset coverage ratios. See “— Regulation as a Business Development Company — Senior Securities.” In our most recent Annual Report on Form 10-K. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or to avoid the 4% U.S. federal excise tax, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If our expenses in a given year exceed investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, we may, for tax purposes, have aggregate taxable income for several years that we are required to distribute and that is taxable to our stockholders even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, stockholders may receive a larger capital gain distribution than they would have received in the absence of such transactions.

Dividends Declared
The following table reflects the distributions declared on shares of our common stock during the nine months period ended September 30, 2024:
Date Declared	Record Date	Payment Date	Distribution per Share
February 1, 2024	February 12, 2024	February 28, 2024	$0.47
April 30, 2024	May 10, 2024	May 24, 2024	$0.47
July 30, 2024	August 12, 2024	August 26, 2024	$0.45
The following table reflects the distributions declared on shares of our common stock during the year ended December 31, 2023:
Date Declared	Record Date	Payment Date	Distribution per Share
February 23, 2023	March 7, 2023	March 21, 2023	$0.45
May 2, 2023	May 15, 2023	May 31, 2023	$0.45
August 1, 2023	August 15, 2023	August 31, 2023	$0.45
November 1, 2023	November 13, 2023	November 28, 2023	$0.46
The following table reflects the distributions declared on shares of our common stock during the year ended December 31, 2022:
Date Declared	Record Date	Payment Date	Distribution per Share
February 24, 2022	March 8, 2022	March 22, 2022	$0.27
April 28, 2022	May 10, 2022	May 24, 2022	$0.30
July 28, 2022	August 9, 2022	August 23, 2022	$0.33
October 27, 2022	November 8, 2022	November 22, 2022	$0.36
The following table reflects the distributions declared on shares of our common stock during the year ended December 31, 2021:
Date Declared	Record Date	Payment Date	Distribution per Share
March 4, 2021	March 5, 2021	March 19, 2021	$0.37
April 29, 2021	April 30, 2021	May 13, 2021	$0.37
July 19, 2021	July 20, 2021	August 12, 2021	$0.34
October 28, 2021	November 8, 2021	November 22, 2021	$0.25
The following table reflects the distributions declared on shares of our common stock during the year ended December 31, 2020:
Date Declared	Record Date	Payment Date	Distribution per Share
March 5, 2021	March 6, 2020	March 20, 2020	$0.40
May 7, 2020	May 8, 2020	May 21, 2020	$0.35
August 5, 2020	August 6, 2020	August 20, 2020	$0.36
October 1, 2020	October 1, 2020	November 12, 2020	$0.38

The following table reflects the distributions declared on shares of our common stock during the year ended December 31, 2019:
Date Declared	Record Date	Payment Date	Distribution per Share
March 22, 2019	March 22, 2019	March 26, 2019	$0.40
March 22, 2019	May 7, 2019	May 21, 2019	$0.45
May 2, 2019	May 31, 2019	July 16, 2019	$0.46
July 30, 2019	August 8, 2019	August 26, 2019	$0.45
September 27, 2019	September 30, 2019	November 12, 2019	$0.04
December 9, 2019	December 10, 2019	December 23, 2019	$0.40
The following table reflects the distributions declared on shares of our common stock during the year ended December 31, 2018:
Date Declared	Record Date	Payment Date	Distribution per Share
May 3, 2018	May 15, 2018	May 31, 2018	$0.15
July 26, 2018	August 15, 2018	August 31, 2018	$0.25
November 1, 2018	October 31, 2018	November 15, 2018	$0.35
Dividend Reinvestment
We have adopted an “opt out” dividend reinvestment plan for our stockholders. See “Dividend Reinvestment Plan.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
The information contained in “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and in “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Quarterly Report on Form 10-Q are incorporated by reference herein and should be read in conjunction with, and are qualified by reference to, our financial statements and notes thereto included in such Annual Report on Form 10-K and such Quarterly Report on Form 10-Q, as applicable.

BUSINESS
The information contained in “Part I, Item 1. Business,” “Part I, Item 2. Properties” and “Part I, Item 3. Legal Proceedings” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1. Legal Proceedings” of our most recent Quarterly Report on Form 10-Q are incorporated herein by reference.
SENIOR SECURITIES
Information about our senior securities as of the fiscal years ended December 31, 2023, December 31, 2022, December 31, 2021, December 31, 2020, December 31, 2019, and December 31, 2018 is located in Part II, Item 8, Note 7 — Borrowings in our most recent annual report on Form 10-K and is incorporated by reference into the Registration Statement of which this prospectus, any accompanying prospectus supplement and any related free writing prospectus is part. The report of RSM US, LLP, our independent registered public accounting firm, on the audited consolidated financial statements as of December 31, 2023 and December 31, 2022, which include the senior securities table, is included in our most recent annual report on Form 10-K and is incorporated by reference into the Registration Statement of which this prospectus, any accompanying prospectus supplement and any related free writing prospectus is part.
Information about our senior securities is shown in the following table as of September 30, 2024 (unaudited) and December 31, 2023 (in thousands).
Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
2027 Notes
September 30, 2024 (unaudited)	$152,250	$4,332	—	N/A
December 31, 2023	$152,250	$4,593	—	N/A
December 31, 2022	$152,250	$4,784	—	N/A
December 31, 2021	$—	$—	—	N/A
December 31, 2020	$—	$—	—	N/A
December 31, 2019	$—	$—	—	N/A
December 31, 2018	$—	$—	—	N/A
2026 Notes
September 30, 2024 (unaudited)	$95,000	$6,341	—	N/A
December 31, 2023	$95,000	$6,759	—	N/A
December 31, 2022	$70,000	$9,229	—	N/A
December 31, 2021	$20,000	$31,310	—	N/A
December 31, 2020	$—	$—	—	N/A
December 31, 2019	$—	$—	—	N/A
December 31, 2018	$—	$—	—	N/A
Credit Facility
September 30, 2024 (unaudited)	$302,000	$2,680	—	N/A
December 31, 2023	$272,000	$3,011	—	N/A
December 31, 2022	$337,000	$2,709	—	N/A
December 31, 2021	$61,000	$10,938	—	N/A
December 31, 2020	$99,000	$5,710	—	N/A
December 31, 2019	$61,000	$7,169	—	N/A
December 31, 2018	$—	$—	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
Credit Facility – CIBC(5)
September 30, 2024 (unaudited)	$—	$—	—	N/A
December 31, 2023	$—	$—	—	N/A
December 31, 2022	$—	$—	—	N/A
December 31, 2021	$—	$—	—	N/A
December 31, 2020	$—	$—	—	N/A
December 31, 2019	$—	$—	—	N/A
December 31, 2018	$59,500	$3,813	—	N/A
Total
September 30, 2024 (unaudited)	$549,250	$1,924	—	N/A
December 31, 2023	$519,250	$2,054	—	N/A
December 31, 2022	$559,250	$2,030	—	N/A
December 31, 2021	$81,000	$8,484	—	N/A
December 31, 2020	$99,000	$5,710	—	N/A
December 31, 2019	$61,000	$7,169	—	N/A
December 31, 2018	$59,500	$3,813	—	N/A

(1)
Total amount of each class of senior securities outstanding.

(2)
Asset coverage per unit is the ratio of the carrying value of total assets, less all liabilities excluding indebtedness represented by senior securities in this table to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.

(3)
The amount to which such class of senior security would be entitled upon the Company’s involuntary liquidation in preference to any security junior to it. The “— “ in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)
Not applicable because the senior securities are not registered for public trading.

(5)
On June 22, 2018, the Company entered into the credit facility with CIBC. On May 31, 2019, in conjunction with securing and entering into the new Credit Facility, the Company terminated the credit facility with CIBC.

PORTFOLIO COMPANIES
The following table sets forth certain information regarding each of the portfolio companies in which we had a debt or equity investment as of September 30, 2024. We may receive rights to observe the meetings of our portfolio companies’ board of directors. Other than these investments, our only relationship with our portfolio companies are the managerial assistance we may separately provide to our portfolio companies, which services would be ancillary to our investments. As of September 30, 2024, one representative of the Adviser held positions on the board of directors of Snagajob.com, Inc., Coginiti Corp, and Gynesonics, Inc. As of September 30, 2024, the Adviser held responsibility for all managerial responsibilities of Pivot 3, Inc. As of September 30, 2024, with the exception of Pivot3, Inc., we did not “control” any of our portfolio companies as defined in the 1940 Act. As of September 30, 2024, with the exception of Coginiti Corp, and Gynesonics, Inc., we are not an “affiliate” of any of our portfolio companies, each as defined in the 1940 Act. In general, under the 1940 Act, we would “control” a portfolio company if we owned 25% or more of its voting securities and would be an “affiliate” of a portfolio company if we owned five percent or more of its voting securities.

Runway Growth Finance Corp.
Schedule of Investments
September 30, 2024
(In thousands, except per share data)
Portfolio Company	Address	Investment Type	Investment Description	Maturity Date	Principal ($)	Shares	Percentage of Class Held on a Fully Diluted Basis	Cost ($)	Fair Value ($)
Non-Control/Non-Affiliate Investments
Debt Investments
Application Software
Airship Group, Inc.	1225 West Burnside Suite 401 Portland, OR 97209 United States	Senior Secured	SOFR+3.75%, 9.08% floor, 3.00% PIK, 3.25% ETP	6/15/2028	48,759	N/A	N/A	48,005	47,952
Blueshift Labs, Inc.	433 California Street Suite 800 8th Floor San Francisco, CA 94104 United States	Senior Secured	SOFR+6.25%, 11.25% floor, 2.00% PIK, 1.50% ETP	12/15/2028	25,886	N/A	N/A	25,573	23,777
Circadence Corporation	1900 9th Street Suite 300 Boulder, CO 80302 United States	Senior Secured	SOFR+9.50%, 12.26% floor, 7.50% ETP	12/15/2025	23,752	N/A	N/A	25,102	20,034
FiscalNote, Inc.	1201 Pennsylvania Avenue North West 6th Floor Washington, DC 20004 United States	Senior Secured	PRIME+5.00%, 9.00% floor, 1.00% PIK, 5.75% ETP	7/15/2027	38,896	N/A	N/A	40,827	37,872
Snap! Mobile, Inc.	8300 7th Avenue South Seattle, WA 98108 United States	Senior Secured	SOFR+7.50%, 12.10% floor, 3.83% ETP	9/30/2028	18,000	N/A	N/A	17,431	17,431
VTX Intermediate Holdings, Inc. (dba VertexOne)	1321 Upland Drive Suite 8389 Houston, TX 77043 United States	Senior Secured	SOFR+9.00%, 9.50% floor, 10.00% cash cap, 4.50% ETP	12/28/2026	91,086	N/A	N/A	92,497	89,313
Total Application Software – 46.59%*								249,435	236,379
Asset Management & Custody Banks
Betterment Holdings, Inc.	450 West 33rd Street Eleventh Floor New York, NY 10001 United States	Senior Secured	PRIME+4.50%, 8.50% floor	10/6/2027	8,000	N/A	N/A	7,905	8,058
Total Asset Management & Custody Banks – 1.59%*								7,905	8,058
Data Processing & Outsourced Services
Elevate Services, Inc.	2375 East Camelback Road Suite 690 Phoenix, AZ 85016 United States	Senior Secured	SOFR+7.50%, 12.78% floor	7/10/2027	26,000	N/A	N/A	25,244	26,186
Interactions Corporation	31 Hayward Street Suite E Franklin, MA 02038 United States	Senior Secured	SOFR+9.26%, 9.76% floor, 3.4375% ETP	6/15/2027	40,000	N/A	N/A	40,236	39,723
Predactiv, Inc. (fka Sharethis, Inc.)	3000 El Camino Real Building 4, Suite 200 Palo Alto, CA 94306 United States	Senior Secured	SOFR+9.25%, 11.86% floor, 4.00% ETP	10/31/2024	17,678	N/A	N/A	18,302	18,506
		Senior Secured	SOFR+8.25%, 10.86% floor, 4.00% ETP	10/31/2024	842	N/A	N/A	872	881
Vesta Payment Solutions, Inc.	5400 Meadows Road, 5th Floor Lake Oswego, OR 97035 United States	Senior Secured	SOFR+7.00%, 9.00% floor, 5.00% ETP	11/15/2026	25,000	N/A	N/A	25,291	22,441
Total Data Processing & Outsourced Services – 21.23%*								109,945	107,737
Electronic Equipment & Instruments
Brivo, Inc.	7700 Old Georgetown Road Suite 300 Bethesda, MD 20814 United States	Senior Secured	SOFR+6.85%, 10.89% floor, 3.00% ETP	10/20/2027	32,293	N/A	N/A	32,424	32,725
Total Electronic Equipment & Instruments – 6.45%*								32,424	32,725
Healthcare Equipment
Moximed, Inc.	46602 Landing Parkway Fremont, CA 94538 United States	Senior Secured	PRIME+5.25%, 8.75% floor, 3.50% ETP	7/1/2027	15,000	N/A	N/A	15,038	15,350
Total Healthcare Equipment – 3.03%*								15,038	15,350

*   Value as percentage of net assets

Portfolio Company	Address	Investment Type	Investment Description	Maturity Date	Principal ($)	Shares	Percentage of Class Held on a Fully Diluted Basis	Cost ($)	Fair Value ($)
Healthcare Technology
EBR Systems, Inc.	480 Oakmead Parkway Sunnyvale, CA 94085 United States	Senior Secured	PRIME+4.90%, 8.90% floor, 4.50% ETP	6/15/2027	40,000	N/A	N/A	39,900	40,067
Mingle Healthcare Solutions, Inc.	8911 South Sandy Parkway Suite 200 Sandy, UT 84070 United States	Senior Secured	SOFR+9.75%, 12.26% floor, 10.50% ETP	12/15/2026	4,322	N/A	N/A	4,952	2,609
Nalu Medical, Inc.	2320 Faraday Avenue Suite 100 Carlsbad, CA 92008 United States	Senior Secured	PRIME+2.70%, 6.70% floor, 2.00% PIK, 4.50% ETP	10/12/2027	20,797	N/A	N/A	20,884	21,355
Onward Medical, N.V.	Schimmelt 2 5611 ZX Eindhoven Netherlands	Senior Secured	SOFR+6.50%, 10.75% floor, 2.50% ETP	6/15/2028	17,088	N/A	N/A	16,630	16,630
Route 92 Medical, Inc.	155 Bovet Road Suite 100 San Mateo, CA 94402 United States	Senior Secured	SOFR+8.48%, 8.98% floor, 3.95% ETP	7/1/2026	35,000	N/A	N/A	34,787	35,664
SetPoint Medical Corporation	25101 Rye Canyon Loop Valencia, CA 91355 United States	Senior Secured	SOFR+5.75%, 9.00% floor, 4.00% ETP	12/1/2027	25,000	N/A	N/A	25,180	25,760
Total Healthcare Technology – 28.00%*								142,333	142,085
Human Resource & Employment Services
Snagajob.com, Inc.	50 Milk Street Boston, MA 02109 United States	Senior Secured	SOFR+8.50% PIK, 9.00% floor, 2.75% ETP	9/1/2025	42,297	N/A	N/A	42,739	37,325
Total Human Resource & Employment Services – 7.36%*								42,739	37,325
Internet & Direct Marketing Retail
Madison Reed, Inc.	430 Shotwell Street San Francisco, CA 94110 United States	Senior Secured	PRIME+4.75%, 11.00% floor, 11.00% cash cap, 3.00% ETP	12/16/2026	16,159	N/A	N/A	16,089	16,210
Marley Spoon SE	Paul-Lincke-Ufer 39-40 10999 Berlin, Germany	Senior Secured	SOFR+7.50%, 8.26% floor, 1.25% PIK, 1.00% ETP	6/15/2027	38,295	N/A	N/A	38,258	36,753
Total Internet & Direct Marketing Retail – 10.44%*								54,347	52,963
Internet Software and Services
Bombora, Inc.	102 Madison Avenue Floor 5 New York, NY 10016 United States	Senior Secured	SOFR+4.75%, 6.75% floor, 3.25% PIK, 0.96% ETP	1/15/2028	28,674	N/A	N/A	28,620	28,413
CarNow, Inc.	1100 Circle 75 Parkway Suite 800 Atlanta, GA 30339 United States	Senior Secured	SOFR+7.25%, 11.75% floor, 1.60% ETP	3/22/2029	20,000	N/A	N/A	17,619	17,698
Skillshare, Inc.	215 Park Avenue South 11th Floor New York, NY 10003 United States	Senior Secured	SOFR+6.50%, 10.72% floor, 3.00% ETP	11/8/2026	30,000	N/A	N/A	30,144	29,502
Synack, Inc.	303 Twin Dolphin Drive, 6th Floor Redwood City, CA 94065 United States	Senior Secured	SOFR+7.00%, 11.07% floor, 1.00% ETP	12/29/2028	40,000	N/A	N/A	39,844	39,893
Zinnia Corporate Holdings, LLC	5801 Southwest 6th Avenue Topeka, KS 66636 United States	Senior Secured	SOFR+8.00%, 10.00% floor	9/21/2029	40,000	N/A	N/A	39,202	39,202
Total Internet Software and Services – 30.49%*								155,429	154,708
Property & Casualty Insurance
Kin Insurance, Inc.	222 Merchandise Mart Plaza Suite 228 Chicago, IL 60654 United States	Senior Secured	PRIME+6.25%, 12.50% floor, 3.30% ETP	9/15/2026	75,000	N/A	N/A	75,675	76,125
Total Property & Casualty Insurance – 15.00%*								75,675	76,125
System Software
3PL Central LLC (dba Extensiv)	100 North Pacific Coast Highway Suite 1100 El Segundo, CA 90245 United States	Senior Secured	SOFR+4.50%, 6.50% floor, 2.50% PIK, 2.34% ETP	11/9/2027	71,751	N/A	N/A	71,741	69,333
Linxup, LLC	424 South Woods Mill Road Suite 210 Saint Louis, MO 63017 United States	Senior Secured	PRIME+3.25%, 11.75% floor, 2.25% ETP	11/15/2027	30,000	N/A	N/A	29,703	30,556

*   Value as percentage of net assets

Portfolio Company	Address	Investment Type	Investment Description	Maturity Date	Principal ($)	Shares	Percentage of Class Held on a Fully Diluted Basis	Cost ($)	Fair Value ($)
Dejero Labs Inc.	410 Albert Street Suite 200 Waterloo, Ontario N2L 3V3 Canada	Second Lien	SOFR+8.00%, 8.50% floor, 2.00% PIK, 3.00% ETP	12/22/2025	14,390	N/A	N/A	14,590	14,501
Total System Software – 22.55%*								116,034	114,390
Total Debt Investments – 192.73%*								1,001,304	977,845
Equity Investments
Advertising
Minute Media Inc.	10 Northburgh St, London EC1V 0AT, United Kingdom	Equity	Preferred Stock	N/A	N/A	1,039	N/A	120	125
		Equity	Common Stock	N/A	N/A	136	N/A	16	14
Total Advertising – 0.02%*								136	139
Application Software
Aria Systems, Inc.	575 Market Street 4th Floor San Francisco, CA 94105 United States	Equity	Series G Preferred Stock	N/A	N/A	289,419	N/A	250	250
FiscalNote, Inc.	1201 Pennsylvania Avenue North West 6th Floor Washington, DC 20004 United States	Equity	Common Stock	N/A	N/A	230,881	0.16%	438	296
Total Application Software – 0.11%*								688	546
Healthcare Technology
CareCloud, Inc.	7 Clyde Road Somerset Franklin Township, NJ 08873 United States	Equity	11% Series A Cumulative Redeemable Perpetual Preferred Stock	N/A	N/A	462,064	N/A	12,132	5,526
Total Healthcare Technology – 1.09%*								12,132	5,526
Human Resource & Employment Services
Snagajob.com, Inc.	50 Milk Street Boston, MA 02109 United States	Equity	Convertible Note	12/31/2026	N/A	1,696	N/A	1,696	—
Total Human Resource & Employment Services – 0.00%*								1,696	—
Internet & Direct Marketing Retail
Marley Spoon SE	Paul-Lincke-Ufer 39-40 10999 Berlin, Germany	Equity	Common Stock	N/A	N/A	46,004	0.22%	410	60
Total Internet & Direct Marketing Retail – 0.01%*								410	60
Technology Hardware, Storage & Peripherals
Quantum Corporation	224 Airport Parkway Suite 550 San Jose, CA 95110 United States	Equity	Common Stock	N/A	N/A	22,986	N/A	2,607	80
zSpace, Inc.	490 De Guigne Drive, Suite 200 Sunnyvale, CA 94085 United States	Equity	Common Stock	N/A	N/A	6,078,499	N/A	1,119	—
Total Technology Hardware, Storage & Peripherals – 0.02%*								3,726	80
Total Equity Investments – 1.25%*								18,788	6,351
Warrants
Application Software
3DNA Corp. (dba NationBuilder)	PO Box 811428 Los Angeles, CA 90081 United States	Warrants	Series C-1 Preferred Stock	12/28/2028	N/A	273,164	N/A	104	—
Airship Group, Inc.	1225 West Burnside Suite 401 Portland, OR 97209 United States	Warrants	Series F Preferred Stock	6/28/2034	N/A	519,313	N/A	414	450
Aria Systems, Inc.	575 Market Street 4th Floor San Francisco, CA 94105 United States	Warrants	Series G Preferred Stock	6/29/2028	N/A	2,387,705	N/A	1,048	1,133
Blueshift Labs, Inc.	433 California Street Suite 800 8th Floor San Francisco, CA 94104 United States	Warrants	Success fee	N/A	N/A	N/A	N/A	167	188
Circadence Corporation	1900 9th Street Suite 300 Boulder, CO 80302 United States	Warrants	Series A-6 Preferred Stock	12/20/2028	N/A	1,538,462	N/A	3,630	229

*   Value as percentage of net assets

Portfolio Company	Address	Investment Type	Investment Description	Maturity Date	Principal ($)	Shares	Percentage of Class Held on a Fully Diluted Basis	Cost ($)	Fair Value ($)
		Warrants	Series A-6 Preferred Stock	10/31/2029	N/A	384,615	N/A	846	57
		Warrants	Success fee	N/A	N/A	N/A	N/A	304	287
Dtex Systems, Inc.	19630 Allendale Avenue Suite 2218 Saratoga, CA 95070 United States	Warrants	Series C-Prime Preferred Stock	6/1/2025	N/A	500,000	N/A	59	731
		Warrants	Series C-Prime Preferred Stock	7/11/2026	N/A	833,333	N/A	115	1,218
FiscalNote, Inc.	1201 Pennsylvania Avenue North West 6th Floor Washington, DC 20004 United States	Warrants	Earnout	7/29/2027	N/A	N/A	N/A	127	14
Snap! Mobile, Inc.	8300 7th Avenue South Seattle, WA 98108 United States	Warrants	Series B Preferred Stock	9/30/2034	N/A	19,140	N/A	345	345
Total Application Software – 0.92%*								7,159	4,652
Asset Management & Custody Banks
Betterment Holdings, Inc.	450 West 33rd Street Eleventh Floor New York, NY 10001 United States	Warrants	Common Stock	10/6/2033	N/A	7,680	N/A	35	63
		Warrants	Common Stock	10/6/2033	N/A	9,818	N/A	40	74
Total Asset Management & Custody Banks – 0.03%*								75	137
Biotechnology
Mustang Bio, Inc.	377 Plantation Street Worcester, MA 01605 United States	Warrants	Common Stock	3/4/2032	N/A	49,869	N/A	315	9
TRACON Pharmaceuticals, Inc.	4350 La Jolla Village Drive Suite 800 San Diego, CA 92122 United States	Warrants	Common Stock	9/2/2032	N/A	7,538	N/A	226	—
Total Biotechnology – 0.00%*								541	9
Computer & Electronics Retail
Massdrop, Inc.	115 North McCarthy Boulevard Milpitas, CA 95035 United States	Warrants	Series B Preferred Stock	7/22/2029	N/A	848,093	N/A	183	—
Total Computer & Electronics Retail – 0.00%*								183	—
Data Processing & Outsourced Services
Elevate Services, Inc.	2375 East Camelback Road Suite 690 Phoenix, AZ 85016 United States	Warrants	Series C Preferred Stock	7/10/2033	N/A	248,997	N/A	447	444
		Warrants	Series C Preferred Stock	7/17/2034	N/A	74,700	N/A	118	133
Interactions Corporation	31 Hayward Street Suite E Franklin, MA 02038 United States	Warrants	Common Stock	6/24/2032	N/A	189,408	N/A	219	16
Predactiv, Inc. (fka Sharethis, Inc.)	3000 El Camino Real Building 4, Suite 200 Palo Alto, CA 94306 United States	Warrants	Series D-3 Preferred Stock	12/3/2028	N/A	647,615	N/A	2,162	132
Total Data Processing & Outsourced Services – 0.14%*								2,946	725
Electronic Equipment & Instruments
Brivo, Inc.	7700 Old Georgetown Road Suite 300 Bethesda, MD 20814 United States	Warrants	Series A-2 Preferred Stock	10/20/2032	N/A	201,000	N/A	98	154
Epic IO Technologies, Inc.	3463 Lakemont Boulevard Suite 104 Fort Mill, SC 29708 United States	Warrants	Success fee	12/17/2028	N/A	N/A	N/A	505	343
Total Electronic Equipment & Instruments – 0.10%*								603	497
Healthcare Equipment
Moximed, Inc.	46602 Landing Parkway Fremont, CA 94538 United States	Warrants	Series C Preferred Stock	6/24/2032	N/A	214,285	N/A	175	11

*   Value as percentage of net assets

Portfolio Company	Address	Investment Type	Investment Description	Maturity Date	Principal ($)	Shares	Percentage of Class Held on a Fully Diluted Basis	Cost ($)	Fair Value ($)
Revelle Aesthetics, Inc.	2570 West El Camino Real Suite 310 Mountain View, CA 94040 United States	Warrants	Series A-2 Preferred Stock	3/30/2032	N/A	115,591	N/A	126	27
Total Healthcare Equipment – 0.01%*								301	38
Healthcare Technology
Allurion Technologies, Inc.	11 Huron Drive Natick, MA 01760 United States	Warrants	Common Stock	3/30/2031	N/A	132,979	N/A	282	1
		Warrants	Common Stock	3/30/2031	N/A	46,256	N/A	141	—
		Warrants	Common Stock	9/15/2032	N/A	46,256	N/A	144	—
		Warrants	Earnout	8/1/2028	N/A	N/A	N/A	—	1
EBR Systems, Inc.	480 Oakmead Parkway Sunnyvale, CA 94085 United States	Warrants	Success fee	6/30/2032	N/A	N/A	N/A	605	633
Mingle Healthcare Solutions, Inc.	8911 South Sandy Parkway Suite 200 Sandy, UT 84070 United States	Warrants	Series CC Preferred Stock	8/15/2028	N/A	1,770,973	N/A	492	—
Nalu Medical, Inc.	2320 Faraday Avenue Suite 100 Carlsbad, CA 92008 United States	Warrants	Series D-2 Preferred Stock	10/12/2032	N/A	91,717	N/A	173	74
Onward Medical, N.V.	Schimmelt 2 5611 ZX Eindhoven Netherlands	Warrants	Common Stock	9/26/2034	N/A	165,338	N/A	340	376
Route 92 Medical, Inc.	155 Bovet Road Suite 100 San Mateo, CA 94402 United States	Warrants	Success fee	8/17/2031	N/A	N/A	N/A	835	847
SetPoint Medical Corporation	25101 Rye Canyon Loop Valencia, CA 91355 United States	Warrants	Series B Preferred Stock	6/29/2031	N/A	400,000	N/A	14	190
		Warrants	Series B Preferred Stock	12/29/2032	N/A	600,000	N/A	74	285
VERO Biotech LLC	387 Technology Circle North West Suite 125 Atlanta, GA 30313 United States	Warrants	Success fee	12/29/2025	N/A	N/A	N/A	377	137
Total Healthcare Technology – 0.50%*								3,477	2,544
Human Resource & Employment Services
CloudPay, Inc.	Kingsgate House, Newbury Road Andover SP10 4DU England, United Kingdom	Warrants	Series B Preferred Stock	6/30/2030	N/A	11,273	N/A	218	1,316
		Warrants	Series D Preferred Stock	8/17/2031	N/A	3,502	N/A	52	83
		Warrants	Series D Preferred Stock	9/26/2032	N/A	5,252	N/A	176	125
Snagajob.com, Inc.	50 Milk Street Boston, MA 02109 United States	Warrants	Series B-1 Preferred Stock	9/29/2031	N/A	763,269	N/A	343	—
Total Human Resource & Employment Services – 0.30%*								789	1,524
Internet & Direct Marketing Retail
Madison Reed, Inc.	430 Shotwell Street San Francisco, CA 94110 United States	Warrants	Success fee	N/A	N/A	N/A	N/A	209	177
Total Internet & Direct Marketing Retail – 0.03%*								209	177
Internet Software and Services
Bombora, Inc.	102 Madison Avenue Floor 5 New York, NY 10016 United States	Warrants	Common Stock	3/31/2031	N/A	121,581	N/A	174	115
		Warrants	Common Stock	12/26/2033	N/A	48,632	N/A	43	46
CarNow, Inc.	1100 Circle 75 Parkway Suite 800 Atlanta, GA 30339 United States	Warrants	Common Stock	3/22/2034	N/A	200,000	N/A	2,400	2,720
Fidelis Cybersecurity, Inc.	4500 East West, Hwy Bethesda, MD 20814 United States	Warrants	Common Stock	3/25/2032	N/A	N/A	N/A	79	—
INRIX, Inc.	10210 North East Points Drive Suite 400 Kirkland, WA 98033 United States	Warrants	Common Stock	7/26/2029	N/A	150,804	N/A	522	374

*   Value as percentage of net assets

Portfolio Company	Address	Investment Type	Investment Description	Maturity Date	Principal ($)	Shares	Percentage of Class Held on a Fully Diluted Basis	Cost ($)	Fair Value ($)
Longtail Ad Solutions, Inc. (dba JW Player)	530 7th Avenue Suite 1906 New York, NY 10018 United States	Warrants	Common Stock	12/12/2029	N/A	387,596	N/A	47	315
Skillshare, Inc.	215 Park Avenue South 11th Floor New York, NY 10003 United States	Warrants	Success fee	N/A	N/A	N/A	N/A	301	405
Synack, Inc.	303 Twin Dolphin Drive, 6th Floor Redwood City, CA 94065 United States	Warrants	Common Stock	6/30/2032	N/A	116,908	N/A	147	175
Total Internet Software and Services – 0.82%*								3,713	4,150
Property & Casualty Insurance
Kin Insurance, Inc.	222 Merchandise Mart Plaza Suite 228 Chicago, IL 60654 United States	Warrants	Series D-3 Preferred Stock	9/26/2032	N/A	41,576	N/A	302	322
		Warrants	Series D-3 Preferred Stock	9/26/2032	N/A	11,549	N/A	69	89
		Warrants	Series D-3 Preferred Stock	9/26/2032	N/A	9,239	N/A	55	72
Total Property & Casualty Insurance – 0.10%*								426	483
Specialized Consumer Services
AllClear ID, Inc.	9600 Escarpment Boulevard Suite 745 Number 225 Austin, TX 78749 United States	Warrants	Common Stock	8/31/2027	N/A	523,893	N/A	1,053	—
		Warrants	Common Stock	8/31/2027	N/A	346,621	N/A	697	—
Credit Sesame, Inc.	444 Castro Street Suite 500 Mountain View, CA 94041 United States	Warrants	Common Stock	1/7/2030	N/A	191,601	N/A	425	365
Total Specialized Consumer Services – 0.07%*								2,175	365
System Software
Dejero Labs Inc.	410 Albert Street Suite 200 Waterloo, Ontario N2L 3V3 Canada	Warrants	Common Stock	5/31/2029	N/A	333,621	N/A	192	279
Linxup, LLC	424 South Woods Mill Road Suite 210 Saint Louis, MO 63017 United States	Warrants	Success fee	11/3/2033	N/A	N/A	N/A	253	247
Scale Computing, Inc.	525 South Meridian Suite 3E Indianapolis, IN 46225 United States	Warrants	Common Stock	3/29/2029	N/A	9,665,667	N/A	346	—
Total System Software – 0.10%*								791	526
Technology Hardware, Storage & Peripherals
RealWear, Inc.	600 Hatheway Road Suite 105 Vancouver, WA 98661 United States	Warrants	Series A Preferred Stock	10/5/2028	N/A	112,451	N/A	136	180
		Warrants	Series A Preferred Stock	12/28/2028	N/A	22,491	N/A	25	36
		Warrants	Series A Preferred Stock	6/27/2029	N/A	123,894	N/A	381	166
Total Technology Hardware, Storage & Peripherals – 0.08%*								542	382
Total Warrants – 3.20%*								23,930	16,209
Total Non-Control/Non-Affiliate Investments – 197.18%*								1,044,022	1,000,405
Affiliate Investments
Debt Investments
Healthcare Technology
Gynesonics, Inc.	600 Chesapeake Drive Redwood City, CA 94063 United States	Senior Secured	SOFR+8.75%, 8.00% ceiling, 5.00% ETP	11/30/2026	25,595	N/A	N/A	26,147	26,041
Total Healthcare Technology – 5.13%*								26,147	26,041
Total Debt Investments – 5.13%*								26,147	26,041

*   Value as percentage of net assets

Portfolio Company	Address	Investment Type	Investment Description	Maturity Date	Principal ($)	Shares	Percentage of Class Held on a Fully Diluted Basis	Cost ($)	Fair Value ($)
Equity Investments
Application Software
Coginiti Corp	464 Monterey Avenue Suite E Los Gatos, CA 95030 United States	Equity	Common Stock	N/A	N/A	1,040,160	10.62%	4,551	104
Total Application Software – 0.02%*								4,551	104
Healthcare Technology
Gynesonics, Inc.	600 Chesapeake Drive Redwood City, CA 94063 United States	Equity	Series A-2 Preferred Stock	N/A	N/A	3,266,668	6.25%	25,000	23,969
		Equity	Series A-1 Preferred Stock	N/A	N/A	3,100,000	3.63%	3,100	8,328
Total Healthcare Technology – 6.37%*								28,100	32,297
Total Equity Investments – 6.39%*								32,651	32,401
Warrants
Application Software
Coginiti Corp	464 Monterey Avenue Suite E Los Gatos, CA 95030 United States	Warrants	Common Stock	3/9/2030	N/A	811,770	N/A	—	79
Total Application Software – 0.01%*								—	79
Healthcare Technology
Gynesonics, Inc.	600 Chesapeake Drive Redwood City, CA 94063 United States	Warrants	Success fee	3/1/2030	N/A	N/A	N/A	313	448
Total Healthcare Technology – 0.09%*								313	448
Total Warrants – 0.10%*								313	527
Total Affiliate Investments – 11.62%*								59,111	58,969
Control Investments
Equity Investments
Data Processing & Outsourced Services
Pivot3, Inc.	205 North Michigan Ave Suite 4200 Chicago IL 60601 United States	Equity	Equity Interest	N/A	N/A	N/A	N/A	950	1,198
Total Data Processing & Outsourced Services – 0.24%*								950	1,198
Multi-Sector Holdings
Runway-Cadma I LLC	205 North Michigan Ave Suite 4200 Chicago IL 60601 United States	Equity	Equity Interest	N/A	N/A	N/A	N/A	5,600	5,528
Total Multi-Sector Holdings – 1.09%*								5,600	5,528
Total Equity Investments – 1.33%*								6,550	6,726
Total Control Investments – 1.33%*								6,550	6,726
Total Investments – 210.13%*								$1,109,683	$1,066,100

*   Value as percentage of net assets

Set forth below is a brief description of each portfolio company in which the fair value of our investment represents greater than 5% of our total assets as of September 30, 2024.
3PL Central LLC (dba Extensiv)
3PL Central LLC is a unified cloud-based platform offering fulfillment software to 3PL and eCommerce brands, which provides complete visibility on inventory and order logistics. 3PL Central LLC’s feature set enables customers to manage inventory, automate routine tasks, operate in-house fulfillment, streamline online orders, and connect with its network of partner warehouses.
Gynesonics, Inc.
Gynesonics, Inc., is a healthcare company focused on advancing women’s health by developing minimally invasive, incision-free, uterus-preserving, transcervical technologies for diagnostic and therapeutic applications.
Kin Insurance, Inc.
Kin Insurance, Inc. (“Kin”) is a direct-to-consumer homeowner’s insurance business. Kin’s end-to-end platform handles all aspects of the business in-house, from lead generation to bind-and-quote / underwriting to claims.
VTX Intermediate Holdings, Inc. (dba VertexOne)
VTX Intermediate Holdings, Inc. (“VertexOne”) provides Customer Information System (“CIS”) software and related ancillary services to small-to-mid sized electric, water and gas utility companies. CIS is a mission critical system that manages customer accounts by measuring and reporting consumption, generating billing data, driving billing compliance and feeding all customer-facing activities. Additionally, VertexOne offers a digital customer engagement platform for utility and retail customers that is designed to lower costs to serve customers, improve collections and increase customer satisfaction.

MANAGEMENT
The information in the sections entitled “Election of Directors” and “Corporate Governance” in our most recent definitive proxy on Schedule 14A for our special meeting of stockholders (the “Special Proxy Statement”) and “Certain Relationships and Related Party Transactions” in our most recent definitive proxy statement on Schedule 14A for our annual meeting of stockholders (the “Annual Proxy Statement”) as well as information included in our current report on Form 8-K filed with the SEC on November 18, 2024 and Form 8-K filed with the SEC on March 17, 2025 is incorporated herein by reference.

MANAGEMENT AND OTHER AGREEMENTS
The information in the sections entitled “About RGC” and “About Our Administrator,” in Part I, Item 1 “Business” of our most recent Annual Report on Form 10-K, and in “Note 3 — Related Party Agreements and Transactions” in our financial statements in our most recent Quarterly Report on Form 10-Q is incorporated herein by reference.

RELATED-PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS
The information in the section entitled “Certain Relationships and Related Transactions” in our most recent Annual Proxy Statement is incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS
The information in the sections entitled “Election of Directors” and “Security Ownership of Certain Beneficial Owners and Management” in our most recent Special Proxy Statement is incorporated herein by reference.

DETERMINATION OF NET ASSET VALUE
The information in the section entitled “Critical Accounting Policies,” in Part II, Item 8 “Consolidated Financial Statements and Supplementary Data” of our most recent Annual Report on Form 10-K, and in “Note 2-Summary of Significant Accounting Policies” in our financial statements in our most recent Quarterly Report on Form 10-Q is incorporated herein by reference.

DIVIDEND REINVESTMENT PLAN
The information in the section entitled “Dividend Reinvestment Plan,” in Part II, Item 7 “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” of our most recent Annual Report on Form 10-K, and in Part I, Item 2 “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our most recent Quarterly Report on Form 10-Q is incorporated herein by reference.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and to an investment in our common stock. This discussion does not purport to be a complete description of the U.S. federal income tax considerations applicable to such an investment. For example, this discussion does not describe tax consequences that we have assumed to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including persons who hold our common stock as part of a straddle or a hedging, integrated or constructive sale transaction, persons subject to the alternative minimum tax, tax-exempt organizations, insurance companies, brokers or dealers in securities, pension plans and trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, regulated investment companies, real estate investment trusts, personal holding companies, persons who acquire an interest in the Company in connection with the performance of services, and financial institutions. Such persons should consult with their own tax advisers as to the U.S. federal income tax consequences of an investment in our common stock, which may differ substantially from those described herein. This discussion assumes that shareholders hold our common stock as capital assets (within the meaning of the Code).
The discussion is based upon the Code, regulations promulgated thereunder, and administrative and judicial interpretations, each as of the date of this Registration Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (“IRS”) regarding any matter discussed herein. Prospective investors should be aware that, although we intend to adopt positions we believe are in accord with current interpretations of the U.S. federal income tax laws, the IRS may not agree with the tax positions taken by us and that, if challenged by the IRS, our tax positions might not be sustained by the courts. This summary does not discuss any aspects of U.S. estate, alternative minimum, or gift tax or non U.S., state or local tax. It also does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.
For purposes of this discussion, a “U.S. stockholder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
•
a citizen or individual resident of the United States;

•
a corporation (or other entity or arrangement treated as a corporation) organized in or under the laws of the United States or any political subdivision thereof;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “non-U.S. stockholder” means a beneficial owner of shares of our common stock that is neither a U.S. stockholder nor a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes).
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our shares, the U.S. tax treatment of the partnership and each partner generally will depend on the status of the partner and the activities of the partnership.. A partnership considering an investment in our common stock should consult its own tax advisers regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of shares by the partnership.
Taxation of the Company
We have elected to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code; however, no assurance can be given that we will be able to maintain our RIC tax treatment.
To qualify as a RIC, we must, among other things:
•
satisfy the Annual Distribution Requirement;

•
derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, other income derived with respect to our business of investing in stock, securities or currencies, or net income derived from an interest in a “qualified publicly traded partnership,” as defined in the Code (“QPTP”), hereinafter the “90% Gross Income Test;” and

•
diversify our holdings so that, at the end of each quarter of each taxable year:

•
at least 50% of the value of our total assets is represented by cash and cash items, U.S. Government securities, the securities of other RICs and other securities, with other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of our total assets and not more than 10% of the outstanding voting securities of such issuer, and

•
not more than 25% of the value of our total assets is invested in (i) the securities (other than U.S. Government securities and the securities of other RICs) of any issuer, (ii) the securities (other than securities of other RICs) of any two or more issuers that we control and that are determined to be engaged in the same business or similar or related trades or businesses, or the securities of one or more QPTPs (the “Diversification Tests”).

As a RIC, we generally are not subject to U.S. federal income tax on investment company taxable income and net capital gain that we timely distribute to our stockholders as dividends. We intend to distribute annually all or substantially all of such income. To the extent we retain any of our net capital gain or any investment company taxable income, we are subject to U.S. federal income tax imposed at corporate rates, and possibly U.S. federal excise tax (discussed below), on such retained amounts. We may choose to retain a portion of any investment company taxable income and some or all of our net capital gain, and pay the associated U.S. federal income tax and any applicable U.S. federal excise tax.
We are subject to a nondeductible 4% U.S. federal excise tax on certain of our undistributed income, unless we timely distribute (or are deemed to have timely distributed) an amount equal to at least the sum of:
•
98% of our ordinary income (not taking into account any capital gains or losses) for the calendar year;

•
98.2% of our capital gain net income (which is the excess of the gains from sales or exchanges of capital assets over the losses from such sales or exchanges) for a one-year period generally ending on October 31 of the calendar year (unless an election is made by us to use our taxable year); and

•
certain undistributed amounts from previous years on which we paid no U.S. federal income tax.

While we intend to distribute sufficient income and capital gains in order to avoid imposition of this nondeductible 4% U.S. federal excise tax, we may not be successful in avoiding entirely the imposition of this tax.
We are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while any senior securities are outstanding unless we meet the applicable asset coverage ratios. See “Regulation.” Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or to limit the applicability of the 4% U.S. federal excise tax, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our expenses in a given year exceed investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC’s investment company taxable income, but may carry forward such losses indefinitely, and use them to offset capital gains. Due to these limits on the deductibility of expenses, over the course of one or more taxable years we may have, for U.S. federal income tax purposes, taxable income that we are required to distribute and that is taxable to our stockholders even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, stockholders may receive a larger capital gain distribution than they would have received in the absence of such transactions.
Failure to Qualify as a RIC
If we fail to qualify for treatment as a RIC, and certain relief provisions are not applicable, we would be subject to U.S. federal income tax on all of our taxable income (including our net capital gains) imposed at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain holding period and other limitations under the Code, corporate stockholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate stockholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s adjusted tax basis in our common stock, and any remaining distributions would be treated as a capital gain. In order to requalify as a RIC, in addition to the other requirements discussed above, we would be required to distribute all of our previously undistributed earnings attributable to the period we failed to qualify as a RIC by the end of the first year that we intend to requalify as a RIC. If we fail to requalify as a RIC for a period greater than two taxable years, we may be subject to U.S. federal income tax imposed at corporate rates on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five years.
The remainder of this discussion assumes that we qualify as a RIC for each taxable year.
Company Investments
Certain of our investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction, (ii) convert lower taxed long-term capital gains and qualified dividend income into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause us to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not qualify as good income for purposes of the 90% Gross Income Test. We monitor our transactions and may make certain tax elections and may be required to borrow money or dispose of securities to mitigate the effect of these rules and to prevent disqualification of us as a RIC but there can be no assurance that we will be successful in this regard.
Debt Instruments.   In certain circumstances, we may be required to recognize taxable income prior to the time at which we receive cash. For example, if we hold debt instruments that are treated under applicable tax rules as having OID (such as debt instruments with an end-of-term payment and/or PIK interest payment or, in certain cases, increasing interest rates or issued with warrants), we must include in taxable income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement and to avoid the 4% U.S. federal excise tax, even though we will not have received any corresponding cash amount.
Warrants.   Gain or loss realized by us from the sale or exchange of warrants acquired by us as well as any loss attributable to the lapse of such warrants generally are treated as capital gain or loss. The treatment of such gain or loss as long-term or short-term generally depends on how long we held a particular warrant and on the nature of the disposition transaction.
Foreign Investments.   In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. In this regard, withholding tax rates in countries with which the United States does not have a tax treaty may be 35% or more. The United States has entered into tax treaties with many foreign countries that may entitle us to a reduced rate of, or exemption from, withholding tax on investment income and gains. The effective rate of foreign tax cannot be determined at this time since the amount of our assets to be invested within various countries is not now known. We do not expect to satisfy the requirement to pass through to our stockholders their share of the foreign taxes paid by us.
Passive Foreign Investment Companies.   If we purchase shares in a “passive foreign investment company,” or PFIC, we may be subject to U.S. federal income tax on any “excess distribution” received on, or any gain from, the disposition of such shares. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distributions or gains. This additional tax and interest may apply even if we make a distribution as a taxable dividend by us to our shareholders in an amount equal to (1) any excess distribution, or (2) the gain from the dispositions of such shares. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund”, or QEF, in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, we may be able to elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases included in our income. Under either election, we may be required to recognize income in excess of distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% U.S. federal excise tax. No assurances can be given that any such election will be available or that, if available, we will make such an election. Income inclusions from a QEF will be “good income” for purposes of the 90% Gross Income Test provided that they are derived in connection with our business of investing in stocks and securities or the QEF distributes such income to us in the same taxable year to which the income is included in our income.
Controlled Foreign Corporations.   If we hold more than 10% of the shares in a foreign corporation that is treated as a controlled foreign corporation, or “CFC,” we may be treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporation in an amount equal to our pro rata share of certain of the corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such year. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually, indirectly or by attribution) 10% or more of the combined voting power of all classes of shares of a corporation or 10% or more of the total value of all classes of shares of a corporation. If we are treated as receiving a deemed distribution from a CFC, we will be required to include such distribution in our investment company taxable income regardless of whether we receive any actual distributions from such CFC, and such income will be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% U.S. federal excise tax. Income inclusions from a CFC will be “good income” for purposes of the 90% Gross Income Test provided that they are derived in connection with our business of investing in stocks and securities or the CFC distributes such income to us in the same taxable year to which the income is included in our income.
Foreign Currency Transactions.   Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time we accrue income or other receivables or accrue expenses or other liabilities denominated in a foreign currency and the time we actually collect such receivables or pay such liabilities generally are treated as ordinary income or loss. Similarly, on disposition of debt instruments and certain other instruments denominated in a foreign currency, gains or losses attributable to fluctuations if the value of the foreign currency between the date of acquisition of the instrument and the date of disposition also are treated as ordinary gain or loss. These currency fluctuations related gains and losses may increase or decrease the amount of our investment company taxable income to be distributed to our stockholders as ordinary income.
Taxation of U.S. Stockholders
Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our investment company taxable income will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares of our common stock. To the extent such distributions paid by us to non-corporate U.S. stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations and such distributions are timely designated (“Qualifying Dividends”), they may be eligible for reduced rates of U.S. federal income tax. In this regard, it is anticipated that distributions paid by us generally will not be attributable to dividends and, therefore, generally will not qualify for the reduced rate of U.S. federal income tax applicable to Qualifying Dividends.
Distributions of our net capital gain (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains, which are currently taxable at a maximum rate of 20% in the case of individuals or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such U.S. stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.
Although we currently intend to distribute any net long-term capital gains at least annually, we may in the future decide to retain some or all of our net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay U.S. federal income tax on the retained amount, each U.S. stockholder will be required to include such stockholder’s share of the deemed distribution in income as if it had been distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to such stockholder’s allocable share of the U.S. federal income tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s adjusted tax basis for their common stock. Since we expect to pay U.S. federal income tax on any retained capital gains at the applicable corporate rate 0, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of U.S. federal income tax that individual U.S. stockholders will be treated as having paid and for which they will receive a credit will exceed the U.S. federal income tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a U.S. stockholder’s liability for U.S. federal income tax. A U.S. stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our U.S. stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”
We or the applicable withholding agent will provide U.S. stockholders with a notice reporting the amount of any ordinary income dividends (including the amount of such dividend, if any, eligible to be treated as qualified dividend income) and capital gain dividends by January 31. For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, if we pay a stockholder a dividend in January which was declared in the previous October, November or December to stockholders of record on a specified date in one of these months, then the dividend will be treated for tax purposes as being paid by us and received by each stockholder on December 31 of the year in which the dividend was declared. If a U.S. stockholder purchases shares of our stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the U.S. stockholder will be subject to U.S. federal income tax on the distribution even though it represents a return of its investment.
Dividend Reinvestment Plan.   Under the dividend reinvestment plan, if a U.S. stockholder owns shares of common stock registered in its own name, the U.S. stockholder will have all cash distributions automatically reinvested in additional shares of common stock unless the U.S. stockholder opts out of our dividend reinvestment plan by delivering a written notice to Runway Growth Capital or our dividend paying agent, as applicable, prior to the record date of the next dividend or distribution. See “Dividend Reinvestment Plan.” Any distributions reinvested under the plan will nevertheless remain taxable to the U.S. stockholder. The U.S. stockholder will have an adjusted basis in the additional common shares purchased through the plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.
Dispositions.   A U.S. stockholder generally will recognize gain or loss on the sale, exchange or other taxable disposition of shares of our common stock in an amount equal to the difference between the U.S. stockholder’s adjusted tax basis in the shares disposed of and the amount realized on their disposition. Generally, gain recognized by a U.S. stockholder on the disposition of shares of our common stock will result in capital gain or loss to a U.S. stockholder, and will be a long-term capital gain or loss if the shares have been held for more than one year at the time of sale; otherwise, any such gain or loss will be classified as short-term capital gain or loss. Any capital loss recognized by a U.S. stockholder upon the disposition of shares of our common stock held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by the U.S. stockholder. A loss recognized by a U.S. stockholder on a disposition of shares of our common stock will be disallowed as a deduction if the U.S. stockholder acquires additional shares of our common stock (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date on which the shares are disposed. In this case, the tax basis of the shares acquired will be adjusted to reflect the disallowed loss.
Tax Shelter Reporting Regulations.   Under applicable Treasury regulations, if a U.S. stockholder recognizes a loss with respect to shares of $2 million or more for a non-corporate U.S. stockholder or $10 million or more for a corporate U.S. stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.
Backup Withholding.   We may be required in certain circumstances to backup withhold, currently at a rate of 24%, on taxable dividends or distributions paid to a non-corporate U.S. stockholder (1) who fail to provide us or the distribution paying agent with a correct taxpayer identification number (in the case of individuals, generally their social security number) or a certificate that such shareholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect . Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
Limitation on Deduction for Certain Expenses.   For any period that we do not qualify as a “publicly offered regulated investment company,” as defined in the Code, U.S. stockholders will be treated as though they received a distribution equal to certain of our expenses. A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. We expect that we will constitute a publicly offered RIC, but there can be no assurance that we will in fact so qualify for any of our taxable years. If we are not a publicly offered RIC for any period, a non-corporate U.S. stockholder’s allocable portion of our affected expenses, including our management fees, will be treated as an additional distribution to the U.S. stockholder and will be deductible by such U.S. stockholder only to the extent permitted under the limitations described below. For non-corporate U.S. stockholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered RIC, including advisory fees. In particular, these expenses, referred to as “miscellaneous itemized deductions,” are currently not deductible to an individual or other non-corporate U.S. stockholder (and beginning in 2026, will be deductible only to the extent they exceed 2% of such a U.S. stockholder’s adjusted gross income), and are not deductible for alternative minimum tax purposes.
Taxation of Tax-Exempt U.S. Stockholders.
A U.S. stockholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. stockholder of the activities we propose to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its stockholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. stockholder generally should not be subject to U.S. taxation solely as a result of such stockholder’s ownership of shares of common stock and receipt of dividends with respect to such shares. Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. stockholder. Therefore, a tax-exempt U.S. stockholder should not be treated as earning income from “debt-financed property” and dividends we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to RICs, the treatment of dividends payable to tax- exempt investors could be adversely affected. In addition, special rules would apply if we were to invest in certain real estate investment trusts or other taxable mortgage pools, which we do not currently plan to do, that could result in a tax-exempt U.S. stockholder recognizing income that would be treated as UBTI.
Taxation of Non-U.S. Stockholders
The following discussion only applies to non-U.S. stockholders. Whether an investment in shares of our common stock is appropriate for a non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in shares of our common stock by a non-U.S. stockholder may have adverse tax consequences. non-U.S. stockholders should consult their own tax advisers before investing in shares of our common stock.
In general, distributions of our investment company taxable income generally are subject to U.S. withholding tax imposed at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current or accumulated earnings and profits unless an applicable exception applies. However, no withholding is required with respect to certain distributions if (i) the distributions are properly reported to our non-U.S. stockholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. Currently, we do not anticipate that any significant amount of our distributions would be reported as eligible for this exemption from withholding. No assurance can be provided that any of our distributions will qualify for this exemption. If the distributions are effectively connected with a U.S. trade or business of the non-U.S. stockholder (and, if a treaty applies, are attributable to a permanent establishment of the non-U.S. stockholder in the United States), we will not be required to withhold U.S. federal tax if the non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. Special certification requirements apply to a non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.
Actual or deemed distributions of our net capital gains to a non-U.S. stockholder properly reported by us as capital gain dividends, and gains realized by a non-U.S. stockholder upon the sale or redemption of our common stock, will not be subject to U.S. federal income tax unless (i) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. stockholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S.

stockholder in the United States) or, (ii) in the case of an individual, the non-U.S. stockholder was present in the United States for 183 days or more during the taxable year and certain other conditions are met.
If we distribute our net capital gains in the form of deemed rather than actual distributions, a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. stockholder’s allocable share of the U.S. federal income tax we pay on the capital gains deemed to have been distributed; however, in order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.
If any actual or deemed distributions of our net capital gains, or any gains realized upon the sale or redemption of our common stock, are effectively connected with a U.S. trade or business of the non-U.S. stockholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States), such amounts will be subject to U.S. income tax, on a net income basis, in the same manner, and at the graduated rates applicable to, a U.S. stockholder. For a corporate non-U.S. stockholder, the after-tax amount of distributions (both actual and deemed) and gains realized upon the sale or redemption of our common stock that are effectively connected to a U.S. trade or business (and, if a treaty applies, are attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States), may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in shares of our common stock may not be appropriate for certain non-U.S. stockholders.
Non-U.S. stockholders will not generally be subject to U.S. federal income or withholding tax with respect to gain recognized on the sale or other disposition of shares of our common stock.
Under the dividend reinvestment plan, our non-U.S. stockholders who have not “opted out” of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash distributions. If the distribution is a distribution of our investment company taxable income and is not properly reported by us as a short-term capital gains dividend or interest-related dividend (assuming an extension of the exemption discussed above), the amount distributed (to the extent of our current and accumulated earnings and profits) will be subject to withholding of U.S. federal income tax imposed at a 30% rate (or lower rate provided by an applicable income tax treaty) and only the net after-tax amount will be reinvested in our common stock. If the distribution is effectively connected with a U.S. trade or business of the non-U.S. stockholder (and, if a treaty applies, is attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States), generally the full amount of the distribution will be reinvested in the plan and will nevertheless be subject to U.S. federal income tax imposed at the ordinary income rates applicable to U.S. persons. The non-U.S. stockholder will have an adjusted tax basis in the additional common stock purchased through the plan equal to the amount reinvested. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the non-U.S. stockholder’s account.
If we were unable to qualify for treatment as a RIC, any distributions by us would be treated as dividends to the extent of our current and accumulated earnings and profits. We would not be eligible to report any such dividends as interest-related dividends, short-term capital gain dividends, or capital gain dividends. As a result, any such dividend paid to a non-U.S. stockholder that is not effectively connected with a U.S. trade or business of the non-U.S. stockholder (and, if an income tax treaty applies, attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States) would be subject to the 30% (or reduced applicable treaty rate) U.S. withholding tax discussed above regardless of the source of the income giving rise to such distribution. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the non-U.S. stockholder’s adjusted tax basis, and any remaining distributions would be treated as a gain from the sale of the non-U.S. stockholder’s shares subject to taxation as discussed above. For the consequences to the Company for failing to qualify as a RIC, see “— Failure to Qualify as a RIC” above.
We must generally report to our non-U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the non-U.S. stockholder’s conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. stockholder is a resident for tax purposes. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate (currently 24%). Backup withholding, however, generally will not apply to distributions to a non-U.S. stockholder, provided the non-U.S. stockholder furnishes to us the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a non-U.S. stockholder’s U.S. federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.
Non-U.S. stockholders should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and non-U.S. tax consequences of an investment in the shares.
Foreign Account Tax Compliance Act
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either: (i) enter into an agreement with the U.S. Department of the Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S.-source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Department of the Treasury has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and certain financial information associated with the holder’s account. In addition, subject to certain exceptions, FATCA also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs unless such foreign entities certify that they do not have a greater than 10% owner that is a specified U.S. person or provide the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their shares, beneficial owners of our common stock could be subject to this 30% withholding tax with respect to distributions on their shares. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

DESCRIPTION OF OUR SECURITIES
This prospectus contains a summary of our common stock, preferred stock, subscription rights, debt securities and warrants. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement will describe the material terms and conditions for each security.
DESCRIPTION OF OUR CAPITAL STOCK
The following description is based on relevant portions of the Maryland General Corporation Law (the “MGCL”) and on our certificate of incorporation and bylaws. This summary is not necessarily complete, and we refer you to the MGCL and our charter and bylaws for a more detailed description of the provisions summarized below.
General
Under the terms of our charter, our authorized stock consists of 100 million shares of common stock, par value $0.01 per share, all of which are initially designated as common stock. As permitted by the MGCL, our charter provides that a majority of the entire Board, without any action by our shareholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Our charter also provides that the Board may classify or reclassify any unissued shares of our common stock into one or more classes or series of common stock or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. Unless the Board determines otherwise, we will issue all shares of our stock in uncertificated form.
None of our shares of common stock are subject to further calls or to assessments, sinking fund provisions, obligations or potential liabilities associated with ownership of the security (not including investment risks).
The following presents our outstanding classes of securities as of March 14, 2025:
Title of Class	Amount Authorized	Amount Held by Us or for Our Account	Amount Outstanding Exclusive of Amount Held by Us or for Our Account
Common Stock	100,000,000	—	37,347,428
Common Stock
All shares of our common stock have equal rights as to earnings, assets, voting, and dividends and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.
Preferred Stock
Under the terms of our charter, the Board may authorize us to issue shares of preferred stock in one or more classes or series, without shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock. We do not currently anticipate issuing preferred stock in the near future. In the event we issue preferred stock, we will make any required disclosure to shareholders. We will not offer preferred stock to the Adviser or our affiliates except on the same terms as offered to all other shareholders.
Preferred stock could be issued with terms that would adversely affect our shareholders. Preferred stock could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.
The issuance of any preferred stock must be approved by a majority of the independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.
Our charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements provide our directors and executive officers the maximum indemnification permitted under Maryland law and the 1940 Act.
Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws
The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise, the material ones of which are discussed below. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We expect the benefits of these provisions to outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Classified Board of Directors
Our Board is divided into three classes of directors serving staggered three-year terms. Upon expiration of their terms, directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify, and each year one class of directors will be elected by the stockholders. A classified Board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board will help to ensure the continuity and stability of our management and policies.
Election of Directors
Our bylaws, as authorized by our charter, provide that the affirmative vote of the holders of a plurality of the outstanding shares of stock entitled to vote in the election of directors cast at a meeting of stockholders duly called, and at which a quorum is present, will be required to elect a director. Pursuant to our charter our Board may amend the bylaws to alter the vote required to elect directors.
Number of Directors; Vacancies; Removal
Our charter provides that the number of directors will be set only by the Board in accordance with our bylaws. Our bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than one nor more than nine. Our charter provides that, at such time as we have at least three independent directors and our common stock is registered under the Exchange Act, as amended, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the Board.

Accordingly, at such time, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.
Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.
Action by Stockholders
Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or (unless the charter provides for stockholder action by less than unanimous written consent, which our charter does not) by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the Board or (3) by a stockholder of the Company who is a stockholder of record both at the time of giving of notice provided for in our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) by or at the direction of the Board or (2) provided that the Board has determined that directors will be elected at the meeting, by a stockholder of the Company who is a stockholder of record both at the time of giving of notice provided for in our bylaws and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Calling of Special Meetings of Stockholders
Our bylaws provide that special meetings of stockholders may be called by our Board and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our charter also provides that certain charter amendments, any proposal for our conversion, whether by charter amendment, merger or otherwise, from a closed-end company to an open-end company and any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 80% of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by a majority of our continuing directors (in addition to approval by our Board), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our charter as (1) our current directors, (2) those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board or (3) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.
Our charter and bylaws provide that the Board will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.
No Appraisal Rights
Except with respect to appraisal rights arising in connection with the Control Share Act discussed below, as permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of the Board shall determine such rights apply.
Control Share Acquisitions
The MGCL Control Share Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the Board of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Act only if the Board determines that it would be in our best interests to do so.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder (the “Business Combination Act”). These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
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any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the Board approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the Board of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board before the time that the interested stockholder becomes an interested stockholder. Our Board has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board, including a majority of the directors who are not “interested persons” as defined in the 1940 Act. This resolution may be altered or repealed in whole or in part at any time; however, our Board will adopt resolutions so as to make us subject to the provisions of the Business Combination Act only if the Board determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Business Combination Act does not conflict with the 1940

Act. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Conflict with 1940 Act
Our bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Act (if we amend our bylaws to be subject to such Act) and the Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
Exclusive Forum
Our charter and bylaws provide that, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL, the charter or bylaws or the securities, antifraud, unfair trade practices or similar laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a federal or state court located in the state of Delaware, provided that to the extent the appropriate court located in the state of Delaware determines that it does not have jurisdiction over such action, then the sole and exclusive forum shall be any federal or state court located in the state of Maryland. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed, to the fullest extent permitted by law, to have notice of and consented to these exclusive forum provisions and to have irrevocably submitted to, and waived any objection to, the exclusive jurisdiction of such courts in connection with any such action or proceeding and consented to process being served in any such action or proceeding, without limitation, by United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Company, with postage thereon prepaid.
Transfer Restrictions
The shares of our common stock issued and sold by us prior to our initial public offering in reliance upon the available exemptions from the registration requirements of the Securities Act that were not registered for resale in connection with our initial public offering have not been registered under the Securities Act or the securities laws of any jurisdiction and, accordingly, until registered, may not be resold or transferred except as permitted under the Securities Act and the applicable securities laws of any jurisdiction. See “Shares Eligible For Future Sale” for additional information.

DESCRIPTION OF OUR PREFERRED STOCK
In addition to shares of common stock, our charter authorizes the issuance of preferred stock. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without shareholder approval. Prior to issuance of shares of each class or series, our Board is required by Maryland law and by our charter to set, subject to the express terms of any of our then outstanding classes or series of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such issuance must adhere to the requirements of the 1940 Act, Maryland law and any other limitations imposed by law.
The 1940 Act limits our flexibility as to certain rights and preferences of the preferred stock under our certificate of incorporation. In particular, every share of stock issued by a BDC must be voting stock and have equal voting rights with every other outstanding class of voting stock, except to the extent that the stock satisfies the requirements for being treated as a senior security, which requires, among other things, that:
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immediately after issuance and before any distribution is made with respect to common stock, we must meet a coverage ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, of at least 150% (at least 200% prior to June 16, 2022); and

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the holders of shares of preferred stock must be entitled as a class to elect two directors at all times and to elect a majority of the directors if and for so long as dividends on the preferred stock are unpaid in an amount equal to two full years of dividends on the preferred stock.

The features of the preferred stock are further limited by the requirements applicable to RICs under the Code.
For any class or series of preferred stock that we may issue, our Board will determine and the articles supplementary and the prospectus supplement relating to such class or series will describe:
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the designation and number of shares of such class or series;

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the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such class or series, as well as whether such dividends are participating or non-participating;

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any provisions relating to convertibility or exchangeability of the shares of such class or series, including adjustments to the conversion price of such class or series;

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the rights and preferences, if any, of holders of shares of such class or series upon our liquidation, dissolution or winding up of our affairs;

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the voting powers, if any, of the holders of shares of such class or series;

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any provisions relating to the redemption of the shares of such class or series;

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any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such class or series are outstanding;

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any conditions or restrictions on our ability to issue additional shares of such class or series or other securities;

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if applicable, a discussion of certain U.S. federal income tax considerations; and

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any other relative powers, preferences and participating, optional or special rights of shares of such class or series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board, and all shares of each class or series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
We may issue subscription rights to our shareholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our shareholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
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the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);

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the title of such subscription rights;

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the exercise price for such subscription rights (or method of calculation thereof);

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the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);

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the number of such subscription rights issued to each shareholder;

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the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

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if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

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the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);

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the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

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any termination right we may have in connection with such subscription rights offering; and

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any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.
Dilutive Effects
Any shareholder who chooses not to participate in a rights offering should expect to own a smaller interest in us upon completion of such rights offering. Any rights offering will dilute the ownership interest and voting power of shareholders who do not fully exercise their subscription rights. Further, because the net proceeds per share from any rights offering may be lower than our then current net asset value per share, the rights offering may reduce our net asset value per share. The amount of dilution that a shareholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common stock could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our shareholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF OUR WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

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the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

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whether such warrants will be issued in registered form or bearer form;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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the terms of the securities issuable upon exercise of the warrants;

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if applicable, a discussion of certain U.S. federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our shareholders authorize the proposal to issue such warrants, and our Board approves such issuance on the basis that the issuance is in the best interests of us and our shareholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities. In particular, the amount of capital stock that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase capital stock cannot exceed 25% of the BDC’s total outstanding shares of capital stock.

DESCRIPTION OF OUR DEBT SECURITIES
We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies If an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.
Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. A copy of the form of indenture is attached as an exhibit to the registration statement of which this prospectus is a part. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” for information on how to obtain a copy of the applicable indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including, among other things:
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the designation or title of the series of debt securities;

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the total principal amount of the series of debt securities;

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the percentage of the principal amount at which the series of debt securities will be offered;

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the date or dates on which principal will be payable;

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the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

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the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

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whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);

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the terms for redemption, extension or early repayment, if any;

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the currencies in which the series of debt securities are issued and payable;

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whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

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the place or places, if any, other than or in addition to the Borough of Manhattan in the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

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the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);

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the provision for any sinking fund;

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any restrictive covenants;

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any Events of Default;

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whether the series of debt securities is issuable in certificated form;

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any provisions for defeasance or covenant defeasance;

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any special federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;

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whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

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any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

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whether the debt securities are subject to subordination and the terms of such subordination;

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whether the debt securities are secured and the terms of any security interest;

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the listing, if any, on a securities exchange; and

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any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
Generally, pursuant to the 1940 Act, our total borrowings are limited so that we cannot incur additional borrowings if immediately after such borrowing or issuance, the ratio of our total assets (less total liabilities other than indebtedness represented by senior securities) to our total indebtedness represented by senior securities plus preferred stock, if any, is at least 200%. However, legislation enacted in March 2018 has modified the 1940 Act by allowing a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met. This means that generally, a BDC can borrow up to $1 for every $1 of investor equity or, if certain requirements are met and it reduces its asset coverage ratio, it can borrow up to $2 for every $1 of investor equity. The reduced asset coverage requirement would permit a BDC to double the amount of leverage it could incur. We are permitted to increase our asset coverage ratio to at least 150% if stockholders representing at least a majority of the votes cast, at an annual or special meeting at which quorum is met, approve a proposal to do so. On June 16, 2022, our stockholders approved the reduced asset coverage ratio at our 2022 annual meeting of stockholders. The reduced asset coverage ratio of 150% became effective upon receiving stockholder approval. We may also borrow amounts up to 5% of the value of our gross assets for temporary purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors — Risks Related to Business Development Companies — Regulations governing our operation as a business development company and RIC affect our ability to raise capital and the way in which we raise additional capital or borrow for investment purposes, which may have a negative effect on our growth. As a business development company, the necessity of raising additional capital may expose us to risks, including risks associated with leverage” in our most recent Annual Report on Form 10-K.
General
The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term

“indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
Except as described under “— Events of Default” and “— Merger or Consolidation” below, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•
how it handles securities payments and notices,

•
whether it imposes fees or charges,

•
how it would handle a request for the holders’ consent, if ever required,

•
whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,

•
how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and

•
if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Situations when a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•
An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.

•
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Issuance of Securities in Registered Form” above.

•
An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•
The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•
If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

•
An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.

•
DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•
Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Termination of a Global Security
If a global security is terminated, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “— Issuance of Securities in Registered Form” above.
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, NY and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, at our option, we may pay any interest that becomes due on the debt security by mailing a check to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.
Payment When Offices Are Closed
Except as otherwise indicated in the applicable prospectus supplement, if any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the applicable prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt securities states otherwise):
(1)
we default in the payment of any interest upon a debt securities of the series when due and payable and the default continues for a period of 30 days;

(2)
we default in the payment of the principal of (or premium, if any, on) a debt security of the series when it becomes due and payable at its maturity, including upon any redemption date or required repurchase date, and the default continues for a period of five days;

(3)
we fail for 60 consecutive days after written notice from the trustee or the holders of at least 25% in principal amount of the debt securities of the series then outstanding to us and the trustee, as applicable, has been received to comply with any of our other agreements with respect to debt securities of the series;

(4)
pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, or any successor provisions, on the last business day of each of 24 consecutive calendar months, any class of securities shall have an asset coverage (as such term is used in the 1940 Act) of less than 100%, giving effect to any amendments to such provisions of the 1940 Act or to any exemptive relief granted to us by the SEC;

(5)
we file for bankruptcy or certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 days;

(6)
we do not deposit any sinking fund payment in respect of debt securities of the series on its due date, and do not cure this default within five days; and

(7)
any other Event of Default in respect of debt securities of the series described in the applicable prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it in good faith considers the withholding of notice to be in the interests of the holders.
Remedies If an Event of Default Occurs
If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•
You must give your trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured.

•
The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer to the trustee security or indemnity satisfactory to it against the cost, expenses, and other liabilities of taking that action.

•
The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity.

•
The holders of a majority in principal amount of the debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than a default
•
in the payment of principal, any premium, or interest or

•
in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.
Merger, Consolidation or Sale of Assets
Unless the prospectus supplement relating to certain debt securities states otherwise, the indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly-owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition; and provided further that this covenant shall not apply to any sale, transfer, lease, conveyance, or other disposition of all or substantially all of the Company’s property to a wholly-owned subsidiary of the Company) in any one transaction or series of related transactions unless:
•
we are the surviving person (the “Surviving Person”) or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America or any state or territory thereof;

•
the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;

•
immediately before and immediately after giving effect to such transaction or series of related transactions, no default or Event of Default shall have occurred and be continuing; and

•
we shall deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant, that all conditions precedent in the indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, shall be deemed to be the transfer of all or substantially all of our property.
Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.
Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Requiring Approval
First, there are changes that we cannot make to the debt securities without the specific approval by the holders of debt securities. The following is a list of those types of changes:
•
change the stated maturity of the principal of or interest on the debt securities;

•
reduce any amounts due on the debt securities;

•
reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•
adversely affect any right of repayment at the holder’s option;

•
change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;

•
impair your right to sue for payment;

•
adversely affect any right to convert or exchange a debt security in accordance with its terms;

•
modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;

•
reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•
reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•
modify certain of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•
change any obligation we have to pay additional amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture, and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including adding additional covenants or events of default. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
•
If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.

•
If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of a series of debt securities issued under an indenture, or all series, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•
For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.

•
For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

•
For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

•
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Satisfaction and Discharge
We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all debt securities of the series then outstanding or by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay all of the debt securities of the series then outstanding after such debt securities have become due and payable or will become due and payable within one year (or scheduled for redemption within one year). Such discharge is subject to terms contained in the indenture.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance
If certain conditions are satisfied, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under “— Indenture Provisions — Subordination” below. In order to achieve covenant defeasance, we must do the following:
•
If the debt securities of a particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the debt securities of a particular series a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the debt securities of the particular series on their various due dates.

•
We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance or to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities at maturity.

•
We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

•
Covenant defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.

•
No default or Event of Default with respect to such debt securities and any coupons appertaining thereto shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

•
Satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we accomplished covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Legal Defeasance
If there is a change in U.S. federal tax law or we obtain an IRS ruling, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “defeasance” or “legal defeasance”) if we put in place the following other arrangements for you to be repaid:
•
If the debt securities of a particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the debt securities of a particular series a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the debt securities of the particular series on their various due dates.

•
We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to recognize income, gain, or loss for U.S. federal income tax purposes as a result of such defeasance or to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.
•
We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

•
Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.

•
No default or Event of Default with respect to such debt securities and any coupons appertaining thereto shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

•
Satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we ever accomplished legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “— Indenture Provisions — Subordination”.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•
only in fully registered certificated form,

•
without interest coupons, and

•
unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities, if any, for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.
Holders may exchange or transfer their certificated securities, if any, at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, if any, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions — Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
“Senior Indebtedness” is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
•
our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities, and

•
renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
Secured Indebtedness and Ranking
We may issue two types of unsecured indebtedness obligations: senior and subordinated. Senior unsecured indebtedness obligations refer to those that rank senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to such indebtedness. Subordinated unsecured indebtedness obligations refer to those that are expressly subordinated in right of payment to other unsecured obligations.
Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any secured indebtedness, including any secured indenture securities, that we incur in the future to the extent of the value of the assets securing such future secured indebtedness. Our debt securities, whether secured or unsecured, will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities, with respect to claims on the assets of any such subsidiaries, financing vehicles, or similar facilities.
In the event of our bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.
The Trustee under the Indenture
We intend to use a nationally recognized financial institution to serve as the trustee under the indenture.
Certain Considerations Relating To Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.
Book-Entry Debt Securities
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in book-entry form, and the Depository Trust Company, or DTC, will act as securities depository for the debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.
DTC has advised us that it is:
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a limited purpose trust company organized under the laws of the State of New York;

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a “banking organization” within the meaning of the New York State Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the Uniform Commercial Code; and

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a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants, or Direct Participants, include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The DTC Rules applicable to its Participants are on file with the SEC.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

REGULATION
The information contained in “Part I, Item 1. Business — Regulation as a Business Development Company” of our most recent Annual Report on Form 10-K is incorporated herein by reference.

PLAN OF DISTRIBUTION
We may offer, from time to time, in one or more offerings or series, up to $250,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts offerings or a combination of these methods.
We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents designated from time to time by us or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; any securities exchange or market on which the securities may be listed; and, in the case of a rights offering, the number of shares of our common stock issuable upon the exercise of each right. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of any common stock offered by us, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common stock at the time of the offering except (a) in connection with a rights offering to our existing stockholders, (b) with the consent of the majority of our outstanding voting securities or (c) under such circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.
In connection with the sale of the securities, underwriters or agents may receive compensation from us, or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of the Financial Industry Regulatory Authority or independent broker-dealer will not be greater than 10% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares from us or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on Nasdaq. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.
Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
In order to comply with the securities laws of certain states, if applicable, the securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR
Our securities and loan documents are held by U.S. Bank, National Association, pursuant to a custodian agreement. The principal business address of U.S. Bank, National Association, is 190 S. LaSalle Street, 8th Floor, Chicago, IL 60603. American Stock Transfer & Trust Company LLC will serve as our transfer agent, distribution paying agent and registrar. The principal business address of American Stock Transfer & Trust Company LLC is 6201 15th Avenue, Brooklyn, NY 11219.
BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we will acquire and dispose of many of our investments in privately negotiated transactions, many of the transactions that we engage in will not require the use of brokers or the payment of brokerage commissions. Subject to policies established by our Board, the Adviser will be primarily responsible for selecting brokers and dealers to execute transactions with respect to the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for us under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. The Adviser generally will seek reasonably competitive trade execution costs but will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the 1934 Act, the Adviser may select a broker based upon brokerage or research services provided to the Adviser and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.
LEGAL MATTERS
The validity of the common stock offered hereby and certain legal matters for us in connection with the offering will be passed upon for us by Eversheds Sutherland (US) LLP. Eversheds Sutherland (US) LLP also represents the Adviser.
Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The consolidated financial statements, financial highlights, and senior securities table of Runway Growth Finance Corp. as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023 incorporated in this prospectus by reference from the Runway Growth Finance Corp. Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The address of RSM US LLP is 30 South Wacker Drive, Suite 3300, Chicago, Illinois 60606.
AVAILABLE INFORMATION
We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the securities offered by this prospectus. The registration statement contains additional information about us and the securities being offered by this prospectus.
We also file with or submit to the SEC periodic and current reports, proxy statements and other information meeting the informational requirements of the 1934 Act.
We furnish our stockholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law.

We make available on our website (https://runwaygrowth.com/document-center/) our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. The reference to our website is an inactive textual reference only and the information contained on our website or the SEC’s website is not incorporated as a part of this prospectus. You may also obtain such information free of charge by contacting us in writing at 205 N. Michigan Ave., Suite 4200, Chicago, IL 60601, or by emailing us at investors@runwaygrowth.com.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to such information incorporated by reference. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement, if any, is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement, if any, have been sold or we otherwise terminate the offering of those securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement, if any. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement, if any, and other information previously filed with the SEC.
The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 7, 2024;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 3, 2024;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 13, 2024;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 7, 2024, August 8, 2024, and November 12, 2024, respectively;

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our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 11, 2024, March 7, 2024 (Two filing), April 9, 2024, May 7, 2024, May 15, 2024, July 11, 2024, August 8, 2024, August 26, 2024, October 8, 2024, November 1, 2024, November 12, 2024, November 18, 2024 and March 17, 2025; and

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the description of our Common Stock referenced in our Registration Statement on Form 8-A (No. 001-40938), as filed with the SEC on October 20, 2021, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

See “Available Information” for information on how to obtain a copy of these filings

$50,000,000
Runway Growth Finance Corp.
7.00% Notes due 2029

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager
Oppenheimer & Co.
Co-Manager
BC Partners Securities
May 27, 2026